AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2001.

                     REGISTRATION STATEMENT NO. 333-[ ]

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-3

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                    -----------------------------------
                        GS MORTGAGE SECURITIES CORP.
           (Exact name of registrant as specified in its charter)

             Delaware                                     13-6357101
   (State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                   identification number)

                              85 BROAD STREET
                          NEW YORK, NEW YORK 10004
                               (212) 902-1000
                     (Address, including zip code, and
                        telephone number, including
                         area code of registrant's
                        principal executive offices)

                             JAY STRAUSS, ESQ.
                              85 BROAD STREET
                          NEW YORK, NEW YORK 10004
                               (212) 902-1000
   (Name, address, including zip code, and telephone number, of agent for service of process)
                    -----------------------------------
                                  COPY TO:

                          RICHARD F. KADLICK, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             FOUR TIMES SQUARE
                             NEW YORK, NY 10036
                    -----------------------------------
            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
           THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION
                        STATEMENT BECOMES EFFECTIVE.
                    -----------------------------------
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                  CALCULATION OF REGISTRATION FEE CHART
--------------------------------------------------------------------------------------------------------------

                                                                   PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                      AMOUNT TO BE          AGGREGATE OFFERING          AMOUNT OF
SECURITIES TO BE REGISTERED                REGISTERED (1)             PRICE (1)            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Mortgage-Backed Certificates and/or
Mortgage-Backed Notes                        $1,000,000                 $1,000,000                 $250
--------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                       FORM OF PROSPECTUS SUPPLEMENT

(To prospectus dated [                     ], 200[ ])
Subject to Completion, Dated [                     ], 200[ ]


                               $[           ]
                               (APPROXIMATE)
                        GS MORTGAGE SECURITIES CORP.
                                   Seller
                         [                         ]
                                   Issuer
                                [           ]
                              Master Servicer
            MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 20[ ]-[ ]

         The seller will form [           ]. The trust will issue the
certificates representing the entire beneficial interest in the trust. The assets of the trust will be primarily fixed rate mortgage loans secured by first liens on one- to four-family residential properties. Cash flow from the mortgage loans will pay the certificates. Only the certificates identified below are offered by this prospectus supplement.

         CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS BEFORE PURCHASING ANY CERTIFICATES.

         The certificates are obligations only of the trust. No person insures or guarantees either the certificates or the mortgage loans. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------

     Class A Certificates                                      $(1)
     Class PO Certificates                                     $(2) Variable
     Class X Certificates                                      $
     Class B-1 Certificates(3)                                 $
     Class B-2 Certificates(3)                                 $
     Class B-3 Certificates(3)                                 $
     Class R Certificate                                       $
                          -----------------------

(1)  This class pays only principal.
(2) Notional amount. This class pays only interest, calculated on such notional amount.
(3)  This class is a subordinate class.
                          -----------------------

         Goldman, Sachs & Co., as the underwriter, will offer all of the certificates from time to time, subject to certain conditions, in negotiated transactions at varying prices to be determined at the time of sale.

         The underwriter and the issuer will deliver to purchasers the
Class R Certificate and the Class X Certificates in physical form. The underwriter will deliver the remaining certificates in book-entry form,
through The Depository Trust Company, in each case on or about [          ],
[          ].

                          -----------------------

                            GOLDMAN, SACHS & CO.
            The date of this prospectus supplement is [ ], 20[ ]




                             TABLE OF CONTENTS
                           PROSPECTUS SUPPLEMENT
CAPTION                                                                    PAGE

SUMMARY OF TERMS............................................................S-2
RISK FACTORS...............................................................S-14
   The Mortgage Loans Are Concentrated In The State Of [              ],
   Which May Present A Greater Risk Of Loss With Respect To
   Such Mortgage Loans.....................................................S-14
   Other Risks.............................................................S-14
DESCRIPTION OF THE MORTGAGE LOANS..........................................S-14
   Underwriting Standards..................................................S-15
THE MASTER SERVICER........................................................S-19
   General.................................................................S-19
   Delinquency and Foreclosure Experience..................................S-19
DESCRIPTION OF THE CERTIFICATES............................................S-20
   General.................................................................S-20
   Book-Entry Registration.................................................S-22
   Available Funds.........................................................S-22
   Distributions on the Certificates.......................................S-23
   Allocation of Losses; Subordination.....................................S-33
   Subordination...........................................................S-35
YIELD AND PREPAYMENT CONSIDERATIONS........................................S-37
   General.................................................................S-37
   Additional Yield Considerations for Specific Classes....................S-38
   Assumed Final Distribution Date.........................................S-40
   Weighted Average Lives..................................................S-40
   Prepayment Model........................................................S-40
   Pricing Assumptions.....................................................S-41
   Decrement Tables........................................................S-41
   [Yield on Class PO Certificates.........................................S-45
   [Yield on Class X Certificates..........................................S-46
THE POOLING AND SERVICING AGREEMENT........................................S-47
   General.................................................................S-47
   Voting Rights...........................................................S-47
   Assignment of Mortgage Loans............................................S-47
   Representations and Warranties..........................................S-49
   Collection and Other Servicing Procedures...............................S-51
   Hazard Insurance........................................................S-52
   Realization Upon Defaulted Mortgage Loans; Purchases of Defaulted
   Mortgage Loans..........................................................S-54
   Servicing Compensation and Payment of Expenses..........................S-55
   Protected Account.......................................................S-56
   Certificate Account.....................................................S-56
   Certain Matters Regarding the Master Servicer...........................S-59
   Events of Default.......................................................S-60
   Monthly Advances........................................................S-61
   Reports to Certificateholders...........................................S-62
   Termination.............................................................S-63
   The Trustee.............................................................S-63
FEDERAL INCOME TAX CONSIDERATIONS..........................................S-63
ERISA CONSIDERATIONS.......................................................S-65
LEGAL INVESTMENT...........................................................S-65
RESTRICTIONS ON PURCHASE AND TRANSFER OF THE
RESIDUAL CERTIFICATE.......................................................S-66
METHOD OF DISTRIBUTION.....................................................S-67
LEGAL MATTERS..............................................................S-67
RATING.....................................................................S-67




IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         The issuer provides information to you about the certificates in two separate documents that provide progressively more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

         If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         The issuer includes cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these captions are located.

         The issuer may have filed preliminary information regarding the trust's assets and the certificates with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which the underwriter prepared for prospective investors.

         Statements contained in this prospectus supplement which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results could differ materially from those contained in such statements.

         The seller's principal offices are located at 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000.




                              SUMMARY OF TERMS

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION APPEARING IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. TO UNDERSTAND THE OFFERING, YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS SUPPLEMENT AND PROSPECTUS. YOU CAN FIND THE LOCATION OF THE MEANING ASSIGNED TO CERTAIN TERMS USED BUT NOT DEFINED IN THIS SUMMARY IN THE INDEX OF PRINCIPAL DEFINITIONS IN THIS PROSPECTUS SUPPLEMENT.

Issuer.............................   [                 ]
                                      also referred to as
                                      the "trust"

Seller.............................   GS Mortgage Securities Corp.

Master Servicer....................   [       ].

Trustee............................   [           ].

Cut-Off Date.......................   [            , 20  ].

Closing Date.......................   [            , 20  ].

The Certificates

     Title.........................   Mortgage Pass-Through Certificates,
                                      Series 20[ ]-[ ]. The trust will
                                      issue the certificates pursuant to a
                                      pooling and servicing agreement to be
                                      dated as of the cut-off date among [
                                      ], the master servicer and the
                                      trustee.

     Offered Certificates..........   The classes of certificates in the
                                      approximate principal or notional
                                      amounts set forth, and bearing
                                      interest, if applicable, at the rates
                                      set forth on the cover page of the
                                      prospectus supplement and as follows:

                                      o   the Class X Certificates bear
                                          interest on their notional amount
                                          (equal to the aggregate scheduled
                                          principal balance of the mortgage
                                          loans with net rates equal to or
                                          greater than [   ]% per annum) at a
                                          variable pass-through rate equal
                                          to the weighted average of the
                                          excess of (a) the net rate on
                                          each mortgage loan over (b) [   ]%
                                          per annum. The initial notional
                                          amount for the Class X
                                          Certificates is $[      ] and the
                                          pass-through rate for the initial
                                          interest accrual period is
                                          approximately [   ]% per annum.


Other Certificates.................   The trust also will issue the
                                      following classes of "Other
                                      Certificates," in the indicated
                                      approximate original principal
                                      amounts and bearing the indicated
                                      rates of interest. These certificates
                                      will provide credit support to the
                                      Offered Certificates. The trust is
                                      not offering the Other Certificates
                                      by this prospectus supplement:

                                         Class B-4 Certificates    $       %
                                         Class B-5 Certificates    $       %
                                         Class B-6 Certificates    $       %

                                      The trust is providing information with
                                      respect to the Other Certificates in
                                      this prospectus supplement only to permit you to better understand the Offered Certificates.

Other Designations

     Certificates..................   Offered Certificates and Other
                                      Certificates.

     Senior Certificates...........   The Class A, Class PO, Class X and
                                      Class R Certificates.

     Subordinate Certificates......   The Class B-1, Class B-2, Class B-3,
                                      Class B-4, Class B-5 and Class B-6
                                      Certificates.

     Offered Subordinate
       Certificates................   The Class B-1, Class B-2 and Class B-3
                                      Certificates.

     Senior P&I Certificates.......   All Senior Certificates (other than the
                                      Class PO Certificates).

     Interest Only Certificates....   The Class X Certificates.

     Principal Only Certificates...   The Class PO Certificates.

     Regular Certificates..........   All classes of certificates other than
                                      the Residual Certificate.

     Residual Certificate..........   The Class R Certificate.

     Physical Certificates.........   The Class X Certificates, the Other
                                      Certificates and the Residual Certificate.

     Book-Entry Certificates.......   All certificates other than the physical
                                      certificates.

Denominations......................   Senior Certificates other than the
                                      Class R Certificate, $1,000 and
                                      increments of $1.00 in excess
                                      thereof; Class R Certificate, a
                                      single certificate of $100; and
                                      Offered Subordinate Certificates,
                                      $25,000 and increments of $1.00 in
                                      excess thereof.

Registration.......................   Each investor in a class of
                                      book-entry certificates will hold
                                      beneficial interests in such
                                      certificates through DTC. The Class X
                                      and Class R Certificates will be
                                      issued in certificated
                                      fully-registered form.

Distribution Dates.................   The [25]th day of each month, or if
                                      such day is not a business day, then
                                      the next succeeding business day,
                                      beginning in [          ].

Record Date........................   The close of business on the last
                                      business day of the month preceding
                                      the month in which the related
                                      distribution date occurs.

Interest Accrual Period............   The calendar month preceding the
                                      month in which the distribution date
                                      occurs, beginning in [           ].

The Mortgage Pool..................   Primarily [conventional] first lien,
                                      fixed rate mortgage loans secured by
                                      one- to four-family residences and
                                      individual condominium units located
                                      primarily in [           ].

                                      The mortgage loans were originated
                                      between [year] and [year]. They were
                                      originated or acquired by [ ], an
                                      affiliate of the master servicer. The
                                      mortgage loans have original terms to
                                      maturity of [ ] to [ ] years.

                                      [All of the mortgage loans with
                                      loan-to-value ratios in excess of 80%
                                      have primary mortgage insurance.]

                                      Approximately [   ]% of the mortgage
                                      loans by aggregate principal balance
                                      as of the cut-off date have a larger
                                      payment, known as a balloon payment,
                                      due at maturity. Such mortgage loans
                                      have fifteen year original terms but
                                      amortize as if they had a term of
                                      thirty years, with their outstanding
                                      principal balances due at maturity.
                                      All other mortgage loans are fully
                                      amortizing mortgage loans.

                                      The issuer has set forth below
                                      certain information regarding the
                                      mortgage loans and the related
                                      mortgaged properties as of the
                                      cut-off date. The information
                                      provided by the issuer is
                                      approximate. Schedule A, which is
                                      attached and is a part of this
                                      prospectus supplement, describes the
                                      assumptions the issuer made and the
                                      basis of its calculations and
                                      presents more detailed statistical
                                      information relating to the mortgage
                                      loans. You should also refer to
                                      "Description of the Mortgage Loans"
                                      in this prospectus supplement.

     Number of Mortgage Loans......   [              ].

     Aggregate Scheduled Principal
       Balance.....................   $[              ].

     Minimum Scheduled Principal
       Balance.....................   $[              ].

     Maximum Scheduled Principal
       Balance.....................   $[              ].

     Average Scheduled Principal
       Balance.....................   $[              ].

     Minimum Mortgage Rate.........   [    ]% per annum.

     Maximum Mortgage Rate.........   [    ]% per annum.

     Weighted Average Mortgage
       Rate........................   [    ]% per annum.

     Weighted Average Net Rate.....   [    ]% per annum.

     Minimum Remaining Term
        to Stated Maturity.........   [    ] months.

     Maximum Remaining Term
        to Stated Maturity.........   [    ] months.

     Weighted Average Remaining
        Term to Stated Maturity....   [    ] months.

     Weighted Average Original
        Loan-to-Value Ratio........   [    ]%.

     Location of Mortgaged Property
        California.................   [    ]%.
        Other......................   [    ]%.

Distributions on the
     Certificates..................   General. The issuer will make
                                      distributions with respect to each
                                      class of certificates primarily from
                                      certain collections and other
                                      recoveries on the mortgage loans. On
                                      each distribution date with respect
                                      to either payments of interest or
                                      principal: (1) holders of the Senior
                                      Certificates will be entitled to
                                      receive all amounts distributable to
                                      them for such distribution date
                                      before any distributions are made to
                                      the holders of the subordinate
                                      certificates on such date, and (2)
                                      the subordinate certificates will be
                                      entitled to receive all amounts
                                      distributable to them for such
                                      distribution date before any
                                      distributions are made on such date
                                      on any class of subordinate
                                      certificates with a higher numerical
                                      class designation.

                                      The master servicer will collect
                                      monthly payments of principal and
                                      interest on the mortgage loans. After
                                      retaining fees due to it and amounts
                                      that reimburse it for reimbursable
                                      expenses and advances, the master
                                      servicer will forward all such
                                      collections, together with any
                                      advances that it makes for delinquent
                                      mortgage payments, to the trustee. In
                                      this prospectus supplement, the
                                      section "Description of the
                                      Certificates-Available Funds"
                                      describes the aggregate amount of
                                      such monthly collections and
                                      advances.

                                      Distributions to certificateholders
                                      will be made as follows:

                                      STEP 1
                                      Distribution of interest to the
                                      Senior P&I Certificates

                                      STEP 2
                                      Distribution of principal to the
                                      Senior P&I Certificates

                                      STEP 3
                                      Distribution of principal to the
                                      Class PO Certificates1

                                      STEP 4
                                      Distribution of certain deferred
                                      amounts to the Class PO Certificates2

-------------------
1 The Class PO Certificates receive only a certain portion of the principal received in respect of each mortgage loan that has a Net Rate of less than [ ]%, as described under "Description of the Certificates--Distributions on the Certificates--Principal" in this prospectus supplement.

2 Subject to limitations described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

                                      STEP 5
                                      Distribution to the Offered
                                      Subordinate Certificates as follows:

                                          o   Interest to the Class B-1
                                              Certificates

                                          o   Principal to the Class B-1
                                              Certificates

                                          o   Interest to the Class B-2
                                              Certificates

                                          o   Principal to the Class B-2
                                              Certificates

                                          o   Interest to the Class B-3
                                              Certificates

                                          o   Principal to the Class B-3
                                              Certificates

                                      STEP 6
                                      Distribution of interest and
                                      principal to the Other Certificates

                                      STEP 7
                                      Any remaining funds to the Class R
                                      Certificate3

-------------------
3 It is very unlikely that any distributions will be made to the Class R Certificate under Step 7.

                                      As a certificateholder, you will
                                      generally be entitled to receive, on
                                      each distribution date, interest on
                                      the certificates of each class you
                                      hold (other than the Class PO
                                      Certificates), which accrued during
                                      the preceding interest accrual
                                      period, in an amount equal to:

                                          o   1/12th

                                              MULTIPLIED BY

                                          o   the pass-through rate for
                                              such class set forth in this
                                              prospectus supplement

                                              MULTIPLIED BY

                                          o   the current principal amount
                                              or notional amount of such
                                              class immediately prior to
                                              such distribution date.

                                      You will also be entitled to receive
                                      any previously accrued and unpaid
                                      interest on such classes.

                                      Shortfalls of interest incurred on
                                      the mortgage loans may reduce
                                      interest distributions. The master
                                      servicer will make up certain
                                      interest shortfalls as a result of
                                      prepayments with compensating
                                      interest payments from its master
                                      servicing fee. Interest will be
                                      calculated on the basis of a 360-day
                                      year comprised of twelve 30-day
                                      months.

                                      The Class PO Certificates are
                                      principal only certificates and will
                                      not bear interest.

                                      Principal distributions on
                                      certificates entitled to principal
                                      distributions will be allocated among
                                      the various classes of certificates
                                      as more fully described under
                                      "Description of the
                                      Certificates--Distributions on the
                                      Certificates" in this prospectus
                                      supplement. Not all classes of
                                      Offered Certificates will receive
                                      principal on each distribution date.


Credit Enhancement
     General.......................   The subordinate certificates will
                                      provide credit enhancement for the
                                      Senior Certificates. Each class of
                                      subordinate certificates with a
                                      higher numerical class designation
                                      will provide credit enhancement for
                                      each class of certificates with a
                                      lower numerical class designation.

    [Subordination;
     Allocation of Losses..........   The issuer will make distributions to
                                      the holders of the Senior
                                      Certificates prior to distributions
                                      to the holders of the subordinate
                                      certificates and as among the
                                      subordinate certificates, to such
                                      classes in numerical order.

                                      So long as the subordinate
                                      certificates are outstanding, the
                                      issuer will allocate losses first to
                                      the holders of the subordinate
                                      certificates, in reverse numerical
                                      order beginning with the class with
                                      the highest numerical designation,
                                      before allocating them to the holders
                                      of the Senior Certificates. The
                                      issuer will allocate a loss to a
                                      certificate by reducing its principal
                                      balance by the amount of the loss.
                                      Losses occur if:

                                          o   the trust cannot dispose of a
                                              mortgaged property upon
                                              liquidation for an amount at
                                              least equal to the total
                                              amount the mortgagor owed
                                              plus expenses of liquidation
                                              and any unreimbursed
                                              advances; or

                                          o   the mortgagor's monthly
                                              payments are reduced or the
                                              principal balance of the
                                              mortgage loan is reduced
                                              following a bankruptcy
                                              proceeding or default
                                              modification.

                                      If no subordinate certificates remain
                                      outstanding, losses will be allocated
                                      among the related Senior Certificates
                                      in proportion to their remaining
                                      principal balances.

                                      A portion of losses on each mortgage
                                      loan having a net rate of less than [
                                      ]% that are allocated to the holders
                                      of the Senior Certificates will be
                                      allocated first to the Class PO
                                      Certificates in an amount based on
                                      the percentage of each such mortgage
                                      loan the Class PO Certificates
                                      represent. The remainder of such
                                      losses will be allocated as described
                                      above.

                                      Such subordination will increase the
                                      likelihood of timely receipt by the
                                      holders of the certificates with
                                      higher relative payment priority of
                                      the maximum amount to which they are
                                      entitled on any distribution date and
                                      will provide such holders protection
                                      against losses resulting from
                                      defaults on mortgage loans to the
                                      extent described in this prospectus
                                      supplement.

                                      As of the closing date, the aggregate
                                      current principal amounts of the
                                      subordinate certificates and of the
                                      Other Certificates which are part of
                                      the subordinate certificates will
                                      equal approximately [ ]% and [ ]% of
                                      the aggregate current principal
                                      amounts of all of the certificates.

                                      In addition, to extend the period
                                      during which the subordinate
                                      certificates remain available as
                                      credit enhancement to the holders of
                                      the Senior Certificates, the issuer
                                      will allocate the entire amount of
                                      any prepayments and certain other
                                      unscheduled recoveries of principal
                                      with respect to the mortgage loans to
                                      the holders of the Senior
                                      Certificates to the extent described
                                      in this prospectus supplement during
                                      the first five years after the
                                      cut-off date (with such allocation
                                      being subject to reduction over an
                                      additional five year period
                                      thereafter as described in this
                                      prospectus supplement). This will
                                      accelerate the amortization of the
                                      Senior Certificates as a whole while,
                                      in the absence of losses in respect
                                      of the mortgage loans, increasing the
                                      percentage interest in the principal
                                      balance of the mortgage loans the
                                      subordinate certificates evidence.

                                      Additional information about these
                                      matters appears under the captions
                                      "Description of the Certificates -
                                      Distributions on the Certificates,"
                                      "--Allocation of Losses;
                                      Subordination" and " - Subordination"
                                      in this prospectus supplement.]

Monthly Advances...................   The master servicer will be obligated
                                      to advance delinquent scheduled
                                      payments of principal and interest on
                                      the mortgage loans under certain
                                      circumstances.

Yield and Prepayment
     Considerations................   The following will affect the yield to
                                      maturity of each class of certificates:

                                          o   the amount and timing of
                                              principal payments on the
                                              mortgage loans,

                                          o   the allocation of available
                                              funds to such class of
                                              certificates,

                                          o   the applicable pass-through
                                              rate for such class of
                                              certificates,

                                          o   the purchase price paid for
                                              such class of certificates,
                                              and

                                          o   losses and net interest
                                              shortfalls allocated to such
                                              class of certificates.

                                      The interaction of the foregoing
                                      factors may have different effects on
                                      the various classes of certificates.
                                      The effects on any class may vary at
                                      different times during the life of
                                      such class. No one can currently
                                      determine the actual rate of
                                      prepayments on the mortgage loans,
                                      the amount and timing of losses or
                                      net interest shortfalls or the yield
                                      to maturity of any certificates. You
                                      should consider your own estimates as
                                      to the anticipated rate of future
                                      prepayments on the mortgage loans and
                                      the suitability of the certificates
                                      to your investment objectives. You
                                      should carefully review the
                                      discussions under "Yield and
                                      Prepayment Considerations" in this
                                      prospectus supplement and in the
                                      prospectus.

Liquidity..........................   There is currently no secondary
                                      market for the certificates. The
                                      seller cannot assure you that one
                                      will develop. Goldman, Sachs & Co.
                                      intends to establish a market in the
                                      Offered Certificates, but it is not
                                      obligated to do so. Even if such a
                                      market is established, it may not
                                      continue. Each certificateholder will
                                      receive monthly reports pertaining to
                                      the certificates. There are a limited
                                      number of sources which provide
                                      certain information about mortgage
                                      pass-through certificates in the
                                      secondary market, and they may not
                                      provide information about the
                                      certificates. You should consider the
                                      effect of limited information on the
                                      liquidity of the certificates.

Assumed Final
     Distribution Date.............   [        ]. It is likely that the actual
                                      final distribution date will occur
                                      earlier due to prepayments or the
                                      exercise of the optional termination
                                      right described below.

Optional Termination...............   The holder of the Class R
                                      Certificates or the master servicer
                                      may purchase from the trust all
                                      mortgage loans at the purchase price
                                      set forth in the pooling and
                                      servicing agreement when the
                                      scheduled principal balance of the
                                      mortgage loans is less than 10% of
                                      their scheduled principal balance on
                                      the cut-off date. Any such repurchase
                                      will result in the retirement of the
                                      certificates. If the seller
                                      determines, based upon an opinion of
                                      counsel, that the REMIC status of the
                                      REMIC has been lost or that a
                                      substantial risk exists that such
                                      status will be lost for the then
                                      current taxable year, it may
                                      terminate the trust and retire the
                                      certificates.

Federal Income Tax
     Consequences..................   The assets of the trust will be
                                      treated as a pooling REMIC for
                                      federal income tax purposes. The
                                      regular interests of the pooling
                                      REMIC will be treated as a different
                                      REMIC, an issuing REMIC, for federal
                                      income tax purposes. Class A, B-1,
                                      B-2, B-3, B-4, B-5, B-6, PO and X
                                      certificates will be regular
                                      interests in the issuing REMIC.
                                      Therefore, your certificates will
                                      evidence debt obligations under the
                                      Internal Revenue Code of 1986, as
                                      amended, and interest paid or accrued
                                      will be taxable to you. By acceptance
                                      of your certificates, you will be
                                      deemed to have agreed to treat your
                                      certificate as a debt instrument for
                                      purposes of federal and state income
                                      tax, franchise tax, and any other tax
                                      measured by income. The Class X
                                      certificates will be, and certain of
                                      the other classes of certificates may
                                      be, issued with OID. The issuer will
                                      use [ ]% of the [prepayment model] as
                                      the prepayment assumption to
                                      calculate the accrual rate of OID, if
                                      any. However, there is no assurance
                                      as to what the rate of prepayment
                                      will be. See "Federal Income Tax
                                      Considerations" in this prospectus
                                      supplement and "Federal Income Tax
                                      Consequences" in the accompanying
                                      prospectus.

ERISA Considerations...............   Subject to the conditions and
                                      considerations set forth under "ERISA
                                      Considerations" in this prospectus
                                      supplement and in the prospectus,
                                      pension, profit-sharing or other
                                      employee benefit plans as well as
                                      individual retirement accounts and
                                      certain types of Keogh Plans may
                                      purchase the Offered Certificates.

Restrictions on Purchase and
     Transfer of the Residual
     Certificates..................   If you wish to purchase or
                                      subsequently transfer the Residual
                                      Certificate, you must obtain the
                                      consent of the seller and you may not
                                      be, or transfer to, a "disqualified
                                      organization" or a person who is not
                                      a "United States person" under the
                                      code.

Ratings............................   The issuer will issue the Offered
                                      Certificates only if the respective
                                      classes receive the ratings set forth
                                      below from Standard & Poor's, a
                                      division of The McGraw-Hill
                                      Companies, Inc., Moody's Investors
                                      Service and Fitch, Inc. S&P, Moody's
                                      and Fitch are referred to in this
                                      prospectus supplement as the "Rating
                                      Agencies."

                                                           Rating
                                            Class       S&P    Moody's   Fitch
                                      Class A
                                      Class PO
                                      Class X
                                      Class B-1
                                      Class B-2
                                      Class B-3
                                      Class R

                                      You should evaluate the ratings of
                                      the Offered Certificates of any class
                                      independently from similar ratings on
                                      other types of securities. A rating
                                      is not a recommendation to buy, sell
                                      or hold securities. The rating
                                      agencies may revise or withdraw
                                      ratings at any time.

Legal Investment...................   The Senior Certificates and the Class
                                      B-1 Certificates will constitute
                                      "mortgage related securities" for
                                      purposes of the Secondary Mortgage
                                      Market Enhancement Act of 1984 so
                                      long as a nationally recognized
                                      statistical rating organization rates
                                      such certificates in one of the two
                                      highest rating categories. It is not
                                      anticipated that the remaining
                                      classes of certificates will
                                      constitute "mortgage related
                                      securities" under the Secondary
                                      Mortgage Market Enhancement Act of
                                      1984.

                                      If your investment activities are
                                      subject to legal investment laws and
                                      regulations or to review by certain
                                      regulatory authorities, you should
                                      consult your own legal advisors to
                                      determine whether and to what extent
                                      there may be restrictions on your
                                      ability to invest in the
                                      certificates.




                                RISK FACTORS

The Mortgage Loans Are Concentrated In The State Of [      ], Which May Present
A Greater Risk Of Loss With Respect To Such Mortgage Loans.

         Approximately [   ]% of the mortgage loans as of the cut-off date
are secured by property in [     ]. Property in [      ] may be more susceptible
than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

         o        economic conditions in [      ] (which may or may not affect
                  real property values) may affect the ability of borrowers to repay their loans on time;

         o        declines in the [     ] residential real estate market may
                  reduce the values of properties located in [      ], which
                  would result in an increase in the loan-to-value ratios;
                  and

         o any increase in the market value of properties located in [ ] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Other Risks.

         You should also review the risk factors beginning on page [ ] of the prospectus.


                     DESCRIPTION OF THE MORTGAGE LOANS

         The seller will acquire all the mortgage loans (each a "mortgage loan") on the date of issuance of the certificates from [ ] pursuant to a mortgage loan purchase agreement dated as of [ ]. [ ] is an affiliate of the master servicer. As described under "--Underwriting Standards" below, [ ] originated or acquired all of the mortgage loans.

         The mortgage loans in the aggregate will consist of approximately [ ] mortgage loans with a Scheduled Principal Balance as of the cut-off date of approximately $[ ]. In the aggregate the mortgage loans are sometimes referred to as the "mortgage pool." The mortgage pool consists primarily of [conventional] first lien, fixed rate, fully amortizing or balloon payment, mortgage loans secured by one- to four-family residences and individual condominium units located primarily in [ ]. [All of the mortgage loans as of the cut-off date with Loan-to-Value Ratios in excess of 80% have primary mortgage insurance.] All of the mortgage loans may be prepaid in full or in part at any time and without penalty. The cut-off date Scheduled Principal Balance set forth in this prospectus supplement is subject to a permitted variance of up to 5%. The mortgage loans were originated between [ ] and [ ]. As of the cut-off date, none of the mortgage loans were delinquent, except for [ ] mortgage loans representing less than [ ]% of the cut-off date Scheduled Principal Balance of the mortgage loans, which were no more than [ ] days delinquent. As of the closing date, no more than three such mortgage loans representing less than [ ]% of the cut-off date Scheduled Principal Balance of the mortgage loans will be 59 days or less delinquent. Increases in delinquency typically occur in connection with servicing transfers. The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the mortgage loans.*

         The "Net Rate" for each mortgage loan is the rate of interest borne by such mortgage loan referred to as the mortgage rate less (1) the master servicing fee (which ranges from [ ]% to [ ]% per annum) and (2) an amount to be paid to the trustee (the "Trustee's Fee"), in each case expressed as a per annum rate. The master servicing fee plus the Trustee's Fee is referred to as the aggregate expense rate."

         For any distribution date, the "Due Date" for a mortgage loan will be the date in each month on which its monthly payment is due if such Due Date is the first day of a month and otherwise is deemed to be the first day of the following month.

         The "Scheduled Principal Balance" of a mortgage loan with respect to a distribution date is (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any liquidated mortgage loan is zero.

Underwriting Standards

         Goldman Sachs Mortgage Company originated or acquired all of the mortgage loans. Goldman Sachs Mortgage Company is a limited partnership, organized in New York. Goldman Sachs Mortgage Company is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

-------------------

* The descriptions of the mortgage loans in this prospectus supplement and in Schedule A to this prospectus supplement are based upon estimates of the composition of the mortgage loans as of the cut-off date, assuming that all scheduled principal payments due on or before the cut-off date have been received. Prior to the issuance of the certificates, the issuer may remove mortgage loans as a result of (1) Principal Prepayments in full prior to [ ], (2) requirements of S&P, Moody's or Fitch or (3) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. All weighted average information reflects weighting of the mortgage loans by their respective scheduled principal balances as of the cut-off date. The characteristics as of the cut-off date of the mortgage loans at the time the certificates are issued will not, however, differ by more than 5% from the estimated information set forth in this prospectus supplement with respect to the mortgage loans as presently constituted, although certain characteristics of the mortgage loans may vary.

     Approximately [ ] of the mortgage loans by aggregate principal balance as of the cut-off date have a balloon payment at maturity. Such mortgage loans have fifteen-year original terms and thirty-year amortization schedules with their outstanding principal balances due at maturity. All other mortgage loans are fully amortizing mortgage loans.

         [          ]'s headquarters are in [          ]. It has production
branches in [          ]. [          ] originates loans primarily on a
wholesale basis, through a network of independent mortgage loan brokers
approved by [          ].

         Goldman Sachs Mortgage Company's executive offices are located at 85 Broad Street; New York, New York 10004.

         Goldman Sachs Mortgage Company originates and purchases "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority, commonly known as the FHA, or partially guaranteed by the Veterans Administration, also known as the VA, or which do not qualify for sale to Fannie Mae or Freddie Mac) secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae, Freddie Mac and Ginnie Mae primarily with respect to original principal balances, Loan-to-Value Ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made under such differing underwriting standards may reflect higher delinquency rates and/or credit losses.

         All mortgage loans [ ] originates or acquires are generally underwritten by [ ] according to its credit, appraisal and underwriting standards. [ ], or its agents, apply such underwriting standards to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. [ ] permits exceptions to the underwriting standards where compensating factors are present.

         [        ]'s] underwriting standards for purchase money or rate/term
Refinance Loans secured by one- to two-family primary residences generally allow Loan-to-Value Ratios at origination of:

         o up to [ ]% for mortgage loans with original principal balances of up to $[ ],

         o up to [ ]% for mortgage loans secured by one- to four-family, p rimary residences with original principal balances of up to $[ ],

         o up to [ ]% for mortgage loans with original principal balances of up to $[ ] and

         o up to [ ]% for mortgage loans with original principal balances up to $[ ].

         [[           ] may acquire mortgage loans with principal balances up
to $[          ], known as "super jumbos", if the security for the loan is the borrower's primary residence. The Loan-to-Value Ratio for super jumbos generally may not exceed [ ]%. For cash-out Refinance Loans, the maximum Loan-to-Value Ratio generally is [ ]%, and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.]

         [[          ]'s underwriting standards for mortgage loans secured by
investment properties generally allow Loan-to-Value Ratios at origination of up to [ ]% for mortgage loans with original principal balances up to
$[          ]. [          ]'s underwriting standards permit mortgage loans
secured by investment properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.]

         [For each mortgage loan with a Loan-to-Value Ratio at origination
exceeding [ ]%, [          ] generally requires a primary mortgage insurance
policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over [ ]% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure
expenses. [      ] will not require a primary mortgage insurance policy with respect to any such mortgage loan after the date on which the related Loan-to-Value Ratio decreases to [ ]% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents [ ]% or less of the new appraised value. All of the insurers which have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the rating
agencies. In certain circumstances, however, [     ] does not require primary
mortgage insurance on mortgage loans with principal balances up to $[      ]
that have Loan-to-Value Ratios exceeding [ ]% but less than or equal to [
]%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was [ ]% or less or if [ ] obtained primary mortgage insurance. Under such circumstances, the certificateholders will not have the benefit of primary mortgage insurance coverage.]

         [In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, [ ] generally considers, when the applicable documentation program requires, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios. [ ] determines such ratios on a loan-by-loan basis.]

         [[ ] also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from [ ] to [ ]. Credit Scores are available from three major credit bureaus: [ ], [ ] and [ ]. [ ] attempts to obtain for each borrower a credit score from each credit bureau. If [ ] obtains three credit scores, [ ] applies the middle score of the primary wage earner. If [ ] obtains two scores, [ ] applies the lower score of the primary wage earner. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a high score. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include:

         o        number of credit lines (trade lines),
         o        payment history,
         o        past delinquencies,
         o        severity of delinquencies,
         o        current levels of indebtedness,
         o        types of credit and
         o        length of credit history.]

         Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         [         ] originates and acquires loans which have been underwritten under one of five documentation programs:

         o        full documentation,
         o        alternative documentation,
         o        limited documentation,
         o        no ratio loan documentation and
         o        no income/no asset verification.

         Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Generally, under the full documentation program, [ ] requires a prospective borrower to have a minimum credit score of [ ]. Under the alternative documentation program, [ ] requires that the borrower have a minimum credit score of [ ].

         [Under the limited documentation program, [ ] places more emphasis on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on verified income of the borrower. [ ] limits mortgage loans underwritten using the limited documentation program to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. The limited documentation program requires a prospective borrower to have a minimum credit score of [ ]. Under the limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation include cash-out Refinance Loans, super jumbos and mortgage loans secured by investor-owned properties. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the limited documentation program, which range up to [ ]%, are more restrictive than mortgage loans originated with full documentation or alternative documentation.]

         [Under the no ratio loan documentation program, [ ] does not calculate income ratios for the prospective borrower. Mortgage loans underwritten using the no ratio loan documentation program have Loan-to-Value Ratios less than or equal to [ ]% and meet the standards for the limited documentation program. This program requires a minimum credit score of [ ].]

         [The no income/no asset verification program, emphasizes the value and adequacy of the mortgaged property as collateral and credit history rather than the borrower's verified income and assets. Only borrowers with excellent credit histories may obtain mortgage loans underwritten under no income/no asset verification. This program requires a minimum credit score of [ ]. Under the no income/no asset verification program, [ ] waives credit underwriting documentation concerning income, employment verification and asset verification and does not calculate income ratios. The maximum permitted Loan-to-Value Ratio that [ ] permits under the no income/no asset verification program is [ ]%.]

         [[ ] generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with applicable underwriting program guidelines and accuracy of the credit report and phone verification of employment. [ ] performs a post-funding quality control review on a minimum of [ ]% of the mortgage loans originated or acquired for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. [ ] verifies occupancy and applicable information by regular mail.]

         Qualified independent appraisers, approved by [ ], appraise the one- to four-family residential properties. All appraisals must conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. The appraisals must be on forms acceptable to Fannie Mae and Freddie Mac. As part of [ ]'s pre-funding quality control procedures, [ ] obtains either field or desk appraisal reviews on 10% of all mortgage loans.

                            THE MASTER SERVICER

General

         [ ], also referred to as the "master servicer," was established as a mortgage banking company to facilitate the origination, purchase and servicing of whole loan portfolios containing various levels of credit quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure. Mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure are referred to as "REO properties". The principal office of the master servicer is located in [ ].

         The principal business of [ ] has been the origination [and/or] acquisition of one- to four-family and small balance multifamily/commercial mortgage loans and [ ]. [ ]'s servicing portfolio consists primarily of two categories: (1) performing one- to four-family and multifamily investment-quality loans serviced for [affiliated companies] or for the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) non-investment grade, sub-performing and non-performing mortgage loans and REO properties serviced for [affiliated companies] or for the account of various institutional investors.

         [ ]'s operations resemble those of most mortgage banking companies, except that [ ] places a significant emphasis on collections and due diligence areas, due to the nature of the mortgage portfolios purchased. As of [ ], [ ] was servicing in excess of $[ ] billion of mortgage loans and REO properties.

Delinquency and Foreclosure Experience

         The following table sets forth delinquency and foreclosure experience of mortgage loans [ ] serviced as of the dates indicated. [ ]'s portfolio of mortgage loans may differ significantly from the mortgage loans underlying the Offered Certificates in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. The seller can not assure you, and is not representing, that the delinquency and foreclosure experience with respect to the mortgage loans underlying the Offered Certificates will be similar to that reflected in the table below, or as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans underlying the Offered Certificates. The actual delinquency experience on the mortgage loans underlying the certificates will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.


                                      DELINQUENCY AND FORECLOSURE EXPERIENCE
                                         AS OF DECEMBER 31, [   ]                    AS OF DECEMBER 31, [   ]
                                --------------------------------------------------------------------------------------
                                 No. of         Principal   Principal           No. of     Principal    % by Principal
                                 Loans           Balance    Balance(1)          Loans       Balance        Balance(1)
                                --------------------------------------------------------------------------------------
Current Loans
Period of Delinquency (2)
    30-59 Days
    60-89 Days
    90 Days or more

Total Delinquencies
Foreclosure/Bankruptcies (3)
Real Estate Owned
Total Portfolio




                                                            AS OF DECEMBER 31, [   ]
                                     ----------------------------------------------------------------------
                                                                                      % by Principal
                                          No. of Loans        Principal Balance           Balance
                                     ---------------------------------------------- -----------------------
Currents Loans
Period of Delinquency (2)
    30-59 Days
    60-89 Days
    90 Days or more

Total Delinquencies
Foreclosure/Bankruptcies (3)
Real Estate Owned
Total Portfolio

(1) For the Real Estate Owned properties, the Principal Balance is at the time of foreclosure.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3) Exclusive of the number of Loans and Principal Balance shown in Period of Delinquency.


                      DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the prospectus and the provisions of the pooling and servicing agreement relating to the certificates offered in this prospectus supplement.

General

         The Mortgage Pass-Through Certificates, Series 20[ ]-[ ] will consist of the classes of certificates offered by this prospectus supplement and accompanying prospectus in addition to the other classes of certificates, referred to as the "Other Certificates," which are not being offered pursuant to this prospectus supplement and accompanying prospectus. For a further discussion of the Other Certificates please see "Summary of Terms - Other Certificates."

         The certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of:

         o        the mortgage loans,

         o such assets as from time to time are identified as deposited in respect of the mortgage loans in the Protected Accounts established for the collection of payments on the mortgage loans serviced by the master servicer and in the certificate account (as defined below) and belonging to the trust,

         o property acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure;

         o any applicable primary insurance policies and standard hazard insurance policies; and

         o        all proceeds of the foregoing.

         Each class of book-entry certificates will be represented initially by a single certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company, commonly known as DTC. Investors will hold the beneficial interests through the book-entry facilities of DTC in the United States or Clearstream or the Euroclear System in Europe in minimum denominations of (1) in the case of the Senior Certificates (other than the Class X and the Residual Certificates), $[1,000] and increments of $[1.00] in excess of $[1,000] and (2) in the case of the Offered Subordinate Certificates, $[1,000] and increments of [$1.00] in excess of $[100,000]. The trust may issue one certificate of each such class in a different principal (or notional) amount to accommodate the remainder of the initial principal (or notional) amount of the certificates of such class. The trust will issue the Class X Certificates in certificated fully-registered form in minimum denominations of $[1,000] and increments of $[1.00] in excess of $[1,000]. The trust will issue the Class R Certificate in certificated fully-registered form in a single certificate of $100.

         The trustee will make distributions of principal and interest as set forth below initially to Cede, as the registered holder of the book-entry certificates, and to each holder of the physical certificates. Upon the issuance of physical definitive certificates, in lieu of the book-entry certificates, to persons other than Cede, the trustee will make distributions to the persons in whose names such definitive certificates are registered at the close of business on each record date. The record date will be the last Business Day of the month preceding the month in which the related distribution date occurs. The trustee will make distributions (1) by check mailed to each certificateholder entitled to a distribution at the address appearing in the certificate register to be maintained in accordance with the provisions of the pooling and servicing agreement or (2) upon timely receipt by the trustee of written instructions from a certificateholder holding certificates representing an initial aggregate current principal amount or notional amount of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer. However, the trustee can only make the final payment in respect of each class of certificates upon presentation and surrender of such respective certificates at the office or agency of the trustee. The Trustee will specify the location of such office or agency in a notice of such final payment it will send to certificateholders.

         A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, [master servicer location], or [trustee location], are authorized or obligated by law or executive order to be closed.

Book-Entry Registration

         The book-entry certificates will be issued in one or more certificates which equal the initial current principal amount of the Offered Certificates (other than the physical certificates). The book-entry certificates will initially be registered in the name of Cede. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities account in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries. Clearstream and Euroclear's respective depositaries will in turn hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

         Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be Cede & Co. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners can exercise the rights of certificateholders only indirectly through participants. Monthly and annual reports of the trust provided to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and to participants to whose DTC accounts the book-entry certificates are credited. For a more detailed discussion of the features of the book-entry registration system, see "Description of the Securities--Book-Entry Registration" in the prospectus.

         Physical certificates and definitive certificates will be transferable and exchangeable on the certificate register to be maintained by the trustee at the office or agency of the trustee maintained for that purpose. Physical certificates and definitive certificates surrendered to the trustee for registration or transfer or exchange must be accompanied by a written instrument or transfer in form satisfactory to the trustee. The trustee may not charge a service charge for any registration of transfer or exchange of physical certificates and/or definitive certificates. However, the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The trustee's office or agency is currently located at [ ]. The transfer of a REMIC residual certificate requires certain representations. See "Restrictions on Purchase and Transfer of the Residual Certificates."

Available Funds

         "Available Funds" for any distribution date will be an amount equal to the aggregate of the following with respect to the mortgage loans:
(a) all previously undistributed payments on account of principal (including the principal portion of monthly payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the cut-off date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances, as defined under "The Pooling and Servicing Agreement -- Monthly Advances" in this prospectus supplement) and Compensating Interest Payments (as defined under "The Pooling and Servicing Agreement - Servicing Compensation and Payment of Expenses" in this prospectus supplement) by the master servicer and (c) any amount reimbursed by the trustee in connection with losses on certain eligible investments, except:

         o        all payments that were due on or before the cut-off date;

         o all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

         o all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

         o amounts received on particular mortgage loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

         o amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable;

         o amounts permitted to be withdrawn from the certificate account pursuant to clauses 1. through 6. described under the caption "The Pooling and Servicing Agreement -- Certificate Account" in this prospectus supplement; and

         o amounts the master servicer is permitted to retain as described under "Pooling and Servicing
                  Agreement--Protected Accounts" in this prospectus supplement.

Distributions on the Certificates

         Allocation of Available Funds. Interest and principal on the certificates will be distributed monthly on each distribution date, commencing in [ ], in an aggregate amount equal to the Available Funds for such distribution date.

         On each distribution date, the Available Funds will be distributed in the following order of priority among the certificates except as otherwise noted:

         First, to the holders of the interest-bearing classes of Senior Certificates, the Accrued Certificate Interest on each such interest-bearing class of Senior Certificates for such distribution date. As described below, Accrued Certificate Interest on each interest-bearing class of Senior Certificates is subject to reduction in the event of certain net interest shortfalls allocable to such class. Any net interest shortfalls shall be allocated among the Senior Certificates as described below;

         Second, to the holders of the interest-bearing classes of Senior Certificates, any Accrued Certificate Interest on such interest bearing classes of Senior Certificates remaining undistributed from previous distribution dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such interest bearing classes of Senior Certificates in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such interest bearing class of Senior Certificates for such distribution date;

         Third, to the holders of the Senior Certificates (other than the Class X Certificates) in reduction of the current principal amounts thereof:

                  1. the Senior P&I Optimal Principal Amount, sequentially to the Class R Certificate and then to the Class A Certificates, until the respective current principal amounts of the Class R and Class A Certificates have been reduced to zero; and;

                  2. the Class PO Principal Distribution Amount for such distribution date, to the Class PO Certificates, until the current principal amount of the Class PO Certificates has been reduced to zero;

         Fourth, the Class PO Deferred Amount for such distribution date, to the holders of the Class PO Certificates; provided, that:

                  1. on any distribution date, distributions pursuant to this priority Fourth shall not exceed the excess, if any, of (x) the Available Funds remaining after giving effect to distributions pursuant to clauses First through Third above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of subordinate certificates then outstanding,

                  2. such distributions shall not reduce the current principal amount of the Class PO Certificates and

                  3. no distribution will be made in respect of the Class PO Deferred Amount after the cross-over date; and

         Fifth, sequentially, in the following order, to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's Allocable Share for such distribution date.

         On each distribution date after the distribution date on which the current principal amounts of the subordinate Certificates are reduced to zero, distributions of principal on the outstanding Senior Certificates (other than Class PO Certificates) will be made pro rata among all such Senior Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority Third above, based upon the then current principal amounts of such Senior Certificates. This Prospectus Supplement refers to each distribution date after the distribution date on which the current principal amounts of the subordinate Certificates are reduced to zero as a "cross-over date."

         If, after distributions have been made pursuant to priorities First and Second above on any distribution date, the remaining Available Funds are less than the sum of the Senior P&I Optimal Principal Amount and the Class PO Principal Distribution Amount for such distribution date, such amounts shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates (other than the Class X Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (1) principal distributable to the Class PO Certificates in accordance with clause (b) of priority Third above and (2) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference, the "Class PO Cash Shortfall"). The Class PO Cash Shortfall with respect to any distribution date will be added to the Class PO Deferred Amount.

         On each distribution date, any Available Funds remaining after payment of interest and principal as described above with respect to the certificates will be distributed to the Class R Certificate. It is not anticipated that there will be any significant amounts remaining for such distribution.

         Interest. Interest will accrue during the preceding interest accrual period for each class of Certificates (other than the Class PO Certificates) at its then applicable pass-through rate on the current principal amount or notional amount of such class immediately preceding such distribution date. The cover page of this Prospectus Supplement or the "Summary of Terms--Offered Certificates" or " --Other Certificates" describe the pass-through rate for each class of Certificates. The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable pass-through rate and purchase price, because interest will not be distributed to such certificateholders until the [25]th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the mortgage loans. [See "Yield and Prepayment Considerations" in this Prospectus Supplement.]

         The Class PO Certificates are principal only Certificates and will not bear interest.

         The "Accrued Certificate Interest" for any interest-bearing certificate for any distribution date will equal the interest accrued during the related interest accrual period at the applicable pass-through rate on the current principal amount (or in the case of an interest only certificate, its notional amount) of such certificate immediately prior to such distribution date less (1) in the case of an interest-bearing Senior Certificate, such certificate's share of any net interest shortfall and, after the cross-over date, the interest portion of any realized losses and
(2) in the case of a subordinate certificate, such certificate's share of any net interest shortfall and the interest portion of any realized losses. Such net interest shortfalls will be allocated among the certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of realized losses will be allocated first to the holders of the subordinate Certificates in reverse order of their numerical designations commencing with the Class B-6 Certificates and following the cross-over date, such realized losses will be allocated pro rata to the classes of interest-bearing Senior Certificates. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Certificates after the distribution date on which the outstanding current principal amount or notional amount of such certificate has been reduced to zero.

         The "current principal amount" of any certificate (other than an interest only certificate) as of any distribution date will equal such certificate's initial principal amount on the closing date, as reduced by:

         o all amounts distributed on previous distribution dates on such certificate on account of principal,

         o the principal portion of all realized losses previously allocated to such certificate (taking into account of the Loss Allocation Limitation) and

         o in the case of a subordinate certificate, such certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates.

         With respect to any class of Certificates (other than the interest only Certificates), the current principal amount thereof will equal the sum of the current principal amounts of all Certificates in such class.

         As of any distribution date, "Subordinate Certificate Writedown Amount" will equal the amount by which (a) the sum of the current principal amounts of all of the certificates (after giving effect to the distribution of principal and the allocation of realized losses and any Class PO Deferred Payment Writedown Amount in reduction of the current principal amounts of the certificates on such distribution date) exceeds (b) the Scheduled Principal Balances of mortgage loans on the Due Date related to such distribution date.

         The "Class PO Deferred Payment Writedown Amount" in respect of the Class PO Certificates will equal the amount, if any, distributed on such date in respect of the Class PO Deferred Amount, pursuant to priority Fourth listed under "--Distributions on the Certificates -Allocation of Available Funds" below. The Subordinate Certificate Writedown Amount and any Class PO Deferred Payment Writedown Amount will be allocated to the classes of subordinate Certificates in inverse order of their numerical class designations, until the current principal amount of each such class has been reduced to zero.

         The notional amount of the Class X Certificates is equal to the aggregate Scheduled Principal Balances of the non-discount mortgage loans.

         With respect to any distribution date, the "interest shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on the mortgage loans resulting from
(a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940. Interest shortfalls will result because:

         1. obligors on each mortgage loan - each a "mortgagor"- are obligated to pay interest on prepayments in full only to the date of prepayment by such mortgagor,

         2. partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and partial prepayments applied prior to the Due Date in the month of the distribution date will result in a reduction of the Scheduled Principal Balance of the related mortgage loan without a corresponding reduction of the current principal amount of any certificate, and

         3. the Sailors' Civil Relief Act of 1940 limits, in certain circumstances, the interest rate a mortgagor in the military service must pay, to 6% per annum.

         To the extent that interest shortfalls resulting from prepayments in full or in part in any calendar month do not exceed the portion of the master servicing fee available for such offset, the master servicer will offset such interest shortfalls on the distribution date in the following calendar month. The amount of the master servicing fee used to offset such interest shortfalls is referred to as "Compensating Interest Payments." Interest shortfalls net of Compensating Interest Payments are referred to as "net interest shortfalls."

         If on any distribution date the Available Funds for the Senior Certificates is less than the Accrued Certificate Interest on such Senior Certificates for such distribution date prior to reduction for net interest shortfall and the interest portion of realized losses, the shortfall will be allocated among the holders of each class of interest-bearing Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such net interest shortfall and/or realized losses for such distribution date. In addition, the amount of any interest shortfalls that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds after current interest distributions as required in this Prospectus Supplement. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the extent of Compensating Interest Payments.

         Principal. All payments and other amounts received in respect of the Scheduled Principal Balance of the mortgage loans will be allocated between (1) the Senior P&I Certificates and the subordinate Certificates, on the one hand, and (2) the Class PO Certificates, on the other, in each case based on the Non-PO Percentage and the PO Percentage, respectively, of such amounts.

         The "Non-PO Percentage" with respect to any mortgage loan with a Net Rate less than [ ]% per annum (each such mortgage loan, a "discount mortgage loan") will be equal to the Net Rate thereof divided by [ ]%. The "Non-PO Percentage" with respect to any mortgage loan with a Net Rate equal to or greater than [ ]% (each such mortgage loan, a "non-discount mortgage loan") will be [ ]%. The "PO Percentage" with respect to any discount mortgage loan will be the fraction, expressed as a percentage, equal to [ ]%, minus the Net Rate thereof divided by [ ]%.

         Distributions in reduction of the current principal amount of each class of Senior Certificates (other than the Class X Certificates) will be made on each distribution date pursuant to priority Third above under "--Distributions on the Certificates--Allocation of Available Funds." In accordance with such priority Third, the Available Funds remaining after distribution of interest on the interest-bearing Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the sum of the Senior P&I Optimal Principal Amount and the Class PO Principal Distribution Amount for such distribution date. Distributions in reduction of the current principal amounts of the subordinate Certificates will be made pursuant to priority Fifth above. In accordance with such priority, the Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates and payments in respect of the Class PO Deferred Amount on such distribution date will be allocated to the holders of the subordinate Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until any class ranking prior thereto has received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         The "Senior P&I Optimal Principal Amount" for the Senior Certificates with respect to each distribution date, will be an amount equal to the sum of the following (but in no event greater than the aggregate current principal amounts of the Senior P&I Certificates immediately prior to such distribution date):

         1. the Senior Percentage of the Non-PO Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each mortgage loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         2. the Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

         3. the Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

         4. the lesser of (a) the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such mortgage loan purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the Senior Percentage of the Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each mortgage loan which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such mortgage loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

         5. the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased pursuant to the pooling and servicing agreement in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of a mortgage loan that has been replaced with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Scheduled Principal Balance of such substitute mortgage loan.

         The "Senior Percentage" for the Senior Certificates on any distribution date will equal the lesser of (1) 100% and (2) the percentage (carried to six places rounded up) obtained by dividing the aggregate current principal amount of all the Senior P&I Certificates immediately preceding such distribution date by the aggregate Scheduled Principal Balance of the mortgage loans (other than the PO Percentage thereof) as of the beginning of the related due period. The initial Senior Percentage is expected to be approximately [ ]%.

         With respect to any distribution date, the "due period" is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending at the close of business on the first day of the month in which the distribution date occurs.

         "Senior Prepayment Percentage" for the Senior Certificates on any distribution date occurring during the periods set forth below will be as follows:

                                                                Senior
                             Period (dates inclusive)   Prepayment Percentage
Prepayment Percentage                                            100%
                                                                 Senior

Percentage plus [     ]% of the                                  [     ]%
Subordinate percentage                                           Senior

Percentage plus [     ]% of the     -                            [     ]%
Subordinate percentage                                           Senior

Percentage plus [     ]% of the                                  [     ]%
Subordinate percentage                                           Senior

Percentage plus [     ]% of the                                  [     ]%
Subordinate percentage                                           Senior

Subordinate percentage                                           [     ]%
and thereafter                                                   Senior


         Notwithstanding the foregoing, if on any distribution date the Senior Percentage exceeds the Senior Percentage as of the cut-off date, the Senior Prepayment Percentage for such distribution date will equal 100%.

         In addition, no reduction of the Senior Prepayment Percentage shall occur on any distribution date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such distribution date, either:

         (A) (1) (a) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the trust has acquired related mortgaged property), averaged over the last six months, as a percentage of the sum of the aggregate current principal amount of the subordinate certificates does not exceed [ ]%, or (b) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the mortgage loans averaged over the last six months, does not exceed [ ]%; and

                  (2) cumulative realized losses on such mortgage loans do not exceed:

                           (a) 30% of the aggregate current principal amounts of the subordinate Certificates as of the cut-off date (the "Original Subordinate Principal Balance") if such distribution date occurs between and including [ ] and [ ],

                           (b)      35% of the Original Subordinate
                                    Principal Balance if such distribution
                                    date occurs between and including [ ]
                                    and [ ],

                           (c)      40% of the Original Subordinate
                                    Principal Balance if such distribution
                                    date occurs between and including [ ]
                                    and [ ],

                           (d)      45% of the Original Subordinate
                                    Principal Balance if such distribution
                                    date occurs between and including [ ]
                                    and [ ],

                           (e)      50% of the Original Subordinate
                                    Principal Balance if such distribution
                                    date occurs during or after [ ]; or

         (B) (1) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the trust has acquired the related mortgaged property), averaged over the last six months, does not exceed [ ]%; and

                  (2) cumulative realized losses on such mortgage loans do not exceed:

                           (a) 10% of Original Subordinate Principal Balance if such distribution date occurs between and including [ ] and [ ],

                           (b)      15% of the Original Subordinate
                                    Principal Balance if such distribution
                                    date occurs between and including [ ]
                                    and [ ],

                           (c)      20% of the Original Subordinate
                                    Principal Balance if such distribution
                                    date occurs between and including [ ]
                                    and

                           (d)      25% of the Original Subordinate
                                    Principal Balance if such distribution
                                    date occurs between and including [ ]
                                    and [ ], and

                           (e)      30% of the Original Subordinate
                                    Principal Balance if such distribution
                                    date occurs during or after [ ].

         With respect to any mortgage loan and any distribution date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such distribution date.

         The "Class PO Principal Distribution Amount" with respect to each distribution date will be an amount equal to the sum of:

                  1. the PO Percentage of all scheduled payments of principal due on each discount mortgage loan on the related Due Date as the amortization schedule specifies at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  2. the PO Percentage of the Scheduled Principal Balance of each discount mortgage loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

                  3. PO Percentage of all partial prepayments of principal of each discount mortgage loan the master servicer receives during the applicable Prepayment Period;

                  4. the lesser of (a) the PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal on each discount mortgage loan which became a Liquidated mortgage loan during the related Prepayment Period (other than a discount mortgage loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such discount mortgage loan purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the PO Percentage of the sum of (A) the Scheduled Principal Balance of each discount mortgage loan which became a Liquidated mortgage loan during the related Prepayment Period (other than a discount mortgage loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such mortgage loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

                  5. the PO Percentage of the sum of (a) the Scheduled Principal Balance of each discount mortgage loan which was repurchased pursuant to the pooling and servicing agreement in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a discount mortgage loan that has been replaced with a substitute discount mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute discount mortgage loan.

         The "Subordinate Percentage" for the subordinate Certificates on any distribution date will equal [ ]% minus the Senior Percentage. The "Subordinate Prepayment Percentage" for the subordinate Certificates on any distribution date will equal [ ]% minus the Senior Prepayment Percentage, except that on any distribution date after the current principal amounts of the Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage will equal [ ]%. The initial Subordinate Percentage is expected to be approximately [ ]%.

         The "Subordinate Optimal Principal Amount" for the subordinate Certificates with respect to each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate current principal amounts of the subordinate Certificates immediately prior to such distribution date):

                  1. the Subordinate Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on each mortgage loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  2. the Subordinate Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full the master servicer received during the applicable Prepayment Period;

                  3. the Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the Prepayment Period;

                  4.       the excess, if any, of the Non-PO Percentage of
                           (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated mortgage loan over (b) the sum of the amounts distributable to Senior Certificateholders pursuant to clause 4. of each of the definitions of "Senior P&I Optimal Principal Amount" and "Class PO Principal Distribution Amount" on such distribution date;

                  5. Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased pursuant to the pooling and servicing agreement in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan that has been replaced with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute mortgage loan; and

                  6. on the distribution date on which the current principal amounts of the Senior P&I Certificates have all been reduced to zero, 100% of any Senior P&I Optimal Principal Amount.

         The "Allocable Share" with respect to any class of subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the current principal amount of each class entitled thereto) of the sum of each of the components of the definition of the Subordinate Optimal Principal Amount; provided, that, except as described in the second succeeding sentence, no class of subordinate Certificates (other than the class of subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The "Class Prepayment Distribution Trigger" for a class of subordinate Certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate current principal amount of such class and each class subordinated thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the current principal amount of any class of subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of "Subordinate Optimal Principal Amount," to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of subordinate Certificates in reduction of their respective current principal amounts, sequentially, in the order of their numerical class designations. If the Class Prepayment Distribution Trigger is not satisfied for any class of subordinate Certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinate Certificates.

         "Determination Date" means, the [18]th day of the month of the distribution date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related distribution date).

         "Insurance Proceeds" are amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

         "Repurchase Proceeds" are proceeds of any mortgage loan repurchased by [ ] and any cash deposit in connection with the substitution of a mortgage loan pursuant to the provisions described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and
"--Representations and Warranties" in this Prospectus Supplement.

         "Principal Prepayment" is any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a mortgage loan becomes a "Liquidated Mortgage Loan."

         "Monthly Payment" with respect to any mortgage loan and any month is the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property, an "REO Property"), would otherwise have been payable under the related mortgage note.

Allocation of Losses; Subordination

         A "realized loss" with respect to a mortgage loan is (1) a Bankruptcy Loss (as defined below) or (2) as to any Liquidated mortgage loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property. A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

         "Liquidation Proceeds" are amounts the master servicer received in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

         "Net Liquidation Proceeds" with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances the master servicer made, Monthly Advances and expenses the master servicer incurred in connection with the liquidation of such mortgage loan and the related mortgaged property.

         In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and could reduce the secured debt to such value. In such case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related mortgage loan (a "Debt Service Reduction").

         A "Bankruptcy Loss" with respect to any mortgage loan is a Deficient Valuation or Debt Service Reduction.

         Realized losses with respect to a mortgage loan will be allocated on a pro rata basis between the PO Percentage of the Scheduled Principal Balance of such mortgage loan and the Non-PO Percentage of such Scheduled Principal Balance.

         On each distribution date, the applicable PO Percentage of the principal portion of any realized loss on a discount mortgage loan will be allocated to the Class PO Certificates until the current principal amount thereof is reduced to zero. With respect to any distribution date through the cross-over date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any realized losses and Class PO Cash Shortfalls and all amounts previously allocated in respect of such realized losses or Class PO Cash Shortfalls and not distributed on prior distribution dates will be the "Class PO Deferred Amount" with respect to the Class PO Certificates. To the extent funds are available therefor on any distribution date through the cross-over date, distributions in respect of the Class PO Deferred Amount will be made in accordance with priority Fourth under "--Distributions on the Certificates--Allocation of Available Funds" above. No interest will accrue on any Class PO Deferred Amount. On each distribution date through the cross-over date, the current principal amount of the lowest ranking class of subordinate Certificates then outstanding will be reduced by the amount of any distributions in respect of the Class PO Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Class PO Deferred Payment Writedown Amount. After the cross-over date, no more distributions will be made in respect of, and applicable realized losses and Class PO Cash Shortfalls allocable to the Class PO Certificates will not be added to, the Class PO Deferred Amount.

         On any distribution date, the Non-PO Percentage of the principal portion of realized losses ("Non-PO realized losses") occurring during the related Prepayment Period will not be allocated to any Senior Certificates until the cross-over date. Prior to the cross-over date (or on such dates under certain circumstances), the Non-PO realized losses will be allocated among the outstanding classes of subordinate Certificates in inverse order of priority, until the current principal amount of each such class has been reduced to zero (i.e., such realized losses will be allocated first to the Class B-6 Certificates, while such Certificates are outstanding, second, to the Class B-5 Certificates, and so on). Commencing on the cross-over date, the Non-PO realized losses will be allocated among the outstanding classes of Senior P&I Certificates, pro rata based upon their respective current principal amounts.

         No reduction of the current principal amount of any class shall be made on any distribution date on account of realized losses to the extent that such reduction would have the effect of reducing the aggregate current principal amount of all of the classes as of such distribution date to an amount less than the Scheduled Principal Balances of the mortgage loans as of the related Due Date (such limitation being the "Loss Allocation Limitation").

         The principal portion of Debt Service Reductions will not be allocated in reduction of the current principal amount of any certificate. However, after the cross-over date, the amounts distributable under clause
1. of the definitions of Senior P&I Optimal Principal Amount and Subordinate Optimal Principal Amount and Class PO Principal Distribution Amount will be reduced by the amount of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds that would otherwise be available for distribution on a distribution date. As a result of the subordination of the subordinate Certificates in right of distribution, any Debt Service Reductions prior to the cross-over date will be borne by the subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         All allocations of realized losses will be accomplished on a distribution date by reducing the current principal amount of the applicable classes by their appropriate shares of any such losses occurring during the month preceding the month of such distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following distribution date, except that the aggregate amount of the principal portion of any realized losses to be allocated to the Class PO Certificates, on any distribution date through the cross-over date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such distribution date.

         The interest portion of realized losses will be allocated among the outstanding classes of Certificates offered by this Prospectus Supplement to the extent described under "Distributions on the Certificates--Interest" above.

Subordination

         Priority of Senior Certificates. As of the closing date, the aggregate current principal amounts of the subordinate Certificates and of the other Certificates will equal approximately [ ]% and [ ]%, respectively, of the aggregate current principal amounts of the certificates.

         The rights of the holders of the subordinate Certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the Senior Certificates and to the rights of holders of subordinate Certificates having a lower numerical designation than such class. The subordination of the subordinate Certificates to the Senior Certificates and the further subordination among the subordinate Certificates is each intended to increase the likelihood that holders of the certificates with higher relative payment priority will timely receive the maximum amount to which they are entitled on any distribution date. Such subordination is also intended to provide such holders protection against losses resulting from defaults on mortgage loans to the extent described above.

         However, in certain circumstances, the amount of available subordination may be exhausted. In such a case, shortfalls in distributions on the offered Certificates could result. Holders of Senior Certificates will bear their proportionate share of realized losses in excess of the total subordination amount. The allocation of Non-PO realized losses and the Class PO Deferred Payment Writedown Amount to the holders of the subordinate Certificates on any distribution date will decrease the protection provided to the holders of the Senior Certificates then outstanding on future distribution dates by reducing the aggregate current principal amount of the subordinate Certificates then outstanding.

         In addition, to extend the period during which the subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the holders of the Senior Certificates to the extent described in this Prospectus Supplement during the first five years after the closing date (with such allocation being subject to reduction thereafter as described in this Prospectus Supplement). This allocation accelerates the amortization of the Senior Certificates while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinate Certificates.

         After the payment of amounts distributable in respect of the Senior Certificates on each distribution date, the subordinate Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the subordinate Certificates for such date, any remaining undistributed Accrued Certificate Interest on the subordinate Certificates from previous distribution dates and the sum of the Allocable Shares of the subordinate Certificates. Amounts so distributed to subordinate certificateholders will not be available to cover any delinquencies or any realized losses on mortgage loans in respect of subsequent distribution dates.

         Priority Among Subordinate Certificates. On each distribution date, the holders of any particular class of subordinate Certificates will have a preferential right to receive the amounts due them on such distribution date out of Available Funds, prior to any distribution being made on such date on each class of Certificates subordinated to such class. In addition, except as described in this Prospectus Supplement, Non-PO realized losses and the Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this Prospectus Supplement, in reduction of the current principal amounts of the subordinate Certificates in the inverse order of their numerical class designation. The effect of the allocation of such Non-PO realized losses and any Class PO Deferred Payment Writedown Amount to a class of subordinate Certificates will be to reduce future distributions allocable to such class and to increase the relative portion of distributions allocable to more senior classes of subordinate Certificates.

         To maintain the relative levels of subordination among the classes of subordinate Certificates, the Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which generally will not be distributable to such Certificates for at least the first five years after the cut-off date) will not be distributable to the holders of any class of subordinate Certificates on any distribution date for which the Class Prepayment Distribution Trigger is not satisfied, except as described under "Description of the Certificates--Distributions on the Certificates--Principal" in this Prospectus Supplement. If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of subordinate Certificates, the amortization of more senior classes of subordinate Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by such subordinate Certificates may increase.

         As a result of the subordination of any class of subordinate Certificates, such class of Certificates will be more sensitive than more senior classes of Certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

                    YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to maturity and weighted average life of each class of Certificates will be affected by:

         o the amount and timing of principal payments on the mortgage loans,

         o the allocation of Available Funds to such class of Certificates,

         o the applicable pass-through rate for such class of Certificates

         o        and the purchase price paid for such Certificates.

In addition, realized losses and net interest shortfalls will adversely affect the yields to investors in the certificates. The interaction of the foregoing factors may have different effects on the various classes of Certificates. The effects on any class may vary at different times during the life of such class. The seller makes no representations as to:

         o the anticipated rate of prepayments on the mortgage loans underlying the certificates,

         o the amount and timing of realized losses or net interest shortfalls

         o or as to the anticipated yield to maturity of any Certificates.

Prospective investors should consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading "Legal Investment" in this Prospectus Supplement and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.

         Mortgage Loan Payments. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Other factors affecting prepayments of mortgage loans include:

         o        changes in mortgagors' housing needs,

         o        job transfers,

         o        unemployment,

         o        net equity in the mortgaged properties and

         o        servicing decisions.

Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and optional termination of the trust also affect the receipt of principal on the mortgage loans. To the extent that the mortgage loans contain due-on sale clause, the rate and timing of the sale of mortgaged properties will affect rates of prepayments. The mortgage loans may be prepaid at any time and without penalty.

         Timing of Payments and Distributions. Unlike certain corporate bonds, the timing and amount of principal payments on the certificates are not fixed because they are generally determined by the timing and amount of principal payments on the mortgage loans. The timing of payments on the mortgage loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments. Furthermore, the effective yield to certificateholders will be slightly lower than the yield otherwise produced by the applicable pass-through rate and purchase price because, while interest generally will accrue on each such certificate from the first day of the month, the distribution of such interest will not be made earlier than the [25]th day of the month following the month of accrual. Moreover, to the extent any net interest shortfall or the interest portion of any realized loss is allocated to a class of Certificates the yield to investors in such class will be reduced.

         Discounts and Premiums. In the case of any Certificates purchased at a discount (including the Class PO Certificates), a slower than anticipated rate of principal payments on the applicable mortgage loans could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium (including the Class X Certificates), a faster than anticipated rate of principal payments on the applicable mortgage loans could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a certificate will yield its pass-through rate, after giving effect to any payment delay.

         Reinvestment Risk. Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

Additional Yield Considerations for Specific Classes

         Weighted Average Interest Rates. Because the pass-through rate applicable to the Class X Certificates will equal or be based upon the weighted average of the excess of the Net Rates of the non-discount mortgage loans over a specified percentage, disproportionate prepayments of mortgage loans with higher Net Rates will adversely affect the yield on such class. mortgage loans with higher Net Rates will have higher mortgage rates as well. Such mortgage loans are likely to prepay at rates that are faster than those applicable to mortgage loans with lower mortgage rates with adverse effects on the yields on the certificates.

         Interest Only Certificates. Because the notional amounts of the Class X Certificates will be based upon the Scheduled Principal Balances of the non-discount mortgage loans, the yield on such Certificates will be sensitive to the rate and timing of principal payments of such mortgage loans. A rapid rate of principal payments on such mortgage loans will have a materially negative effect on the yield to investors in the Class X Certificates. Moreover, as a result of the method of calculation of the pass-through rate of the Class X Certificates, to the extent the non-discount mortgage loans with relatively higher Net Rates prepay faster than those with relatively lower Net Rates the yield on the Class X Certificates will be reduced. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in the Class X Certificates to recover fully their initial investments.

         Principal Only Certificates. The amounts payable with respect to the Class PO Certificates derive only from principal payments on the discount mortgage loans. As a result, slower than expected payments of principal (including prepayments, defaults and liquidations) on the discount mortgage loans will adversely affect the yield on the Class PO Certificates. Because discount mortgage loans have lower Net Rates than the non-discount mortgage loans, and because mortgage loans with lower Net Rates are likely to have lower mortgage rates, the discount mortgage loans are generally likely to prepay at a slower rate than the non-discount mortgage loans.

         Residual Certificate. Holders of the Residual Certificate are entitled to receive distributions of principal and interest as described in this Prospectus Supplement. However, holders of such certificate may have tax liabilities with respect to their certificate during the early years of the REMIC that substantially exceed the principal and interest payable on such certificate during such early years.

Assumed Final Distribution Date

         The "Assumed Final Distribution Date" for distributions on the certificates is [ ]. The Assumed Final Distribution Date is the distribution date in the month following the latest scheduled maturity date of all of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, the Master Servicer or its designee may, at its option, repurchase all the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 10% of the cut-off date Scheduled Principal Balance of the mortgage loans.

Weighted Average Lives

         The "weighted average life" of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of such certificate referred to in clause (a). The rate at which principal is paid on mortgage loans, among other factors, will influence the weighted average lives of the certificates. Principal payments of mortgage loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the pooling and servicing agreement. In general, the mortgagors may prepay the mortgage loans at any time and without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal increases.

Prepayment Model

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model ("SPA") used in this Prospectus Supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans which are the collateral to the notes and the certificates. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, [ ]% SPA assumes prepayment rates will be approximately [ ]% per annum in month one, approximately [ ]% per annum in month two, reaching approximately [ ]% per annum in month 30 and remaining constant at approximately 16.5% per annum thereafter. 0% SPA assumes no prepayments.

Pricing Assumptions

         The Certificates were structured assuming, among other things, a [ ]% SPA. The Prepayment Assumptions to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any Prepayment Assumption.

Decrement Tables

         The following tables entitled "Percent of Initial Principal Amount or Notional Amount Outstanding" indicate the percentages of the initial principal amount or notional amount of each class of offered Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such classes of offered Certificates.

         The following tables have been prepared based on the assumptions that:

         (1)      the mortgage loans have the characteristics set forth below:

      Cut-off Date
   Scheduled Principal               Remaining
        Mortgage                  Amortizing Term             Remaining Term
      Balance Rate                   Net Rate                  to Maturity                 Loan Age
--------------------------     ----------------------      ---------------------     ----------------------
                                    (in months)                (in months)                (in months)

$                              $                           $                         $
                        %                          %                          %                          %




         (2) the mortgage loans prepay at the specified percentages of SPA, (3) no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced, (4) scheduled payments on the mortgage loans are received on the first day of each month commencing in [ ] and are computed prior to giving effect to prepayments received on the last day of the prior month,
                  (5) prepayments are allocated as described in this Prospectus Supplement without giving effect to loss and delinquency tests, (6) there are no net interest shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in [ ], (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortizing terms such that the mortgage loans will fully amortize over such terms,
                  (8) the initial principal amounts or notional amounts of the certificates are as set forth on the cover page of this Prospectus Supplement and under "Summary of Terms--Other Certificates," (9) distributions in respect of the certificates are received in cash on the [25]th day of each month, commencing in [ ], (10) the offered Certificates are purchased on [ ] and (11) the Master Servicer does not exercise the option to repurchase the mortgage loans described under the caption "The Pooling and Servicing Agreement--Termination."

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the SPA, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the Mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered Certificates and set forth the percentages of the initial current principal amount or notional amount of each such class that would be outstanding after the distribution date in [ ] of each of the years indicated, assuming that the mortgage loans prepay at the percentage of SPA indicated therein. Neither SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial current principal amount or notional amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of SPA.


                   PERCENT OF INITIAL PRINCIPAL AMOUNT OR
                        NOTIONAL AMOUNT OUTSTANDING

                                  Class A Certificates                              Class PO
                                        % of SPA                                    % of SPA
                         0%      [ ]%     [ ]%     [ ]%     [ ]%     0%      [ ]%     [ ]%     [ ]%     [ ]%
Initial Percentage       100      100      100      100      100     100      100      100      100      100

[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
Weighted Average
Life to Maturity
(years)**

* Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.


              PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING

                                                                       Class B-1, Class B-2 and Class B-3
                                 Class X Certificates+                            Certificates
                                        % of SPA                                    % of SPA
                         0%      [ ]%     [ ]%     [ ]%     [ ]%     0%      [ ]%     [ ]%     [ ]%     [ ]%
Initial Percentage       100      100      100      100      100     100      100      100      100      100
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
Weighted Average
Life to Maturity
(years)**

* Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

+    Notional Amount


              PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING

                                                                Class R Certificates
                                                                      % of SPA
                                           0%            [ ]%           [ ]%           [ ]%           [ ]%
Initial Percentage                         100            100            100            100            100
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
Weighted Average Life to Maturity
(years)**


* Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

[Yield on Class PO Certificates

         The Class PO Certificates will be "principal only" Certificates. They will not bear interest. They will be offered at a substantial discount to their original principal amount. As the table below indicates a low rate of principal payments (including prepayments) will have a material negative effect on the yield to investors in the Class PO Certificates.

         The following table entitled "Sensitivity of the Class PO Certificates to Prepayments" illustrates the significance of the effects of prepayments on the Class PO Certificates. The following table shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of SPA. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class PO Certificates is approximately [ ]% and such Certificates are purchased on [ ].

         It is not likely that the discount mortgage loans will prepay at a constant rate until maturity or that all such mortgage loans will prepay at the same rate or that they will have the characteristics assumed. The seller cannot assure you that the discount mortgage loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield a holder of a Class PO Certificate realizes. There can be no assurance that the pre-tax yield to an investor in the Class PO Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. Each investor must make its own decision as to the appropriate Prepayment Assumptions to be used in deciding whether or not to purchase a Class PO Certificate.


                       SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
                                                                    % of SPA
                                           ------------------------------------------------------------
                                              0%         [ ]%        [ ]%        [ ]%         [ ]%
                                              --         ----        ----        ----         ----

Pre-Tax Yields to Maturity............       [ ]%        [ ]%        [ ]%        [ ]%         [ ]%


         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class PO Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class PO Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the Class PO Certificates and consequently does not purport to reflect the return on any investment in the Class PO Certificates when such reinvestment rates are considered. ]

[Yield on Class X Certificates

         The following table entitled "Sensitivity of the Class X Certificates to Prepayments" illustrates the significance of the effects of prepayments on the Class X Certificates. The table shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of SPA. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class X Certificates is approximately [ ]% (plus accrued interest) for 100% of such class of Certificates and such Certificates are purchased on[ ].

         As indicated in the following table the yield to investors in the Class X Certificates will be highly sensitive to the rate of principal payments (including prepayments) on the non-discount mortgage loans (especially those with high Net Rates), which generally can be prepaid at any time generally without penalty. On the basis of the assumptions described above, the yield to maturity on the Class X Certificates would be 0% if prepayments were to occur at a constant rate of approximately [ ]% SPA.

         It is not likely that the non-discount mortgage loans will prepay at a constant rate until maturity or that all of the mortgage loans will prepay at the same rate or that they will have the characteristics assumed. The seller can not make any assurances that the mortgage loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield by a holder of the Class X Certificates realizes. There can be no assurance that the pre-tax yield to an investor in the Class X Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. Each investor must make its own decision as to the appropriate Prepayment Assumptions to be used in deciding whether or not to purchase a Class X Certificate.


                        SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                                                                    % of SPA
                                           ------------------------------------------------------------
                                              0%         [ ]%        [ ]%        [ ]%         [ ]%
                                              --         ----        ----        ----         ----

Pre-Tax Yields to Maturity............       [ ]%        [ ]%        [ ]%        [ ]%         [ ]%


         The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.]

                    THE POOLING AND SERVICING AGREEMENT

General

         The Certificates will be issued pursuant to the pooling and servicing agreement. Investors should refer to the Prospectus for important information additional to that set forth in this Prospectus Supplement regarding the terms and conditions of the pooling and servicing agreement and the certificates. The seller will provide to a prospective or actual certificateholder without charge, upon written request, a copy (without exhibits) of the pooling and servicing agreement. Requests should be addressed to [Jay Strauss, Esq., GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004.

Voting Rights

         Voting rights of the trust in general will be allocated among the classes of Certificates based upon their respective current principal amounts; provided that the Class X and the Class R Certificates will each have voting rights equal to 1%.

Assignment of Mortgage Loans

         At the time of issuance of the certificates, the seller will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the cut-off date, to be sold to the trustee. A separate schedule appearing as an exhibit to the pooling and servicing agreement will list the mortgage loans. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things:

         o        the mortgage rate,
         o        the applicable Net Rate,
         o        the Monthly Payment,
         o        the maturity date of each mortgage note,
         o        the applicable master servicing fee and the Loan-to-Value
                  Ratio.

         In addition, the seller will deposit with the trustee, with respect to each mortgage loan, the original mortgage note. The original mortgage note will be endorsed without recourse to the order of the trustee and will show to the extent available to the seller:

         1. an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the trustee;

         2. the original mortgage which shall have been recorded, with evidence of such recording indicated thereon;

         3. the assignment (which may be in the form of a blanket assignment) to the trustee of the mortgage, with evidence of recording with respect to each mortgage loan in the name of the trustee thereon;

         4. all intervening assignments of the mortgage to the seller, if any, with evidence of recording thereon;

         5.       originals of all assumption and modification agreements;

         In lieu of the foregoing, the seller may deliver certain other documents, under the circumstances set forth in the pooling and servicing agreement. The documents delivered to the trustee with respect to each mortgage loan are referred to collectively as the "mortgage file." [The seller will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage to be recorded not later than 180 days after the closing date; provided, however, if such assignment cannot be recorded within such time because the original assignments have not been returned by the applicable jurisdiction, then an additional 180 days will be permitted.]

         The trustee will review each item of the mortgage file within 45 days of the closing date (and will review each document permitted to be delivered to the trustee after the closing date, if received by the trustee after the initial 45-day period, promptly after its delivery to the trustee). If, as a result of its review, the trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedules, each a "material defect", the trustee shall notify the seller of such material defect. The seller shall correct or cure (or shall cause a prior transferor of the mortgage loan to correct or cure) any such material defect within 90 days from the date of notice from the trustee of the material defect. If such material defect is not corrected or cured within such 90 day period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will, within 90 days of the date of notice, provide (or cause a prior transferor of the mortgage loan to provide) the trustee with a substitute mortgage loan (if within two years of the closing date) or purchase (or cause a prior transferor of the mortgage loan to purchase) the related mortgage loan at the applicable repurchase price.

         The trustee also will review the mortgage files within 180 days of the closing date. If the trustee discovers a material defect, the trustee shall notify the seller of such material defect. The seller shall correct or cure (or shall cause a prior transferor of the mortgage loan to correct or cure) any such material defect within 90 days from the date of notice from the trustee of the material defect. If such material defect is not corrected or cured within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will, within 90 days of the date of notice, provide (or cause a prior transferor of the mortgage loan to provide) the trustee with a substitute mortgage loan (if within two years of the closing date) or purchase (or cause a prior transferor of the mortgage loan to purchase) the related mortgage loan at the applicable repurchase price.

         The "repurchase price" means, with respect to any mortgage loan required to be repurchased, an amount equal to (1) 100% of the outstanding principal balance of such mortgage loan plus accrued but unpaid interest on the outstanding principal balance at the related mortgage rate through and including the last day of the month of repurchase reduced by (2) any portion of the master servicing fee or advances payable to the purchaser of the mortgage loan.

         As of any time of determination the "outstanding principal balance" of a mortgage loan is the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Representations and Warranties

         The seller will make certain representations and warranties concerning the mortgage loans in the pooling and servicing agreement. Such representations and warranties include, among other things, that as of the closing date or such other date as may be specified below:

         [1.      The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the cut-off date;

         2. The mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related mortgage note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the mortgage subject only to certain permitted exceptions;

         3. The mortgage loan has not been delinquent 30 days or more on more than one occasion in the 12 months prior to the cut-off date for such mortgage loan. As of the closing date, the mortgage loan has not been dishonored and is not delinquent in payment more than 30 days, except for no more than three mortgage loans representing less than [ ]% of the cut-off date Scheduled Principal Balance of the mortgage loans which will be 59 days or less delinquent; there are no defaults under the terms of the mortgage loan; and neither the seller nor any prior mortgagee has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the mortgaged property subject to the mortgage, directly or indirectly, for the payment of any amount required by the mortgage loan;

         4. There are no delinquent taxes, ground rents, assessments or other outstanding charges affecting the related mortgaged property;

         5. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right under the mortgage note or mortgage, render the mortgage note or mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, set-off, counterclaim or defense has been asserted with respect thereto;

         6. The mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, except with respect to certain releases in part that do not materially affect the value of the mortgaged property, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

         7. Immediately prior to the transfer and assignment the mortgage note and the mortgage were not subject to an assignment or pledge, and the seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         8. There is no default, breach, violation or event of acceleration existing under the mortgage or the related mortgage note and no event, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         9. There are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related mortgaged property which are or may be liens prior to or equal to the lien of the related mortgage;

         10. All improvements subject to the mortgage lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) except for de minimis encroachments permitted by the Fannie Mae Guide (MBS Special Servicing Option) and which has been noted on the appraisal, and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         11. The mortgaged property at origination of the mortgage loan and currently is free of damage and waste and at origination of the mortgage loan and currently there is no proceeding pending for the total or partial condemnation thereof; and

         12. No mortgage loan has a Loan-to-Value Ratio in excess of [ ]%. The original Loan-to-Value Ratio of each mortgage loan either was not more than [ ]% or, except for one mortgage loan, the excess over [ ]% is insured as to payments defaults by a primary mortgage insurance policy issued by a primary mortgage insurer acceptable to Fannie Mae and Freddie Mac until the Loan-to-Value Ratio of such mortgage loan is reduced to [ ]%.]

         Upon any substitution for a mortgage loan, the representations and warranties set forth above shall be deemed to be made as to any substitute mortgage loan as of the date of substitution.

         Upon the seller's, the Master Servicer's or the trustee's discovery of receipt of notice of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the trustee in any of the mortgage loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 90 days from the date of discovery by the seller, or the date the seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the seller will (or will cause a prior transferor of the mortgage loans to):

         1.       cure such breach in all material respects,

         2. purchase the affected mortgage loan at the applicable repurchase price (or, if such mortgage loan or the related mortgaged property acquired in respect thereof has been sold, pay the excess of the repurchase price over the Net Liquidation Proceeds (as defined in this Prospectus Supplement)) to the trust or

         3. if within two years of the closing date, substitute a qualifying substitute mortgage loan in exchange for such mortgage loan.

The obligations of the seller to cure, purchase or substitute (or to cause such cure, purchase or substitution of) a qualifying substitute mortgage loan shall constitute the trustee's sole and exclusive remedy respecting a breach of such representations or warranties.

Collection and Other Servicing Procedures

         The Master Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected. The Master Servicer shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement. Consistent with the foregoing, the Master Servicer may in its discretion
(1) waive or permit to be waived any late payment or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a mortgage loan and (2) suspend or temporarily reduce or permit to be suspended or temporarily reduced regular Monthly Payments for a period of up to six months or arrange or permit an arrangement with a mortgagor for a schedule for the liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of Due Dates for payments due on a mortgage note, the Master Servicer shall nonetheless continue to make advances through liquidation of the mortgaged property as described in this Prospectus Supplement to the same extent as if such installment were due, owing and delinquent and had not been deferred, but the obligation of the Master Servicer to advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are recoverable from future payments on any mortgage loan.

         If a mortgagor has or is about to convey a mortgaged property and the Master Servicer has knowledge of such conveyance, the Master Servicer will accelerate the maturity of the mortgage loan to the extent permitted by the terms of the related mortgage note and applicable law. If the Master Servicer reasonably believes that the due-on-sale clause is unenforceable under applicable law, the Master Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement such person becomes liable under the mortgage note. In addition, the mortgagor, to the extent permitted by applicable law, also will remain liable under the mortgage note. The Master Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the Master Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed. No person may assume a mortgage loan unless coverage under any existing primary mortgage insurance policy continues as to that mortgage loan after such assumption.

         The Master Servicer will establish and maintain, in addition to the Protected Account described below under "-- Protected Account," one or more accounts - each, a "servicing account" - in a depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, or FDIC, to the maximum extent permitted by law or such other account as may be acceptable to the rating agencies. The Master Servicer will deposit and retain in the servicing account all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors and in trust as provided in the pooling and servicing agreement. Amounts in any servicing account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each servicing account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the pooling and servicing agreement. This Prospectus Supplement refers to such investments as "Permitted Investments." The Master Servicer must hold such Permitted Investments in trust, as described above. In addition, the Master Servicer may establish servicing accounts not conforming to the foregoing requirements to the extent that such servicing accounts meet the requirements of each of the rating agencies for the maintenance of the ratings on the certificates. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or to clear and terminate the servicing accounts at or at any time after the termination of the pooling and servicing agreement.

         For each mortgage loan which as of the cut-off date was covered by a primary mortgage insurance policy for which the Master Servicer acts as Master Servicer, the Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such mortgage loan, in full force and effect a primary mortgage insurance policy with respect to the portion of each such mortgage loan, if any, in excess at origination of the percentage of value set forth in the pooling and servicing agreement, at least until such excess has been eliminated. Pursuant to applicable law, the Master Servicer may be required to permit the primary mortgage insurance policy to be terminated if the ratio of the then outstanding principal balance of the mortgage loan to the value of the mortgaged property declines below a prescribed percentage. Primary mortgage insurance policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each rating agency, that it would not cause such rating agency to downgrade or withdraw the ratings on the certificates.

         The Master Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

         Pursuant to the pooling and servicing agreement, the Master Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans subject, however, to the prior approval of such subservicers by the rating agencies.

Hazard Insurance

         The Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy equal to at least the lesser of the outstanding principal balance of the mortgage loan or the current replacement cost of the mortgaged property and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless the law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit, required hazard insurance will take the form of a multiperil policy covering the entire condominium project, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts that the Master Servicer collects under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. The Master Servicer may recover such costs out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the certificate account. The Master Servicer's right to reimbursement for such costs incurred will be prior to the right of certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the certificate account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although different insurers will underwrite the policies relating to the mortgage loans and the policies therefore will not contain identical terms and conditions, state law dictates the basic terms of such policies. Such policies typically do not cover any physical damage resulting from the following:

         o        war,
         o        revolution,
         o        governmental actions,
         o        floods and other water-related causes,
         o earth movement (including earthquakes, landslides and mud flows),
         o        nuclear reactions,
         o        wet or dry rot,
         o        vermin, rodents, insects or domestic animals,
         o        theft and, in certain cases,
         o        vandalism and malicious mischief.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements less physical depreciation, or (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the Master Servicer will cause with respect to each such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (1) the outstanding principal balance of the related mortgage loan and
(2) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

         The Master Servicer, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable primary mortgage insurance policy or hazard insurance policy. As set forth above, collections by the Master Servicer under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

Realization Upon Defaulted Mortgage Loans; Purchases of Defaulted Mortgage Loans

         The Master Servicer will use its reasonable efforts to maximize the receipt of principal and interest on defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing such defaulted mortgage loans as to which no satisfactory collection arrangements can be made. The Master Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on defaulted mortgage loans; provided, however, that the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (1) that such foreclosure or restoration will increase the proceeds of liquidation of the mortgage loan to the certificateholders after reimbursement to itself for such expenses and (2) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (respecting which it shall have priority for purposes of reimbursements from the certificate account).

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses the Master Servicer incurs, insurance payments will not result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

         Notwithstanding the foregoing, under the pooling and servicing agreement, the Master Servicer will have the option (but not the obligation) to purchase any mortgage loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest. Each such mortgage loan is referred to as a "defaulted mortgage loan." Any such purchase will be for a price equal to the repurchase price of such mortgage loan. The purchase price for any defaulted mortgage loan will be deposited in the certificate account on the Business Day prior to the distribution date on which the proceeds of such purchase are to be distributed to the certificateholders.

Servicing Compensation and Payment of Expenses

         The Master Servicer will be entitled to receive a fee of between [ ]% and [ ]% per annum of the outstanding principal balance of each mortgage loan as set forth on the mortgage loan schedule, with such amounts in excess of [ ]% per annum to be set aside to cover lender funded primary mortgage insurance premiums (the "master servicing fee"), from full payments of accrued interest on each such mortgage loan as compensation for its activities under the pooling and servicing agreement. Interest shortfalls on mortgage loans resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the distribution date in the following calendar month to the extent such interest shortfalls do not exceed the master servicing fee (other than the portion used to cover lender paid primary mortgage insurance premiums) in connection with such distribution date (the amount of the master servicing fee used to offset interest shortfalls is referred to in this Prospectus Supplement as "Compensating Interest Payments"). The remaining amount of interest shortfalls after applying Compensating Interest Payments is referred to in this Prospectus Supplement as "net interest shortfalls."

         In addition to the primary compensation described above and to the extent collected from the mortgagors, the Master Servicer will retain, with respect to each mortgage loan:

         o        all prepayment charges, if any,
         o        assumption fees,
         o        tax service fees,
         o        fees for statement of account payoff and
         o        late payment charges.

         The Master Servicer will also be entitled to retain, as additional servicing compensation, any excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (1) the outstanding principal balance of such mortgage loan and accrued but unpaid interest at the related mortgage rate through the related Liquidation Date, plus (2) related Liquidation Expenses, to the extent that such amount is not required by law to be paid to the related mortgagor), but only to the extent that transfers or withdrawals from the certificate account with respect thereto are permitted under the pooling and servicing agreement.

         The Master Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this Prospectus Supplement). On each distribution date, the trustee will pay itself the respective fees and reimbursable expenses to which it is entitled for the month of such distribution date from amounts in the certificate account.

         In the event a successor trustee is appointed by the certificateholders pursuant to the pooling and servicing agreement, the certificateholders will bear that portion, if any, of the successor Trustee's Fees which exceeds the Trustee's Fees established at the time of issuance of the certificates.

Protected Account

         The Master Servicer will establish and maintain an account, known as a "Protected Account," into which it will deposit daily all collections of principal and interest on any mortgage loan, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any the mortgage loans repurchased, and advances made from such Master Servicer's own funds (less servicing compensation as permitted above). All Protected Accounts shall be held in a depository institution, the accounts of which are the FDIC insures to the maximum extent permitted by law. The Protected Accounts will be segregated on the books of such institution and held in trust. The Master Servicer may make such deposits in such other account with a depository institution as may be acceptable to the rating agencies. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law. To the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in Permitted Investments meeting the requirements of the rating agencies or to the certificate account. Certain payments may be required to be transferred into noncommingled accounts on an accelerated basis.

         Prior to each distribution date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and any other permitted accounts and shall deposit or cause to be deposited in the certificate account amounts representing the following collections and payments (other than with respect to principal of or interest on the mortgage loans due on or before the cut-off date):

         1. Scheduled payments on the mortgage loans the Master Servicer received or advanced which were due on the related Due Date, net of the portion of the servicing fees due the Master Servicer in excess of Compensating Interest Payments;

         2. Full Principal Prepayments and any Liquidation Proceeds the Master Servicer received with respect to such mortgage loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the portion of the servicing fees due the Master Servicer in excess of the related Compensating Interest Payments; and

         3. Partial prepayments of principal the Master Servicer received for such mortgage loans in the related
                  Prepayment Period.

         To the extent provided in the pooling and servicing agreement, the Master Servicer may withdraw certain amounts due to it directly from the Protected Account prior to deposit in the certificate account.

Certificate Account

         The trustee shall establish and maintain a segregated account, known as the "certificate account", in the name of the trustee, for the benefit of the certificateholders. The trustee will deposit in the certificate account, as received, the following amounts:

         1. Any amounts withdrawn from a Protected Account or other permitted account;

         2.       Any Monthly Advance and Compensating Interest Payments;

         3. Any Insurance Proceeds or Liquidation Proceeds that the Master Servicer received which were not deposited in a Protected Account or other permitted account; 4. The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

         5. Any amounts required to be deposited with respect to losses on Permitted Investments; and

         6. Any other amounts the Master Servicer received or the trustee required to be deposited in the certificate account pursuant to the pooling and servicing agreement.

         All amounts deposited to the certificate account shall be held by the trustee in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement, subject to the right of the Master Servicer to require the trustee to make withdrawals from the certificate account as provided below. The amount at any time credited to the certificate account shall be in general (1) fully insured by the FDIC to the maximum coverage provided by the FDIC or (2) invested, in the name of the trustee, in such Permitted Investments as the trustee may select or deposited in demand deposits with such depository institutions as selected by the trustee, provided that time deposits of such depository institutions would be a permitted investment.

         The trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the certificate account as the Master Servicer has designated for such transfer or withdrawal for the following purposes (limited in the case of amounts due to the Master Servicer to those not withdrawn from the Protected Account in accordance with the terms of the pooling and servicing agreement):

         1. to reimburse the Master Servicer for any Monthly Advance of its own funds, the right of the Master Servicer to reimbursement pursuant to this subclause (1) being limited to amounts received on a particular mortgage loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such mortgage loan respecting which such Monthly Advance or advance was made;

         2. to reimburse the Master Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular mortgage loan for amounts the Master Servicer expended in good faith in connection with the restoration of the related mortgaged property which was damaged by an uninsured cause or in connection with the liquidation of such mortgage loan;

         3. to reimburse the Master Servicer to the extent permitted by the pooling and servicing agreement from Insurance Proceeds relating to a particular mortgage loan for expenses incurred with respect to such mortgage loan and to reimburse the Master Servicer from Liquidation Proceeds from a particular mortgage loan for Liquidation Expenses incurred with respect to such mortgage loan;

         4. to pay the Master Servicer to the extent permitted by the pooling and servicing agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a mortgage loan, the amount which the Master Servicer would have been entitled to receive under subclause (9) below as servicing compensation on account of each defaulted scheduled payment on such mortgage loan if paid in a timely manner by the related mortgagor;

         5. to pay the Master Servicer to the extent permitted by the pooling and servicing agreement from the repurchase price for any mortgage loan, the amount which the Master Servicer would have been entitled to receive under subclause (9) below as servicing compensation;

         6. to reimburse the Master Servicer for certain advances of funds made to protect a mortgaged property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related mortgage loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

         7. to pay the Master Servicer with respect to each mortgage loan that has been repurchased, all amounts received thereon, representing recoveries of principal that reduce the outstanding principal balance of the related mortgage loan below the outstanding principal balance used in calculating the repurchase price or representing interest included in the calculation of the repurchase price or accrued after the end of the month during which such repurchase occurs;

         8. to reimburse the Master Servicer for any Monthly Advance or advance, if a realized loss is to be allocated with respect to the related mortgage loan on the related distribution date, if the advance has not been reimbursed pursuant to clauses 1. and 6.;

         9. to pay the Master Servicer servicing compensation as set forth above;

         10. to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the pooling and servicing agreement;

         11. to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

         12.      to clear and terminate the certificate account; and

         13.      to remove amounts deposited in error.

         On each distribution date, the trustee shall make the following payments from the funds in the certificate account:

         1.       First, it will pay the Trustee's Fees to the trustee; and

         2. Second, it will pay the amount distributable to the certificateholders in accordance with the provisions set forth under "Description of the Certificates --
                  Distributions on the certificates."

Certain Matters Regarding the Master Servicer

         The pooling and servicing agreement will provide that the Master Servicer may not resign from its obligations and duties under such agreement, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the pooling and servicing agreement. The Master Servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the rating of the certificates in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation:

         1. is qualified to service mortgage loans for Fannie Mae or Freddie Mac,

         2.       is reasonably satisfactory to the trustee,

         3.       has a net worth of not less than $10,000,000 and

         4. executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the pooling and servicing agreement from and after the date of such agreement.

         The pooling and servicing agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the trustee, the trust or the certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will further provide that the Master Servicer and its directors, officers, employees and agents are entitled to indemnification from the certificate account and will be held harmless by such indemnification against any loss, liability or expense incurred in connection with any legal proceeding relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loans (except as otherwise reimbursable under the pooling and servicing agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the pooling and servicing agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to such agreement and the interests of the certificateholders under such agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the trust. The Master Servicer will be entitled to be reimbursed for such legal expenses and costs from the certificate account.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the pooling and servicing agreement; provided that any such successor to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

Events of Default

         "Events of Default" under the pooling and servicing agreement consist of

         1. the Master Servicer's failure to cause to be deposited in the certificate account amounts the pooling and servicing agreement require it to deposit, and such failure continues unremedied for two Business Days,

         2. the Master Servicer's failure to observe or perform in any material respect any other material covenants and agreements set forth in the certificates or the pooling and servicing agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which the trustee has given written notice of such failure to the Master Servicer or 60 days after the date on which the holders of Certificates aggregating ownership of not less than 25% of the trust have given written notice to the Master Servicer and the trustee,

         3. the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against the Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days,

         4. the Master Servicer's consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

         5. the Master Servicer's admission in writing of its inability to pay its debts generally as they become due,

         6. filing of a petition to take advantage of any applicable insolvency or reorganization statute

         7. any assignment for the benefit of the Master Servicer's creditors, or voluntary suspension of payment of its obligations or

         8. the Master Servicer's assignment or delegation of its duties or rights under the pooling and servicing agreement in contravention of the provisions permitting such assignment or delegation under the pooling and servicing agreement.

         In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the trustee or the holders of Certificates aggregating ownership of not less than 51% of the trust may in each case by notice in writing to the Master Servicer (and to the trustee if given by such certificateholders), with a copy to the rating agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the pooling and servicing agreement and in and to the mortgage loans the Master Servicer services and the proceeds of such mortgage loans. Upon the Master Servicer's receipt of such written notice, all authority and power of the Master Servicer under the pooling and servicing agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans) shall, subject to the provisions of the pooling and servicing agreement and to bankruptcy insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

         Upon the Master Servicer's receipt of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the pooling and servicing agreement and the transactions set forth or provided for in the pooling and servicing agreement. The trustee shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the trustee (1) shall be under no obligation to repurchase any mortgage loan; and (2) shall have no obligation whatsoever with respect to any liability the Master Servicer incurred at or prior to the time of the Master Servicer's receipt of such notice or of such opinion of counsel. As compensation for serving as Master Servicer, the trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the pooling and servicing agreement. Pending appointment of a successor to either Master Servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the trustee as provided above, and that such successor shall undertake and assume the obligations of the trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the pooling and servicing agreement.

Monthly Advances

         If the scheduled payment on a mortgage loan which was due on a related Due Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the appropriate subaccount of the certificate account which will be used for a Certificate Account Advance (as defined below) with respect to such mortgage loan, the Master Servicer will deposit in the certificate account not later than the Business Day immediately preceding the distribution date an amount equal to such deficiency, net of the related master servicing fee except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. With respect to any balloon payment due on a mortgage loan that is delinquent on its maturity date, the Master Servicer will not be required to advance the related balloon payment but will be required to continue to make advances with respect to such mortgage loan, to the extent the Master Servicer deems such amount to be recoverable, in an amount equal to one month's interest on the unpaid principal balance at the applicable mortgage rate less the master servicing fee (expressed as a monthly rate) with respect thereto. Subject to the foregoing, such advances will be made through liquidation of the related mortgaged property. The Master Servicer shall replace any amount used as a Certificate Account Advance by deposit in the certificate account on or before any future date to the extent that funds in the certificate account on such date are less than the amount required to be transferred to the certificate account. If applicable, on the fifth Business Day preceding each distribution date, the Master Servicer shall present an Officer's Certificate to the trustee (1) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (2) detailing the reason it deems the advance to be nonrecoverable. The Master Servicer's failure to deposit in the certificate account any advance the pooling and servicing agreement requires it to deposit would constitute an Event of Default with respect to the Master Servicer if the Master Servicer's failure goes unremedied for sixty days. For a further discussion of this event of default please see "--Events of Default" above.

         As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the certificate account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to certificateholders during such calendar month on account of scheduled payments on the mortgage loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

Reports to Certificateholders

         On each distribution date, a written report will be provided to each holder of Certificates setting forth certain information with respect to the composition of the payment being made, the current principal amount or notional amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans.

Termination

         The obligations of the Master Servicer and the trustee created by the pooling and servicing agreement will terminate upon (1) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans and (2) the payment to certificateholders of all amounts required to be paid to them pursuant to such pooling and servicing agreement.

         On any distribution date on which the aggregate Scheduled Principal Balances of the mortgage loans is less than 10% of the aggregate Scheduled Principal Balances as of the cut-off date of the mortgage loans, the market servicer, or its designee may repurchase from the trust all mortgage loans remaining outstanding and any REO Property remaining in the trust at a purchase price equal to (a) the unpaid principal balance of such mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to the next Due Date, plus (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of Liquidation Expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate to the next Due Date). Any such repurchase will result in the retirement of the certificates. The trust may also be terminated and the certificates retired on any distribution date upon the seller's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of the REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

The Trustee

         The trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon becoming aware of such circumstances, the Master Servicer will be entitled to appoint a successor trustee. The holders of Certificates evidencing ownership of not less than 51% of the trust may remove the trustee at any time. In the event that the certificateholders remove the trustee, the certificateholders shall pay the compensation of any successor trustee to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                     FEDERAL INCOME TAX CONSIDERATIONS

         An election will be made to treat the mortgage loans and certain other assets owned by the trust as a real estate mortgage investment conduit for federal income tax purposes. The Certificates (other than the Class R Certificate) will be designated as regular interests in a REMIC and this Prospectus Supplement will refer to them as the "regular certificates" or the "REMIC regular certificates." The Class R Certificate will be designated as the residual interest in the REMIC (the "residual certificate" or the "REMIC residual certificate"). All certificateholders should review "Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates and the REMIC residual certificate.

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable [corporate] debt instruments. Except as described in the accompanying Prospectus for OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. Because the REMIC regular certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting. The issuer will issue the Class PO and Class X Certificates with original issue discount. Some or all of the other classes of regular certificates may also be subject to the original issue discount provisions. See "Federal Income Tax Consequences--REMIC Regular Securities--OID" in the Prospectus. All purchasers of REMIC regular certificates should consult their tax advisors for advice regarding the effect, if any, of the tax provisions of the Code and Treasury regulations relating to original issue discount on the purchase of the regular certificates. The issuer will use [ ]% of the [prepayment model] as the Prepayment Assumption to calculate the accrual rate of OID, if any. The Prepayment Assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--Prepayment Model" for a description of the Prepayment Assumption model used in this Prospectus Supplement. However, no representation is made as to the rate at which prepayments actually will occur. In addition, other classes of regular certificates may be treated as having been issued at a premium.

           The residual certificate generally will not be treated as an evidence of indebtedness for federal income tax purposes. Instead, the residual certificate will be considered a residual interest in a REMIC, representing rights to the taxable income or net loss of the REMIC. A Residual Certificateholder will recognize his share of the related REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

           A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized -- or the fair market value of any property -- received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors" in the accompanying Prospectus.

                            ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a Plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)", should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the Master Servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         [Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as recently amended by PTE 2000-58, will generally be met with respect to the offered Certificates except for those conditions which are dependent on facts unknown to [ ] or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such class of offered Certificates. However, before purchasing such an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such offered Certificates. See "ERISA Considerations" in the Prospectus.]

         Any Plan fiduciary which proposes to cause a Plan to purchase offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered Certificates. Assets of a Plan should not be invested in the offered Certificates unless it is clear that the Exemption or any other prohibited transaction exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar law.

                              LEGAL INVESTMENT

         The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, which is referred to as SMMEA, so long as a nationally recognized statistical rating organization rates them in one of the two highest rating categories. As such, the Senior Certificates and the Class B-1 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that any a nationally recognized statistical rating organization will rate the remaining classes of Certificates in one of the two highest rating categories. As such, the remaining Certificates will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the certificates. See "Legal Investment" in the Prospectus.

                   RESTRICTIONS ON PURCHASE AND TRANSFER
                        OF THE RESIDUAL CERTIFICATE

         The Residual Certificate is not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

         The Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of such Residual Certificate who is a "Tax Matters Person" as defined in the Code and by the seller. The seller will not give its consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the trustee and the seller with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax Matters Person and the seller consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or the seller may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the trust to tax (or disqualify the REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person and the seller may, without action on the part of Holders, amend the pooling and servicing agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth in this Prospectus Supplement may subject a residual certificateholder to taxation. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person and the seller consent in writing (which consent may be withheld in the Tax Matters Person's or the seller's sole discretion), the Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in
Section 7701(a)(30) of the Code (a "U.S. Person").

                           METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriter is purchasing the offered Certificates from the seller upon issuance. The underwriter is an affiliate of the seller. The underwriter will offer such offered Certificates (only as and if issued and delivered to and accepted by the underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The seller expects to receive proceeds of approximately [ ]% of the aggregate principal balance of the offered Certificates, as of the cut-off date, plus accrued interest thereon, but before deducting expenses payable by the seller in connection with the offered Certificates which are estimated to be $[ ]. In connection with the purchase and sale of such offered Certificates, the underwriter may be deemed to have received compensation from the seller in the form of an underwriting discount.

         The seller will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

         There is currently no secondary market for the certificates and there are no assurances that such a market will develop. The underwriter intends to establish a market in the offered Certificates, but is not obligated to do so. Any such market, even if established, may not continue.

                               LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will pass upon certain legal matters relating to the certificates for the seller and the underwriter.

                                   RATING

         It is a condition to the issuance of each class of offered Certificates that it receives the ratings set forth below from S&P, Moody's and Fitch.

Class                         S&P             Rating                     Fitch
                                              Moody's

Class A
Class PO
Class X
Class B-1
Class B-2
Class B-3
Class R

         The ratings assigned by S&P, Moody's and Fitch to mortgage pass-through Certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such Certificates were issued. S&P's, Moody's and Fitch's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such Certificates. S&P's, Moody's and Fitch's ratings on such Certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating Agencies do not address the possibility that, as a result of Principal Prepayments or recoveries (1) certificateholders might suffer a lower than anticipated yield and (2) if there is a rapid rate of principal payments (including Principal Prepayments) on the mortgage loans investors in the interest only Certificates could fail to fully recover their initial investment. The ratings on the Class PO Certificates only address the return of their principal balance. The rating on the Residual Certificate addresses only the return of its principal balance and interest thereon at its pass-through rates.

         You should evaluate the ratings assigned to the offered
Certificates independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The seller has not requested a rating of the offered Certificates by any rating agency other than the rating agencies discussed in this Prospectus Supplement. However, the seller cannot assure you as to whether any other rating agency will rate the offered Certificates or, in such event, what rating would be assigned to the offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the offered Certificates may be lower than the ratings assigned by the rating agencies discussed in this Prospectus Supplement.




                       INDEX OF PRINCIPAL DEFINITIONS

Accrued Certificate Interest  ...........................................S-25
Allocable Share  ........................................................S-32
Assumed Final Distribution Date  ........................................S-40
Available Funds  ........................................................S-22
Bankruptcy Loss  ........................................................S-34
Business Day  ...........................................................S-22
certificate account  ....................................................S-56
Certificate Account Advance  ............................................S-62
Class PO Cash Shortfall  ................................................S-25
Class PO Deferred Amount  ...............................................S-34
Class PO Deferred Payment Writedown Amount  .............................S-26
Class PO Principal Distribution Amount  .................................S-31
Class Prepayment Distribution Trigger  ..................................S-33
Closing Date  ............................................................S-2
Code  ...................................................................S-64
Compensating Interest Payments  .........................................S-55
cross-over date  ........................................................S-24
current principal amount  ...............................................S-25 cut-off date  ............................................................S-2
Debt Service Reduction  .................................................S-34
defaulted mortgage loan  ................................................S-55
Deficient Valuation  ....................................................S-34
Determination Date  .....................................................S-33
discount mortgage loan  .................................................S-27
Due Date  ...............................................................S-15
due period  .............................................................S-29
ERISA  ..................................................................S-64
Events of Default  ......................................................S-60
Exemption  ..............................................................S-65
Insurance Proceeds  .....................................................S-33
interest shortfall  .....................................................S-26
Issuer  ..................................................................S-2
Liquidated Mortgage Loan  .........................................S-33, S-34
Liquidation Proceeds  ...................................................S-34
Loss Allocation Limitation  .............................................S-35
master servicer  ...................................................S-2, S-19
master servicing fee  ...................................................S-55
material defect  ........................................................S-48
MONTHLY ADVANCES  .......................................................S-10
Monthly Payment  ........................................................S-33
mortgage file  ..........................................................S-48
mortgage loan  ..........................................................S-14
mortgage pool  ..........................................................S-14
mortgagor  ..............................................................S-26
net interest shortfalls  ..........................................S-27, S-55
Net Liquidation Proceeds  ...............................................S-34
Net Rate ................................................................S-15
non-discount mortgage loan ..............................................S-27
Non-PO Percentage .......................................................S-27
Non-PO realized losses ..................................................S-35
Non-SMMEA Certificates ..................................................S-65
Offered Certificates .....................................................S-2
Original Subordinate Principal Balance ..................................S-30
Other Certificates .................................................S-3, S-21
outstanding principal balance ...........................................S-49
Permitted Investments ...................................................S-52
Plan Asset Regulations ..................................................S-65
Plan(s) .................................................................S-65
PO Percentage ...........................................................S-27
Prepayment Period .......................................................S-31
Principal Prepayment ....................................................S-33
Protected Account .......................................................S-56
PTE .....................................................................S-65
Rating Agencies .........................................................S-12
realized loss ...........................................................S-34
regular certificates ....................................................S-63
REMIC regular certificates ..............................................S-63
REMIC residual certificate ..............................................S-63
REO properties ..........................................................S-19
REO Property ............................................................S-33
repurchase price ........................................................S-49
Repurchase Proceeds .....................................................S-33
residual certificate ....................................................S-63
Scheduled Principal Balance .............................................S-15
seller ...................................................................S-2
Senior P&I Optimal Principal Amount .....................................S-28
Senior Percentage .......................................................S-28
Senior Prepayment Percentage ............................................S-29
Senior Prepayment Percentage Stepdown Limitation ........................S-29
servicing account .......................................................S-52
SPA .....................................................................S-40
Subordinate Certificate Writedown Amount ................................S-26
Subordinate Optimal Principal Amount ....................................S-32
Subordinate Percentage ..................................................S-31
Subordinate Prepayment Percentage .......................................S-31
trust ....................................................................S-2
Trustee ..................................................................S-2
Trustee's Fee ...........................................................S-15
U.S. Person .............................................................S-66
United States person ....................................................S-66
weighted average life ...................................................S-40




=============================================================================
INVESTORS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE SELLER, THE ISSUER OR THE UNDERWRITER HAVE NOT AUTHORIZED ANYONE TO PROVIDE INVESTORS WITH DIFFERENT INFORMATION. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED BY THIS PROSPECTUS
SUPPLEMENT NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS CORRECT AS OF
ANY TIME SUBSEQUENT TO ITS DATE.] [UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             TABLE OF CONTENTS
                           PROSPECTUS SUPPLEMENT

                                                                          PAGE


SUMMARY OF TERMS............................................................S-2
RISK FACTORS...............................................................S-14
   The Mortgage Loans Are Concentrated In The State Of [   ],
   Which May Present A Greater Risk Of Loss With Respect To
   Such Mortgage Loans.....................................................S-14
   Other Risks.............................................................S-14
DESCRIPTION OF THE MORTGAGE LOANS..........................................S-14
   Underwriting Standards..................................................S-15
THE MASTER SERVICER........................................................S-19
   General.................................................................S-19
   Delinquency and Foreclosure Experience..................................S-19
DESCRIPTION OF THE CERTIFICATES............................................S-20
   General.................................................................S-20
   Book-Entry Registration.................................................S-22
   Available Funds.........................................................S-22
   Distributions on the Certificates.......................................S-23
   Allocation of Losses; Subordination.....................................S-33
   Subordination...........................................................S-35
YIELD AND PREPAYMENT CONSIDERATIONS........................................S-37
   General.................................................................S-37
   Additional Yield Considerations for Specific Classes....................S-38
   Assumed Final Distribution Date.........................................S-40
   Weighted Average Lives..................................................S-40
   Prepayment Model........................................................S-40
   Pricing Assumptions.....................................................S-41
   Decrement Tables........................................................S-41
   [Yield on Class PO Certificates.........................................S-45
   [Yield on Class X Certificates..........................................S-46
THE POOLING AND SERVICING AGREEMENT........................................S-47
   General.................................................................S-47
   Voting Rights...........................................................S-47
   Assignment of Mortgage Loans............................................S-47
   Representations and Warranties..........................................S-49
   Collection and Other Servicing Procedures...............................S-51
   Hazard Insurance........................................................S-52
   Realization Upon Defaulted Mortgage Loans; Purchases
   of Defaulted Mortgage Loans.............................................S-54
   Servicing Compensation and Payment of Expenses..........................S-55
   Protected Account.......................................................S-56
   Certificate Account.....................................................S-56
   Certain Matters Regarding the Master Servicer...........................S-59
   Events of Default.......................................................S-60
   Monthly Advances........................................................S-61
   Reports to Certificateholders...........................................S-62
   Termination.............................................................S-63
   The Trustee.............................................................S-63
FEDERAL INCOME TAX CONSIDERATIONS..........................................S-63
ERISA CONSIDERATIONS.......................................................S-65
LEGAL INVESTMENT...........................................................S-65
RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL
CERTIFICATE................................................................S-66
METHOD OF DISTRIBUTION.....................................................S-67
LEGAL MATTERS..............................................................S-67
RATING.....................................................................S-67




=====================================================================





                             FORM OF SCHEDULE A

               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The tables below set forth estimates of certain expected characteristics (as of the Cut-off Date) of the mortgage loans. In each of the following tables, the percentages are based on the Cut-off Date Scheduled Principal Balances and have been rounded and, as a result, may not total 100.00%.

         The description herein of the mortgage loans is based upon estimates of the composition of the mortgage loans as of the cut-off date, as adjusted for all scheduled principal payments due on or before the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to [ ], 20[ ], (ii) requirements of each of the rating agencies or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. The characteristics of the mortgage pool and the mortgage loans at the time the certificates are issued will not, however, differ by more than 5% from the estimated information set forth herein with respect to the mortgage pool and the mortgage loans as presently constituted, although certain characteristics of the mortgage loans may vary.


               YEAR OF FIRST PAYMENT OF THE MORTGAGE LOANS(1)

                                                                             Aggregate Principal
                                                          Number of                Balance                   % of
                                                          Mortgage            Outstanding as of            Mortgage
Year of First Payment                                       Loans                Cut-Off Date               Loans
---------------------------------------------------    ----------------    -------------------------     -------------

200[ ].........................................                            $                                        %

200[ ].........................................
                                                       ----------------    -------------------------     -------------
         Total.................................                            $                                     100%
                                                       =============      ===========================    =============
-------
(1)  As of the Cut-off Date, the weighted average seasoning of the mortgage loans is expected to be approximately [    ] months.





                   TYPES OF MORTGAGED PROPERTIES SECURING
                               MORTGAGE LOANS

Property Type                                             Number of          Aggregate Principal             % of
                                                                                   Balance
                                                          Mortgage            Outstanding as of            Mortgage
                                                            Loans                Cut-Off Date               Loans
---------------------------------------------------    ----------------    -------------------------     -------------
Single-Family..................................                            $                                        %
Two- to Four-Family............................
Planned Unit Development.......................
Condominium....................................
                                                       ----------------    -------------------------     -------------
         Total.................................                            $                                     100%
                                                       =============      ===========================    =============





                     OCCUPANCY OF MORTGAGED PROPERTIES
                         SECURING MORTGAGE LOANS(1)

Occupancy Status                                          Number of          Aggregate Principal             % of
                                                                                   Balance
                                                          Mortgage            Outstanding as of            Mortgage
                                                            Loans                Cut-Off Date               Loans
---------------------------------------------------    ----------------    -------------------------     -------------
Primary Residence..............................                            $                                        %
Second Home....................................
Investor Property..............................
                                                       ----------------    -------------------------     -------------
         Total.................................                            $                                     100%
                                                       =============      ===========================    =============
-------
(1)  Based on representations of the Mortgagor at the time of mortgage loan origination.





             GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                         SECURING MORTGAGE LOANS(1)

State                                                     Number of          Aggregate Principal             % of
                                                                                   Balance
                                                          Mortgage            Outstanding as of            Mortgage
                                                            Loans                Cut-Off Date               Loans
---------------------------------------------------    ----------------    -------------------------     -------------

Alabama.........................................                           $                                        %
Arizona.........................................
California......................................
Colorado........................................
Connecticut.....................................
District of Columbia............................
Delaware........................................
Florida.........................................
Georgia.........................................
Hawaii..........................................
Idaho...........................................
Illinois........................................
Indiana.........................................
Kansas..........................................
Massachusetts...................................
Maryland........................................
Maine...........................................
Missouri........................................
Mississippi.....................................
Montana.........................................
North Carolina..................................
Nebraska........................................
New Hampshire...................................
New Jersey......................................
New Mexico......................................
Nevada..........................................
New York........................................
Oklahoma........................................
Oregon..........................................
Pennsylvania....................................
Tennessee.......................................
Texas...........................................
Utah............................................
Virginia........................................
Washington......................................
West Virginia...................................
         Total..................................                           $                                     100%
-------
(1)  As of the Cut-off Date, no more than approximately [ ]% of the aggregate Outstanding Principal Balance of the mortgage loans is expected to be secured by properties located in any one zip code.





                     LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                             Aggregate Principal
                                                          Number of                Balance                   % of
                                                          Mortgage            Outstanding as of            Mortgage
Loss Purpose                                                Loans                Cut-Off Date               Loans
---------------------------------------------------    ----------------    -------------------------     -------------
Purchase.                                                                  $                                        %
Rate and Term Refinance........................
Cash-Out Refinance.............................
                                                       ----------------    -------------------------     -------------
         Total.................................                            $                                     100%
                                                       =============      ===========================    =============





             DISTRIBUTION OF ORIGINAL MORTGAGE LOAN AMOUNTS(1)

Original Mortgage Loan Amount                           Number of           Aggregate Principal              % of
                                                         Mortgage           Balance Outstanding            Mortgage
                                                          Loans              as of Cut-Off Date             Loans
---------------------------------------------          -------------       -----------------------       -------------
$50,000 or less............................                                $                                        %
$50,001 - $100,000.........................
$100,001 - $150,000........................
$150,001 - $200,000........................
$200,001 - $250,000........................
$250,001 - $300,000........................
$300,001 - $350,000........................
$350,001 - $400,000........................
$500,001 - $550,000........................
$550,001 - $600,000........................
$600,001 - $650,000........................
$700,001 - $750,000........................
                                                       -------------       -----------------------       -------------
         Total.............................                                $                                     100%
                                                       =============      ===========================    =============
-------
(1)  As of the Cut-off Date, the average Outstanding Principal Balance of the mortgage loans is expected to be approximately
     $[          ].





           ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)


Original Loan-to-Value Amount                           Number of           Aggregate Principal              % of
                                                                                  Balance
                                                         Mortgage            Outstanding as of             Mortgage
                                                          Loans                Cut-Off Date                 Loans
---------------------------------------------          -------------     --------------------------      -------------
50.00% or less.............................                              $                                          %
50.01%  - 55.00%...........................
55.01%  - 60.00%...........................
60.01%  - 65.00% ..........................
65.01%  - 70.00%...........................
70.01%  - 75.00%...........................
75.01%  - 80.00%...........................
80.01%  - 85.00%...........................
85.01%  - 90.00%...........................
90.01%  - 95.00%...........................
                                                       -------------     --------------------------      -------------
         Total.............................                              $                                       100%
                                                       =============      ===========================    =============
-------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the mortgage loans is expected to be
     approximately [          ]%.





                  MORTGAGE RATES OF THE MORTGAGE LOANS(1)

Mortgage Rate                                           Number of           Aggregate Principal              % of
                                                                                  Balance
                                                         Mortgage            Outstanding as of             Mortgage
                                                          Loans                 Cut-Off Date                Loans
---------------------------------------------          -------------      -------------------------      -------------
7.375%.....................................                               $                                         %
7.500%.....................................
7.625%.....................................
7.750% ....................................
7.875%.....................................
7.989%.....................................
8.000%.....................................
8.125%.....................................
8.250%.....................................
8.375%.....................................
8.500%.....................................
8.625%.....................................
8.750%.....................................
8.875%.....................................
9.000%.....................................
9.125%.....................................
9.250%.....................................
9.375%.....................................
9.625%.....................................
9.750%.....................................
9.875%.....................................
10.000%....................................
10.125%....................................
10.375%....................................
10.500%....................................
10.625%....................................
10.750%....................................
10.875%....................................
11.000%....................................
11.625%....................................
                                                       -------------      -------------------------      -------------
         Total.............................                               $                                      100%

-------
(1)  As of the Cut-off Date, the weighted average Mortgage Ratio of the mortgage loans is expected to be approximately [      ]%
     per annum.





                   ORIGINAL TERM OF THE MORTGAGE LOANS(1)

Original Term                                           Number of            Aggregate Principal             % of
                                                         Mortgage         Balance Outstanding as of        Mortgage
                                                          Loans                  Cut-Off Date               Loans
---------------------------------------------          -------------      ---------------------------    -------------
180 or less................................
180 to 360.................................
                                                       -------------      ---------------------------    -------------
         Total.............................                               $                                      100%
                                                       =============      ===========================    =============
-------
(1)  As of the Cut-off Date, the weighted average Loan-to-Value at origination of the mortgage loans is expected to be approximately
     [          ]%.





                  DOCUMENTATION TYPE OF THE MORTGAGE LOANS

Documentation Type                                      Number of            Aggregate Principal             % of
                                                                          Balance Outstanding as of        Mortgage
                                                     Mortgage Loans              Cut-Off Date               Loans
----------------------------------------------       ----------------     ---------------------------    -------------

Full.......................................
Alternative................................
Reduced/Stated Income......................
No Income/No Asset.........................
                                                     ----------------     ---------------------------    -------------
         Total.............................                               $                                      100%
                                                     ================     ===========================    =============





=====================================================================
                            $[                ]
                               (Approximate)


                            $[                ]

                           MORTGAGE PASS-THROUGH
                               CERTIFICATES,
                              SERIES 20[ ]-[ ]


                           PROSPECTUS SUPPLEMENT


                            GOLDMAN, SACHS & CO.



                           [           ], 200[ ]

====================================================================




The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




              Subject to Completion, Dated [         ], 200[ ]


    Form of Prospectus Supplement (to Prospectus dated [        ], 200[ ])

                         $[          ] (APPROXIMATE)

                  MORTGAGE BACKED NOTES, SERIES 20[ ]-[ ]

                         [                         ]
                                   ISSUER

                        GS MORTGAGE SECURITIES CORP.
                                   SELLER

         The seller will form [           ]. The issuer will issue the notes
representing an interest in primarily first lien, fixed or adjustable rate mortgage loans secured by one- to four-family residences and individual condominium units. Only the notes identified below are offered by this prospectus supplement.

         CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS BEFORE PURCHASING ANY NOTES

         The notes are obligations only of the issuer. No person insures or guarantees either the notes or the mortgage loans. Distributions on the notes will be payable solely from the assets transferred to the issuer for the benefit of noteholders.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Class A Notes                                               $(1)
     Class M-1 Notes                                             $(2)  Variable
     Class M-2 Notes                                             $
     Class M-3 Notes(3)                                          $

         Goldman, Sachs & Co. as the underwriter, will offer all of the notes from time to time, subject to certain conditions, in negotiated transactions at varying prices to be determined at the time of sale.

         The underwriter and the issuer will deliver to purchasers the notes in book-entry form, through The Depository Trust Company, in each case on or about [ ], 200[ ].

                               ------------

                            GOLDMAN, SACHS & CO.
            The date of this prospectus supplement is [ ], 20[ ]




                             TABLE OF CONTENTS
                           PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT ..........................................S-2
RISK FACTORS...............................................................S-8
   The Subordinate Notes Will Be Particularly Sensitive to
   Losses on the Mortgage Loans............................................S-8
   The Subordinate Notes Will Not Be Entitled to Receive
   Principal Payments Until All Principal Payments Have Been
   Made on the Class A Notes Which May Lead to Losses With
   Respect to These Notes..................................................S-8
   The Difference Between the Interest Rates on the Notes
   and the Mortgage Loans May Result in Interest Shortfalls
   Allocated to Your Notes.................................................S-9
DESCRIPTION OF THE MORTGAGE LOANS..........................................S-9
   The Index Applicable to the Adjustable Rate Mortgage Loans.............S-12
   Underwriting Standards.................................................S-12
THE MASTER SERVICER.......................................................S-16
   General................................................................S-16
   Delinquency and Foreclosure Experience.................................S-16
YIELD AND PREPAYMENT CONSIDERATIONS.......................................S-17
   General Prepayment Considerations......................................S-17
   Special Yield Considerations...........................................S-19
   Weighted Average Lives.................................................S-20
PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE SPECIFIED
PERCENTAGES OF THE PREPAYMENT ASSUMPTION..................................S-22
   [Yield Sensitivity of the Subordinate Notes............................S-26
DESCRIPTION OF THE NOTES..................................................S-26
   General................................................................S-26
   Registration of the Notes..............................................S-28
   Definitive Notes.......................................................S-29
   Book-Entry Facilities; Book-Entry, Delivery and Form...................S-30
   Global Clearance and Settlement Procedures.............................S-32
   Glossary of Terms......................................................S-33
   Interest Payments on the Notes.........................................S-39
   Calculation of One-Month LIBOR.........................................S-40
   Principal Payments on the Notes........................................S-42
   Credit Enhancement.....................................................S-44
   Overcollateralization Provisions.......................................S-44
   Allocation of Losses; Subordination....................................S-46
   P&I Advances...........................................................S-47
THE ISSUER................................................................S-47
GS MORTGAGE SECURITIES CORP...............................................S-48
THE [             ].......................................................S-48
[THE OWNER TRUSTEE........................................................S-48
THE INDENTURE TRUSTEE.....................................................S-48
THE SERVICING AGREEMENT...................................................S-49
   Servicing and Other Compensation and Payment of Expenses...............S-49
THE INDENTURE AND [OWNER TRUST AGREEMENT].................................S-50
   General Description of the Indenture...................................S-50
   Assignment of Mortgage Loans...........................................S-50
   Events of Default......................................................S-51
   Voting Rights..........................................................S-51
   Optional Redemption....................................................S-51
FEDERAL INCOME TAX CONSEQUENCES...........................................S-51
METHOD OF DISTRIBUTION....................................................S-52
SECONDARY MARKET..........................................................S-53
LEGAL OPINIONS............................................................S-53
RATINGS...................................................................S-53
LEGAL INVESTMENT..........................................................S-53
ERISA CONSIDERATIONS......................................................S-54



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the Offered Notes in three separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes;

      o this prospectus supplement, which describes the specific terms of this series of notes; and

         If the terms of your notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         The issuer includes cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

         The issuer may have filed preliminary information regarding the trust's assets and the notes with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which the underwriter prepared for prospective investors.

         Statements contained in this prospectus supplement which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results could differ materially from those contained in such statements.

         GS Mortgage Securities Corp. maintains its principal office at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.




                      SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is a very broad overview of the notes offered by this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the Offered Notes, read carefully this entire prospectus supplement and the entire accompanying prospectus.

Title of Series....................   Mortgage-Backed Notes, Series 200[ ]-[ ].

Cut-Off Date.......................   [          ], 200[ ].

Closing Date.......................   On or about [          ], 200[ ].

Issuer.............................   [             ], also referred to as the
                                      "trust".

Seller.............................   GS Mortgage Securities Corp., the seller
                                      will deposit the mortgage loans into the trust.

Master Servicer....................   [            ].

Originators and Servicers..........   [          ], [          ] and [      ].

[          ].......................   [          ].

[          ].......................   [          ].

[Owner Trustee]....................   [          ].

Indenture Trustee..................   [          ].

Payment Dates......................   Payments on the Offered Notes will be
                                      made on the [  ]th day of each month,
                                      or, if that day is not a business day,
                                      on the next succeeding business day,
                                      beginning in [         ].

Offered Notes......................   The classes of Offered Notes and their
                                      interest rates, note balances and final
                                      maturity date are set forth in the
                                      immediately following table.

       CLASS              MATURITY DATE          INITIAL NOTE BALANCE        NOTE INTEREST RATE         FINAL
--------------------    -----------------      -----------------------     ---------------------    ------------

A                                                   $[          ]                 Variable
M-1                                                 $[          ]                 Variable
M-2                                                 $[          ]                 Variable
M-3                                                 $[          ]                 Variable

                                      The initial note balances of each
                                      class of Offered Notes listed in the
                                      immediately preceding table is
                                      approximate. The interest rate on
                                      each class of Offered Notes is
                                      variable and will be calculated as
                                      described in this Prospectus
                                      Supplement under "Description of the
                                      Notes--Interest Payments on the
                                      Notes."

The Issuer.........................   The notes will be issued by the
                                      issuer, a [Delaware business trust]
                                      established under a trust agreement
                                      between the seller and the owner
                                      trustee. The issuer will issue [ ]
                                      classes of notes representing
                                      non-recourse debt obligations of the
                                      issuer secured by the trust estate.

                                      Distributions of interest and
                                      principal on the Offered Notes will
                                      be made only from payments received
                                      in connection with the mortgage loans
                                      described in this summary under the
                                      heading "Description of the Mortgage
                                      Loans-Mortgage Loans."

Equity Certificates................   Trust Certificates, Series [ ]-[ ],
                                      will be issued under the owner trust
                                      agreement and will represent the
                                      beneficial ownership interest in the
                                      issuer. The equity certificates are
                                      not offered by this prospectus
                                      supplement.

The Mortgage Pool.................    Primarily [conventional] first lien,
                                      fixed or adjustable rate mortgage
                                      loans secured by one- to four-family
                                      residences and individual condominium
                                      units located primarily in [ ].

                                      The mortgage loans were originated
                                      between [year] and [year]. They were
                                      originated or acquired by [ ], an
                                      affiliate of the master servicer. The
                                      mortgage loans have original terms to
                                      maturity of [ ] to [ ] years.

                                      All of the mortgage loans with
                                      loan-to-value ratios in excess of 80%
                                      have primary mortgage insurance.

                                      Approximately [ ]% of the mortgage
                                      loans by aggregate principal balance
                                      as of the cut-off date have a larger
                                      payment, known as a balloon payment,
                                      due at maturity. Such mortgage loans
                                      have fifteen year original terms but
                                      amortize as if they had a term of
                                      thirty years, with their outstanding
                                      principal balances due at maturity.
                                      All other mortgage loans are fully
                                      amortizing mortgage loans.

                                      The issuer has set forth below
                                      certain information regarding the
                                      mortgage loans and the related
                                      mortgaged properties as of the
                                      cut-off date. The information
                                      provided by the issuer is
                                      approximate. Schedule A, which is
                                      attached and is a part of this
                                      prospectus supplement, describes the
                                      assumptions the issuer made and the
                                      basis of its calculations and
                                      presents more detailed statistical
                                      information relating to the mortgage
                                      loans. You should also refer to
                                      "Description of the Mortgage Loans"
                                      in this prospectus supplement.

Number of Mortgage Loans...........   [               ].

Aggregate Scheduled Principal
Balance............................   $[              ].

Minimum Scheduled Principal
Balance............................   $[              ].

Maximum Scheduled Principal
Balance............................   $[              ].

Average Scheduled Principal
Balance............................   $[              ].

Minimum Mortgage Rate..............   [    ]% per annum.

Maximum Mortgage Rate..............   [    ]% per annum.

Weighted Average Mortgage Rate.....   [    ]% per annum.

Weighted Average Net Rate..........   [    ]% per annum.

Minimum Remaining Term to Stated
Maturity...........................   [    ] months.

Maximum Remaining Term to Stated
Maturity...........................   [    ] months.

Weighted Average Remaining Term
to Stated Maturity.................   [    ] months.

Weighted Average Original
Loan-to-Value Ratio................   [    ]%.

Location of Mortgaged Property

California.........................   [     ]%.

Other..............................   [     ]%.

The Notes..........................   Offered Notes. The Offered Notes will
                                      have the characteristics shown in the
                                      table appearing on page S-[ ] in this
                                      prospectus supplement. The interest
                                      rate on each class of Offered Notes
                                      is variable and is calculated for
                                      each distribution date as described
                                      in this prospectus supplement under
                                      "Description of the Notes--Interest
                                      Payments on the Notes."

                                      The Offered Notes will be sold by the
                                      seller to the underwriter on the
                                      closing date. The Offered Notes will
                                      initially be represented by one or
                                      more global notes registered in the
                                      name of Cede & Co., as nominee of DTC
                                      in minimum denominations of $[1,000]
                                      and integral multiples of $[1.00] in
                                      excess of the minimum denominations.

Credit Enhancement.................   The credit enhancement provided for
                                      the benefit of the holders of the
                                      Offered Notes consists of
                                      subordination as described in this
                                      prospectus supplement under
                                      "Description of the Notes-Allocation
                                      of Losses; Subordination" in this
                                      prospectus supplement.

                                      Subordination. The rights of the
                                      holders of the Class M-1 Notes, the
                                      Class M-2 Notes and the Class M-3
                                      Notes to receive distributions will
                                      be subordinated, to the extent
                                      described in this prospectus
                                      supplement, to the rights of the
                                      holders of the Class A Notes. The
                                      Class M-1 Notes, the Class M-2 Notes
                                      and the Class M-3 Notes are referred
                                      to in the prospectus supplement as
                                      Subordinate Notes.

                                      In addition, the rights of the
                                      holders of Subordinate Notes with
                                      higher numerical class designations
                                      will be subordinated to the rights of
                                      holders of Subordinate Notes with
                                      lower numerical class designations,
                                      to the extent described in this
                                      prospectus supplement.

                                      Subordination is intended to enhance
                                      the likelihood of regular
                                      distributions on the more senior
                                      notes in respect of interest and
                                      principal and to afford the more
                                      senior notes protection against
                                      realized losses on the mortgage loans
                                      as described in the next section.

                                      Allocation of Losses. If Subordinate
                                      Notes remain outstanding, losses on
                                      the mortgage loans will be allocated
                                      first to the class of Subordinate
                                      Notes with the lowest payment
                                      priority, and the other classes of
                                      notes will not bear any portion of
                                      these losses. If none of the
                                      Subordinate Notes remain outstanding,
                                      losses on mortgage loans will not be
                                      allocated to the Class A Notes in
                                      reductions of their note balances,
                                      however, there may not be sufficient
                                      funds to pay the Class A Notes in
                                      full.

P&I Advances.......................   Each servicer is required to advance
                                      delinquent payments of principal and
                                      interest on the mortgage loans,
                                      subject to the limitations described
                                      under "Description of the Notes-P&I
                                      Advances" in this prospectus
                                      supplement. These advances are
                                      referred to in this prospectus
                                      supplement as P&I advances. Each
                                      servicer is entitled to be reimbursed
                                      for these advances, and therefore
                                      these advances are not a form of
                                      credit enhancement.

Optional Redemption................   At its option, the majority holder of
                                      the equity certificates may redeem
                                      the notes and thereby effect
                                      termination and early retirement of
                                      the notes, after the aggregate note
                                      balance has been reduced to less than
                                      [ ]% of the aggregate initial note
                                      balance.

Offered Notes......................   The trust created for the series 200[
                                      ]-[ ] notes will hold a pool of one-
                                      to four-family residential first
                                      mortgage loans. The trust will issue
                                      [ ] classes of Offered Notes. You can
                                      find a list of these classes,
                                      together with their note balances,
                                      interest rates and certain other
                                      characteristics, on page S-[ ] of
                                      this prospectus supplement. Credit
                                      enhancement for the Offered Notes
                                      will be provided by [ ] classes of
                                      subordinated Class M Notes. Each
                                      class of Class M Notes is
                                      subordinated to the senior notes and
                                      any Class M Notes with a higher
                                      payment priority.

Underwriting.......................   Goldman, Sachs & Co., as underwriter,
                                      will offer to the public the Class A
                                      Notes, the Class M-1 Notes, the Class
                                      M-2 Notes and the Class M-3 Notes at
                                      varying prices to be determined at
                                      the time of sale. The proceeds to the
                                      seller from the sale of the
                                      underwritten notes will be
                                      approximately [ ]% of the principal
                                      balance of the underwritten notes
                                      plus accrued interest, before
                                      deducting expenses. See "Method of
                                      Distribution".

Federal Income Tax Consequences....   The Offered notes will be debt for
                                      federal income tax purposes.
                                      Therefore, interest paid or accrued
                                      will be taxable to you. By acceptance
                                      of your Offered Notes, you will be
                                      deemed to have agreed to treat your
                                      Offered Note as a debt instrument for
                                      purposes of federal and state income
                                      tax, franchise tax, and any other tax
                                      measured by income. See "Federal
                                      Income Tax Consequences" in this
                                      prospectus supplement and in the
                                      accompanying prospectus.

Ratings............................   It is a condition to the issuance of the
                                      notes that the Offered Notes receive the
                                      following ratings from [           ] and
                                      [    ]:

                                      OFFERED NOTES       [RA]           [RA]

                                        Class A           [AAA]         [AAA]
                                        Class M-1         [AA]           [AA]
                                        Class M-2          [A]           [A]
                                        Class M-3         [BBB]         [BBB]

                                      A security rating does not address
                                      the frequency of prepayments on the
                                      mortgage loan or the corresponding
                                      effect on yield to investors.

Legal Investment...................   The Offered Notes, other than the
                                      class M-2 and Class M-3 Notes, will
                                      constitute mortgage related
                                      securities for purposes of the
                                      Secondary Mortgage Market Enhancement
                                      Act of 1984, or SMMEA, for so long as
                                      they are rated not lower than the
                                      second highest rating category by one
                                      or more nationally recognized
                                      statistical rating organizations and
                                      therefore will be legal investments
                                      for entities to the extent provided
                                      in SMMEA and applicable state laws.
                                      The class [ ] notes and the class [ ]
                                      notes will not constitute mortgage
                                      related securities for purposes of
                                      SMMEA.

ERISA Considerations...............   Subject to important considerations
                                      discussed in this prospectus
                                      supplement, the notes may be eligible
                                      for purchase by persons investing
                                      assets of employee benefit plans or
                                      individual retirement accounts. Plans
                                      should consult with their legal
                                      advisors before investing. For a
                                      further discussion of this topic
                                      refer to "ERISA Considerations" in
                                      this prospectus supplement and in the
                                      prospectus.



                                RISK FACTORS

The Mortgage Loans Are Concentrated In The State Of [     ], Which May Present
A Greater Risk Of Loss With Respect To Such Mortgage Loans.

Approximately [ ]% of the mortgage loans as of the cut-off date are secured by property in [ ]. Property in [ ] may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

         o        economic conditions in [         ] (which may or may not
affect real property values) may affect the ability of borrowers to repay their loans on time;

         o        declines in the [        ] residential real estate market
may reduce the values of properties located in [         ], which would result
in an increase in the loan-to-value ratios; and

         o any increase in the market value of properties located in [ ] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

The Subordinate Notes Will Be Particularly Sensitive to Losses on the Mortgage Loans.

         The weighted average lives of, and the yields to maturity on, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1 Notes, the Class M-2 Notes or the Class M-3 Notes, the actual yield to maturity of that note may be lower than the yield anticipated by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of Subordinate Notes than would otherwise be the case.

The Subordinate Notes Will Not Be Entitled to Receive Principal Payments Until All Principal Payments Have Been Made on the Class A Notes Which May Lead to Losses With Respect to These Notes.

         Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will not be entitled to any principal payments until [ ] or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool.

The Difference Between the Interest Rates on the Notes and the Mortgage Loans May Result in Interest Shortfalls Allocated to Your Notes.

         The note interest rate for each class of notes adjusts monthly based on a particular index, subject to limitations described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first-adjustment adjustable rate mortgage loans, based on a separate index which may not move in tandem with the index for the notes and which is subject to periodic and lifetime limitations. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

         o cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to accept payments of interest at a later date, or

         o cause the maximum note interest rate to apply to one or more classes of notes.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately [ ]% and [ ]% of the adjustable rate mortgage loans (in each case by aggregate Scheduled Principal Balance as of [ ], [ ]) of the adjustable rate mortgage loans have their interest rates fixed for two or three years, respectively following origination. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is [ ], and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is [ ]].

                     DESCRIPTION OF THE MORTGAGE LOANS

         The seller will acquire all of the mortgage loans on the date of issuance of the certificates from the [ ] which will have acquired the mortgage loans on the Closing Date from [ ]. [ ] is an affiliate of the Master Servicer. As described under "--Underwriting Standards" below, [ ] originated or acquired all of the mortgage loans.

         The mortgage loans in the aggregate will consist of approximately [ ] mortgage loans with a Scheduled Principal Balance as of the cut-off date of approximately $[ ]. In the aggregate the mortgage loans are sometimes referred to as the "mortgage pool." The mortgage pool consists primarily of [conventional] first lien, fixed or adjustable rate, fully amortizing or balloon payment, mortgage loans secured by one- to four-family residences and individual condominium units located primarily in [ ]. All of the mortgage loans as of the cut-off date with Loan-to-Value Ratios in excess of 80% have primary mortgage insurance. All of the mortgage loans may be prepaid in full or in part at any time and without penalty. The cut-off date Scheduled Principal Balance set forth in this Prospectus Supplement is subject to a permitted variance of up to 5%. The mortgage loans were originated between [ ] and [ ]. As of the cut-off date, none of the mortgage loans were delinquent, except for [ ] mortgage loans representing less than [ ]% of the cut-off date Scheduled Principal Balance of the mortgage loans, which were no more than [ ] days delinquent. As of the closing date, no more than three such mortgage loans representing less than [ ]% of the cut-off date Scheduled Principal Balance of the mortgage loans will be 59 days or less delinquent. Increases in delinquency typically occur in connection with servicing transfers. The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the mortgage loans. *

         The "Net Rate" for each mortgage loan is the rate of interest borne by such mortgage loan referred to as the mortgage rate less (1) the master servicing fee (which ranges from [ ]% to [ ]% per annum) and (2) an amount to be paid to the trustee (the "Trustee's Fee"), in each case expressed as a per annum rate. The master servicing fee plus the Trustee's Fee is referred to as the "Aggregate Expense Rate."

         Each adjustable rate mortgage loan provides for semi-annual adjustment to its mortgage rate and for corresponding adjustments to the Monthly Payment amount due on the mortgage loan, in each case on each adjustment date applicable to the mortgage loan. However, in the case of approximately [ ]% and approximately [ ]% of the adjustable rate mortgage loans by aggregate principal balance as of the cut-off date which are referred to in this Prospectus Supplement as delayed first adjustment mortgage loans, the first adjustment date will occur after an initial period of approximately [ ] years and approximately [ ] years, respectively, from the date of origination of those mortgage loans. The weighted average month of origination of the [ ] year delayed first adjustment mortgage loans is [ ], and the weighted average month of origination of the [ ] year delayed first adjustment mortgage loans is [ ].

         On each adjustment date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the index applicable to the adjustable rate mortgage loans and a fixed percentage amount, or gross margin. However, the mortgage rate on each adjustable rate mortgage loan, including each delayed first adjustment mortgage loan, will usually not increase or decrease by more than a specified periodic adjustment limitation, or periodic rate cap, on any related adjustment date. Furthermore, the mortgage rate on each adjustable rate mortgage loan will not exceed a specified maximum mortgage rate over the life of the mortgage loan, or be less than a specified minimum mortgage rate over the life of the mortgage loan. For adjustment dates other than the first adjustment date after origination, the periodic rate cap for the majority of the adjustable rate mortgage loans is 1.00% per annum. With respect to substantially all of the adjustable rate mortgage loans, for adjustment dates other than the first adjustment date after origination, the periodic rate cap will not exceed [ ]% per annum.

         Effective with the first Monthly Payment due on each adjustable rate mortgage loan after each related adjustment date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index applicable to the adjustable rate mortgage loans and gross margin, calculated as described under "--The Index Applicable to the Adjustable Rate Mortgage Loans" in this Prospectus Supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on the adjustable rate mortgage loan to a fixed mortgage rate.

         In most cases, the mortgage loans have scheduled Monthly Payments due on the first day of the month. Each mortgage loan will contain a customary due-on-sale clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

         Approximately [ ]% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of these mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note.

         The weighted average month of origination of the mortgage loans with prepayment charges is [ ]. The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans, and this amount will not be available for distribution on the notes. Under certain instances, as described in the related servicing agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         For any distribution date, the "Due Date" for a mortgage loan will be the date in each month on which its Monthly Payment is due if such Due Date is the first day of a month and otherwise is deemed to be the first day of the following month.

         The "Scheduled Principal Balance" of a mortgage loan with respect to a distribution date is (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (i.e., taking into account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any liquidated mortgage loan is zero.

The Index Applicable to the Adjustable Rate Mortgage Loans

         As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as of a date as specified in the related mortgage note. In the event that this index becomes unavailable or otherwise unpublished, each servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

         The table immediately following this paragraph sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan, which is six-month LIBOR as published in The Wall Street Journal as described in the preceding paragraph. The table does not purport to be representative of the subsequent rates of the index which will be used to determine the Mortgage Rate on each adjustable rate mortgage loan.


                                                                          Year
                                   -----------------------------------------------------------------------------------
Month
------------------------------     -----------------    --------------    -------------     ----------     -----------



Underwriting Standards

         Goldman Sachs Mortgage Company originated or acquired all of the mortgage loans. Goldman Sachs Mortgage Company is a limited partnership, organized in New York. Goldman Sachs Mortgage Company is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

         [           ]'s headquarters are in [       ]. It has production
branches in [          ]. [          ] originates loans primarily on a
wholesale basis, through a network of independent mortgage loan brokers
approved by [         ].

         Goldman Sachs Mortgage Company's executive offices are located at 85 Broad Street; New York, New York 10004.

         Goldman Sachs Mortgage Company originates and purchases "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority, commonly known as the FHA, or partially guaranteed by the Veterans Administration, also known as the VA, or which do not qualify for sale to Fannie Mae or Freddie Mac) secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae, Freddie Mac and Ginnie Mae primarily with respect to original principal balances, Loan-to-Value Ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made under such differing underwriting standards may reflect higher delinquency rates and/or credit losses.

         All mortgage loans [ ] originates or acquires are generally underwritten by [ ] according to its credit, appraisal and underwriting standards. [ ], or its agents, apply such underwriting standards to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. [ ] permits exceptions to the underwriting standards where compensating factors are present.

         [ ]'s] underwriting standards for purchase money or rate/term Refinance Loans secured by one- to two-family primary residences generally allow Loan-to-Value Ratios at origination of:

         o up to [ ]% for mortgage loans with original principal balances of up to $[ ],

         o up to [ ]% for mortgage loans secured by one- to four-family, primary residences with original principal balances of up to $[ ],

         o up to [ ]% for mortgage loans with original principal balances of up to $[ ] and

         o up to [ ]% for mortgage loans with original principal balances up to $[ ].

         [ ] may acquire mortgage loans with principal balances up to $[ ], known as "super jumbos", if the security for the loan is the borrower's primary residence. The Loan-to-Value Ratio for super jumbos generally may not exceed [ ]%. For cash-out Refinance Loans, the maximum Loan-to-Value Ratio generally is [ ]%, and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

         [ ]'s underwriting standards for mortgage loans secured by investment properties generally allow Loan-to-Value Ratios at origination of up to [ ]% for mortgage loans with original principal balances up to $[ ]. [ ]'s underwriting standards permit mortgage loans secured by investment properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

         [For each mortgage loan with a Loan-to-Value Ratio at origination exceeding [ ]%, [ ] generally requires a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over [ ]% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses. [ ] will not require a primary mortgage insurance policy with respect to any such mortgage loan after the date on which the related Loan-to-Value Ratio decreases to [ ]% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents [ ]% or less of the new appraised value. All of the insurers which have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the rating agencies. In certain circumstances, however, [ ] does not require primary mortgage insurance on mortgage loans with principal balances up to $[ ] that have Loan-to-Value Ratios exceeding [ ]% but less than or equal to [ ]%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was [ ]% or less or if [ ] obtained primary mortgage insurance. Under such circumstances, the certificateholders will not have the benefit of primary mortgage insurance coverage.]

         [In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, [ ] generally considers, when the applicable documentation program requires, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios. [ ] determines such ratios on a loan-by-loan basis.]

         [[ ] also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from [ ] to [ ] . Credit Scores are available from three major credit bureaus: [ ], [ ] and [ ]. [ ] attempts to obtain for each borrower a credit score from each credit bureau. If [ ] obtains three credit scores, [ ] applies the middle score of the primary wage earner. If [ ] obtains two scores, [ ] applies the lower score of the primary wage earner. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a high score. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include:

         o    number of credit lines (trade lines),
         o    payment history,
         o    past delinquencies,
         o    severity of delinquencies,
         o    current levels of indebtedness,
         o    types of credit and
         o    length of credit history.]

         Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         [         ] originates and acquires loans which have been underwritten under one of five documentation programs:

         o    full documentation,
         o    alternative documentation,
         o    limited documentation,
         o    no ratio loan documentation and
         o    no income/no asset verification.

         Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Generally, under the full documentation program, [ ] requires a prospective borrower to have a minimum credit score of [ ]. Under the alternative documentation program, [ ] requires that the borrower have a minimum credit score of [ ].

         Under the limited documentation program, [ ] places more emphasis on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on verified income of the borrower. [ ] limits mortgage loans underwritten using the limited documentation program to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. The limited documentation program, requires a prospective borrower to have a minimum credit score of [ ]. Under the limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation include cash-out Refinance Loans, super jumbos and mortgage loans secured by investor-owned properties. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the limited documentation program, which range up to [ ]%, are more restrictive than mortgage loans originated with full documentation or alternative documentation.

         Under the no ratio loan documentation program, [ ] does not calculate income ratios for the prospective borrower. Mortgage loans underwritten using the no ratio loan documentation program have Loan-to-Value Ratios less than or equal to [ ]% and meet the standards for the limited documentation program. This program requires a minimum credit score of [ ].

         The no income/no asset verification program, emphasizes the value and adequacy of the mortgaged property as collateral and credit history rather than the borrower's verified income and assets. Only borrowers with excellent credit histories may obtain mortgage loans underwritten under no income/no asset verification. This program requires a minimum credit score of [ ]. Under the no income/no asset verification program, [ ] waives credit underwriting documentation concerning income, employment verification and asset verification and does not calculate income ratios. The maximum permitted Loan-to-Value Ratio that [ ] permits under the no income/no asset verification program is [ ]%.

         [ ] generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with applicable underwriting program guidelines and accuracy of the credit report and phone verification of employment. [ ] performs a post-funding quality control review on a minimum of [ ]% of the mortgage loans originated or acquired for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. [ ] verifies occupancy and applicable information by regular mail.

         Qualified independent appraisers, approved by [ ], appraise the one- to four-family residential properties. All appraisals must conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. The appraisals must be on forms acceptable to Fannie Mae and Freddie Mac. As part of [ ]'s pre-funding quality control procedures, [ ] obtains either field or desk appraisal reviews on 10% of all mortgage loans.




                            THE MASTER SERVICER

General

         [ ], also referred to as the "master servicer," was established as a mortgage banking company to facilitate the origination, purchase and servicing of whole loan portfolios containing various levels of credit quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure. Mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure are referred to as "REO properties". The principal office of the master servicer is located in [ ].

         The principal business of [ ] has been the origination and acquisition of one- to four-family and small balance multifamily/commercial mortgage loans and [ ]. [ ]'s servicing portfolio consists primarily of two categories: (1) performing one- to four-family and multifamily investment-quality loans serviced for [affiliated companies] or for the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) non-investment grade, sub-performing and non-performing mortgage loans and REO properties serviced for [affiliated companies] or for the account of various institutional investors.

         [ ]'s operations resemble those of most mortgage banking companies, except that [ ] places a significant emphasis on collections and due diligence areas, due to the nature of the mortgage portfolios purchased. As of [ ], [ ] was servicing in excess of $[ ] billion of mortgage loans and REO properties.

Delinquency and Foreclosure Experience

         The following table sets forth delinquency and foreclosure experience of mortgage loans [ ] serviced as of the dates indicated. [ ]'s portfolio of mortgage loans may differ significantly from the mortgage loans underlying the Offered Certificates in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. The seller can not assure you, and is not representing, that the delinquency and foreclosure experience with respect to the mortgage loans underlying the Offered Certificates will be similar to that reflected in the table below, or as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans underlying the Offered Certificates. The actual delinquency experience on the mortgage loans underlying the certificates will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.


                                      DELINQUENCY AND FORECLOSURE EXPERIENCE
                                         AS OF DECEMBER 31, [ ]                  AS OF DECEMBER 31, [ ]
                                ---------------------------------------------------------------------------
                                                        % by                                    % by
                                No. of    Principal   Principal    No. of        Principal    Principal
                                Loans     Balance     Balance(1)   Loans          Balance     Balance(1)
                                ---------------------------------------------------------------------------

Current Loans
Period of Delinquency (2)
    30-59 Days
    60-89 Days
    90 Days or more

Total Delinquencies
Foreclosure/Bankruptcies (3)
Real Estate Owned
Total Portfolio





                                                            AS OF DECEMBER 31, [ ]
                                     ----------------------------------------------------------------------
                                          No. of Loans        Principal Balance     % by Principal Balance
                                     ---------------------------------------------- -----------------------

Currents Loans
Period of Delinquency (2)
    30-59 Days
    60-89 Days
    90 Days or more

Total Delinquencies
Foreclosure/Bankruptcies (3)
Real Estate Owned
Total Portfolio


(1) For the Real Estate Owned properties, the Principal Balance is at the time of foreclosure.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3) Exclusive of the number of Loans and Principal Balance shown in Period of Delinquency.

                    YIELD AND PREPAYMENT CONSIDERATIONS

General Prepayment Considerations

         The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of Principal Prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the seller, [ ] or the Master Servicer. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "Description of the Mortgage Loans" in this Prospectus Supplement, with respect to approximately [ ]% of the mortgage loans, by Scheduled Principal Balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is [ ].

         Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive these payments that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of Principal Prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which the notes are purchased at a discount or premium and the degree to which the timing of payments on the notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. See "Yield and Prepayment Considerations" in the Prospectus.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Yield and Prepayment Considerations" in the Prospectus.

         Because principal payments are paid to senior classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses, because these notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on these notes, than holders of classes having earlier priorities for payment of principal. Prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. After that date, subject to delinquency triggers described in this Prospectus Supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding. These provisions are more fully described under "Description of the Notes--Principal Payments on the Notes" in this Prospectus Supplement.

         Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. The standards used in the underwriting of the mortgage loans are described under "Description of the mortgage loans--Underwriting Standards" in this Prospectus Supplement.

Special Yield Considerations

         The note interest rate for each class of notes adjusts monthly based on one-month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" in this Prospectus Supplement, subject to the maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index. The mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first adjustment mortgage loans, based on the index applicable to the adjustable rate mortgage loans, which may not move in tandem with one-month LIBOR, subject to periodic and lifetime limitations. Investors should note that approximately [ ]% of the mortgage loans are [ ] year delayed first adjustment mortgage loans, approximately [ ]% of the mortgage loans are [ ] year delayed first adjustment loans and approximately [ ]% of the mortgage loans are fixed rate mortgage loans, in each case by Scheduled Principal Balance as of the cut-off date. The weighted average month of origination of the [ ] year delayed first adjustment mortgage loans is [ ], and the weighted average month of origination of the [ ] year delayed first adjustment mortgage loans is [ ].

         Because of the application of the maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the notes during the related interest accrual period. In addition, the index applicable to the adjustable rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and the index applicable to the adjustable rate mortgage loans rise during the same period, one-month LIBOR may rise more rapidly than the index applicable to the adjustable rate mortgage loans or may rise higher than the index applicable to the adjustable rate mortgage loans. This could potentially result in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in one-month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

         o cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or

         o could cause the maximum Note Interest Rate to apply to one or more classes of notes.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index applicable to the adjustable rate mortgage loans and the related gross margin, the mortgage rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

         As described under "Description of the Notes--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to mortgagor delinquencies, to the extent not covered by P&I Advances. These delinquencies may affect the yield to investors on classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See "Description of the Notes--Principal Payments on the Notes" in this Prospectus Supplement.

Weighted Average Lives

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement assumes a prepayment rate for the mortgage loans of [ ]% CPR. CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume [ ]% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at [ ]% CPR or any other rate.

         The following tables indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the notes. The tables are based on the following assumptions:

         o the mortgage pool consists of [ ] mortgage loans with the following characteristics:


      Cut-off Date
   Scheduled Principal               Remaining
        Mortgage                  Amortizing Term             Remaining Term
      Balance Rate                   Net Rate                  to Maturity                 Loan Age
--------------------------     ----------------------      ---------------------     ----------------------
                                    (in months)                (in months)                (in months)

$                              $                           $                         $
                        %                          %                          %                          %

==========================     ======================      =====================     ======================

==========================     ======================      =====================     ======================

==========================     ======================      =====================     ======================

==========================     ======================      =====================     ======================


         o payments on the notes are received, in cash, on the [25]th day of each month, commencing in [ ],

         o the mortgage loans prepay at the percentages of the Prepayment Assumption indicated,

         o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         o none of the majority holder of the equity certificates, [ ], the Master Servicer, the servicers or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the Indenture, the servicing agreements or any other agreement except as otherwise indicated in the second sentence following the table entitled "Percent of Initial Note Balance outstanding at the specified percentages of the Prepayment Assumption," and no partial early redemption of the notes occurs with respect to the mortgage loans,

         o scheduled Monthly Payments on the mortgage loans are received on the first day of each month commencing in [ ], and are computed prior to giving effect to any prepayments received in the prior month,

         o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in [ ], and include 30 days' interest on the mortgage loan,

         o the scheduled Monthly Payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

         o        the notes are purchased on [ ], [ ],

         o the index applicable to the adjustable rate mortgage loans remains constant at [ ]% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date, and on subsequent adjustment dates, if necessary, to equal the index applicable to the adjustable rate mortgage loans plus the applicable gross margin, subject to the applicable periodic rate cap,

         o        one-month LIBOR remains constant at [ ]% per annum,

         o the Monthly Payment on each adjustable rate mortgage loan is adjusted on the Due Date immediately following the next adjustment date, and on subsequent adjustment dates, if necessary, to equal a fully amortizing Monthly Payment, and

         o the master servicing fee rate is [ ]% per annum and is payable monthly, the servicing fee rate for each servicer is equal to [ ]% per annum and the servicing fees are payable monthly, and the Indenture Trustee fee rate is equal to [ ]% per annum and the Indenture Trustee fee is paid monthly.

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables in this Prospectus Supplement. Any discrepancy of this kind may have an effect upon the percentages of the initial Note Balance outstanding and the weighted average lives of the notes set forth in the tables in this Prospectus Supplement. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth immediately following the next paragraph and since it is not likely the level of the index applicable to the adjustable rate mortgage loans or one-month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" in this Prospectus Supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes.

         The following tables indicate the weighted average lives of the notes and set forth the percentages of the initial Note Balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this Prospectus Supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances and weighted average lives shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.



                 PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                  Class A Certificates                              Class PO
                                        % of SPA                                    % of SPA
                         0%      [ ]%     [ ]%     [ ]%     [ ]%     0%      [ ]%     [ ]%     [ ]%     [ ]%
Initial Percentage       100      100      100      100      100     100      100      100      100      100

[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
Weighted Average
Life to Maturity
(years)**

* Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.





              PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING

                                                                       Class B-1, Class B-2 and Class B-3
                                 Class X Certificates+                            Certificates
                                        % of SPA                                    % of SPA
                         0%      [ ]%     [ ]%     [ ]%     [ ]%     0%      [ ]%     [ ]%     [ ]%     [ ]%
Initial Percentage       100      100      100      100      100     100      100      100      100      100
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
Weighted Average
Life to Maturity
(years)**

* Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

+    Notional Amount







              PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING

                                                                Class R Certificates
                                                                      % of SPA
                                           0%            [ ]%           [ ]%           [ ]%           [ ]%
Initial Percentage                         100            100            100            100            100
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
[          ], 20[  ]
Weighted Average Life to Maturity
(years)**

-------------------------------------

* Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.



         The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes. The weighted average lives set forth in the bottom row of the table are calculated according to the previous sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust Agreement--Redemption" in this Prospectus Supplement.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or index level assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the index applicable to the adjustable rate mortgage loans will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments and the level of the index applicable to the adjustable rate mortgage loans is consistent with the expectations of investors.

[Yield Sensitivity of the Subordinate Notes

         If on any payment date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the holders of the Subordinate Notes, Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Subordinate Notes, after distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" in this Prospectus Supplement.

         Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see "Yield and Prepayment Considerations" in the Prospectus. ]


                          DESCRIPTION OF THE NOTES

General

         [              ] Series 200[  ] - [  ], Mortgage-Backed Notes, Series
200[ ]-[  ] (the "Notes") will consist of [     ] classes of notes, designated
as:

         o        the Class A Notes and

         o the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes which will collectively be referred to in this Prospectus Supplement as the Subordinate Notes.

         The notes will be issued by [ ] Series 200[ ]-[ ] , (the "issuer"), under the terms of an Indenture, dated as of [ ], [ ], between the issuer and the Indenture Trustee. Only the notes are offered by this Prospectus Supplement. Trust Certificates, Series 200[ ]-[ ], or the equity certificates, will be issued under the terms of an [Owner Trust Agreement], dated as of [ ], [ ], between the seller and the [Owner Trustee], and will represent the beneficial ownership interest in the issuer. The equity certificates are not being offered by this Prospectus Supplement and will be delivered on the closing date to the [ ], as partial consideration for the conveyance of the mortgage loans by [ ] to the seller.

         Distributions on the Offered Notes will be made on the [25]th day of each month, or, if that day is not a Business Day, on the next succeeding Business Day, beginning in [ ].

         The notes represent non-recourse debt obligations of the issuer secured by a trust estate, which consists primarily of a segregated pool of [conventional], one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $[ ], subject to a permitted variance as described in this Prospectus Supplement under "Description of the Mortgage Loans." Proceeds of the trust estate will be the sole source of payments on the notes. The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes.

         The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $[ ], approximately $[ ], approximately $[ ] and approximately $[ ], respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under "--Interest Payments on the Notes" in this Prospectus Supplement. The final maturity date of the notes is the payment date occurring in [ ].

         The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[1,000] and integral multiples of $[1.00] in excess of the minimum denominations.

         The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC as clearing agency. The seller has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as set forth in this Prospectus Supplement under "--Definitive Notes". Unless and until the issuer issues definitive notes under the limited circumstances described in this Prospectus Supplement, all references to actions by Noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this Prospectus Supplement to payments, notices, reports and statements to Noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See "--Registration of the Notes" and "--Definitive Notes" in this Prospectus Supplement.

         Any definitive notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange.

         All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date is:

         o with respect to the notes, other than any definitive notes, the close of business on the Business Day immediately preceding the payment date or

         o with respect to the definitive notes will be the close of business on the last Business Day of the month preceding the month in which the payment date occurs.

         Payments will be made either by check mailed to the address of each Noteholder as it appears in the note register or upon written request to the Indenture Trustee at least five Business Days prior to the relevant record date by any holder of notes having an aggregate initial Note Balance that is in excess of the lesser of:

         o        $1,000,000 or

         o two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of the Noteholder specified in the request.

         The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of the notes at the corporate trust office of the Indenture Trustee or other location specified in the notice to Noteholders of the final payment.

Registration of the Notes

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including the underwriter of the notes offered by this Prospectus Supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry notes may do so only through participants and indirect participants.

         In addition, note owners will receive all distributions of principal of and interest on the book-entry notes from the Indenture Trustee through DTC and DTC participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only Noteholder of the book-entry notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the Indenture Trustee as Noteholders, as the term is used in the Indenture and note owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the book-entry notes among participants and to receive and transmit distributions of principal of, and interest on, the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, the Rules provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the absence of physical notes for the book-entry notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since distributions will be made by the Indenture Trustee to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more participants to whose DTC account the book-entry notes are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry notes evidencing these voting rights, authorize divergent action.

         The issuer, the seller, the Master Servicer, [ ], the [ ], the [Owner Trustee], the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Notes

         Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

         o the seller advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the seller is unable to locate a qualified successor,

         o the seller, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the note owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all note owners through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the Indenture Trustee will recognize the holders of the definitive notes as Noteholders under the Indenture. The definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

Book-Entry Facilities; Book-Entry, Delivery and Form

         The notes will be offered and sold in principal amounts of U.S. $1,000 and integral multiples thereof. The notes will be issued in the form of one or more fully registered Global notes (collectively, the "global notes"), which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of Cede & Co., the Depository's nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository. Investors may elect to hold interests in the global notes through DTC, Clearstream Banking, Societe Anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear") if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Clearstream's and Euroclear's depositaries will hold interests in customers' securities accounts in the depositaries' names on the books of the Depository. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries"). Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Global notes may be transferred at the office of the Registrar according to the rules of the clearing systems.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants"). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, eliminating the need for physical movement of Certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the U.S. Depositary for Clearstream, with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear has advised that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of Certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions, to the extent received by the U.S. Depositary for Euroclear, with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

         In the event definitive notes are issued, we will appoint a paying agent and transfer agent in Luxembourg (the "Luxembourg Paying and Transfer Agent"). Holders of definitive notes will be able to receive payments and effect transfers at the offices of the Luxembourg Paying and Transfer Agent.

         Individual Certificates in respect of notes will not be issued in exchange for the global notes, except in very limited circumstances. If Euroclear, Clearstream or DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with a global note or, in the case of DTC only, DTC ceases to be a clearing agency registered under the Securities Exchange Act, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from Euroclear, Clearstream or DTC or on becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual Certificates in registered form on registration of, transfer of or in exchange for book-entry interests in the notes represented by such global note upon delivery of such global note for cancellation.

         Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

Global Clearance and Settlement Procedures

         Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with Depository rules. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through the Depository on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depository in accordance with the Depository rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, a cross-market transfer will require delivery of instructions to the relevant European international clearing system, by the counterparty in such European international clearing system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in the Depository and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

         Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the Depository settlement date. Credits or any transactions of the type described above settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream Participants on the Business Day that the processing occurs. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depository settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in the Depository.

         Although the Depository, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of the Depository. Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The foregoing procedures may be changed or discontinued at any time.

Glossary of Terms

         The following terms are given the meanings shown below to help describe the cash flows on the notes:

         Allocated Realized Loss Amount: The Allocated Loss Amount with respect to any class of Subordinate Notes and any payment date is the sum of:

         o any Realized Loss allocated to that class of Subordinate Notes on the payment date and

         o any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest thereon at the Note Accrual Rate for that class.

         Available Interest Rate: The Available Interest Rate for any payment date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is:

         o the Current Interest Payment Amount for the payment date, and the denominator of which is

         o the aggregate Note Balance of the notes immediately prior to the payment date multiplied by the actual number of days elapsed in the related interest accrual period and divided by 360.

         Available Payment Amount: The Available Payment Amount for any payment date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the servicers, the Indenture Trustee or the [Owner Trustee], of:

         o the aggregate amount of scheduled Monthly Payments on the mortgage loans due on the related Due Date and received on or prior to the related determination date, after deduction of the master servicing fee, the servicing fees and the Indenture Trustee fee,

         o unscheduled payments in respect of the mortgage loans, including prepayments, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

         o all P&I Advances with respect to the mortgage loans received for the payment date.

         Bankruptcy Loss: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

         Class A Principal Payment Amount: The Class A Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

         o the Note Balance of the Class A Notes immediately prior to the payment date OVER

         o        the lesser of:

         o the product of [ ]% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

         o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $[ ].

         Class M-1 Principal Payment Amount: The Class M-1 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

         o        the sum of:

         o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date and

         o the Note Balance of the Class M-1 Notes immediately prior to the payment date over

         o        the lesser of:

         o the product of [ ]% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

         o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $ [ ].

         Class M-2 Principal Payment Amount: The Class M-2 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

         o        the sum of:

         o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

         o the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date and

         o the Note Balance of the Class M-2 Notes immediately prior to the payment date over

         o        the lesser of:

         o the product of [ ]% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

         o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $[ ].

         Class M-3 Principal Payment Amount: The Class M-3 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

         o        the sum of:

         o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

         o the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date,

         o the Note Balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on the payment date and (d) the Note Balance of the Class M-3 Notes immediately prior to the payment date over

         o        the lesser of:

         o the product of [ ]% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

         o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $ [ ].

         Compensating Interest: With respect to any Principal Prepayments, any payments made by the Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

         Credit Enhancement Percentage: The Credit Enhancement Percentage for any payment date is the percentage obtained by dividing:

         o the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by

         o the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on the payment date.

         Current Interest Payment Amount: The Current Interest Payment Amount for any payment date is an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee, the servicing fees and the Indenture Trustee fee.

         Deficient Valuation: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         Debt Service Reduction: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         Interest Accrual Period: The interest accrual period for any payment date is the period commencing on the payment date of the month immediately preceding the month in which the payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding the payment date. All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable interest accrual period.

         Interest Carry Forward Amount: The Interest Carry Forward Amount with respect to any class of notes and any payment date, is any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on the class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on those classes at the related Note Accrual Rate.

         Interest Payment Amount: The Interest Payment Amount for the notes of any class on any payment date is equal to interest accrued during the related interest accrual period on the Note Balance of the notes immediately prior to the payment date at the then-applicable Note Interest Rate for the class.

         Net Monthly Excess Cashflow: The Net Monthly Excess Cashflow for any payment date is equal to the sum of:

         o        any Overcollateralization Reduction Amount and

         o        the excess of:

         o        the Available Payment Amount for the payment date over

         o the sum for the payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses
                  (b)(i) through (iii) of the definition of Principal Payment Amount.

         Note Accrual Rate: The Note Accrual Rate with respect to any class of notes and any payment date is the lesser of the rate described for that class in the first bullet point under the definition of Note Interest Rate and the maximum Note Interest Rate.

         Note Balance: The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate. The Note Balance of any class of notes as of any date of determination is equal to the initial Note Balance of that class reduced by the aggregate of:

         o all amounts allocable to principal previously distributed with respect to the note and

         o any reductions in the Note Balance deemed to have occurred in connection with allocations of Realized Losses.

         Note Interest Rate:

         o The Note Interest Rate on the Class A Notes will be a rate per annum equal to the least of:

         o one-month LIBOR plus [ ]%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than [ ]% of the aggregate initial Note Balance, or one-month LIBOR plus [ ]%, in the case of any payment date thereafter,

         o        the Available Interest Rate for the payment date and

         o        [ ]% per annum, which is also referred to as the maximum
                  Note Interest Rate.

         o The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the least of:

         o one-month LIBOR plus [ ]%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than [ ]% of the aggregate initial Note Balance, or one-month LIBOR plus [ ]%, in the case of any payment date thereafter,

         o        the Available Interest Rate for the payment date and

         o        the maximum Note Interest Rate.

         o The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the least of:

         o one-month LIBOR plus [ ]%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than [ ]% of the aggregate initial Note Balance, or one-month LIBOR plus [ ]%, in the case of any payment date thereafter,

         o        the Available Interest Rate for the payment date and

         o        the maximum Note Interest Rate.

         o The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the least of:

         o one-month LIBOR plus [ ]%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than [ ]% of the aggregate initial Note Balance, or one-month LIBOR plus [ ]%, in the case of any payment date thereafter,

         o        the Available Interest Rate for the payment date and

         o        the maximum Note Interest Rate.

         Overcollateralized Amount: The Overcollateralized Amount with respect to any payment date is the excess, if any, of the aggregate principal balance of the mortgage loans immediately following the payment date over the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on the payment date.

         Overcollateralization Increase Amount: With respect to the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of the Payment Date.

         Overcollateralization Reduction Amount: The Overcollateralization Reduction Amount is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

         Prepayment Interest Shortfall: With respect to any Principal Prepayments on the mortgage loans, any resulting shortfall.

         Principal Payment Amount: The Principal Payment Amount for any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an event of default, will be the lesser of:

     a. the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

     b.  the sum of:

          1. the principal portion of all scheduled Monthly Payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

          2. the principal portion of all proceeds received during the related prepayment period in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as contemplated in the servicing agreements;

         3. the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all full and partial Principal Prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

          4. the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the payment date to the extent covered by Net Monthly Excess Cashflow for the payment date; and

          5. the amount of any Overcollateralization Increase Amount for the payment date;

         minus

          6. the amount of any Overcollateralization Reduction Amount for the payment date.

         Realized Loss: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the Noteholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

         Required Overcollateralized Amount: The Overcollateralized Amount
required to be [            ].

         Scheduled Principal Balance: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

         o the principal portion of all Monthly Payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and

         o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

         Stepdown Date: The Stepdown Date for any payment date is the later to occur of:

         o        the payment date occurring in [ ], [ ] and

         o the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on the payment date, is greater than or equal to [ ]%.

         Trigger Event: With respect to any payment date, a Trigger Event is in effect if the percentage obtained by dividing:

         o the principal amount of mortgage loans delinquent 60 days or more by

         o the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month,

exceeds the lesser of:

         o        [ ]% of the Credit Enhancement Percentage and

         o        [ ]%.

Interest Payments on the Notes

         The Note Interest Rate and the Note Accrual Rate for the notes for the current related interest accrual period, to the extent it has been determined, and for the immediately preceding interest accrual period may be obtained by telephoning the Indenture Trustee at [ ].

         To the extent of the Current Interest Payment Amount, in the priorities set forth immediately following this paragraph, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

         First, to the holders of the Class A Notes, the Interest Payment Amount for the Class A Notes;

         Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

         Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

         Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

         With respect to any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and the payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after other payments on the notes on the payment date, but before any payments on the equity certificates on the payment date.

         See "--Overcollateralization Provisions" in this Prospectus Supplement.

Calculation of One-Month LIBOR

         With respect to each interest accrual period, on the second Business Day preceding the interest accrual period, or the interest determination date, the Indenture Trustee will determine one- month LIBOR for the next interest accrual period. One-month LIBOR means, as of any interest determination date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m. London time on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on the interest determination date. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If on the interest determination date two or more reference banks provide offered quotations, one-month LIBOR for the related interest accrual period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on the interest determination date fewer than two reference banks provide offered quotations, one-month LIBOR for the related interest accrual period shall be the higher of:

         o one-month LIBOR as determined on the previous interest determination date and

         o        the reserve interest rate.

         As used in this section, Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; Telerate Page 3750 means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or other page as may replace that page on that service for the purpose of displaying comparable rates or prices); reference banks means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         o        with an established place of business in London,

         o        which have been designated by the Indenture Trustee and

         o not controlling, controlled by, or under common control with, the seller or the issuer; and

         Reserve interest rate shall be the rate per annum that the Indenture Trustee determines to be either:

         o the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant interest determination date to the principal London offices of leading banks in the London interbank market or,

         o in the event that the Indenture Trustee can determine no arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on the interest determination date to leading European banks.

         The establishment of one-month LIBOR on each interest determination date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the notes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Principal Payments on the Notes

         On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

         The Principal Payment Amount for the final maturity date or the payment date immediately following the acceleration of the notes due to an event of default will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be:

         o        less than zero or

         o greater than the then-outstanding aggregate Note Balance of the notes.

The Principal Payment Amount for the first payment date will include approximately $[ ] collected by the servicers in respect of prepayments on the mortgage loans during the [ ] prepayment period.

         On each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

         o First, to the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

         o Second, to the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

         o Third, to the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and

         o Fourth, to the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

         On each payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

         o        First, the lesser of:

         o        the Principal Payment Amount and

         o the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

         o        Second, the lesser of the excess of

         o the Principal Payment Amount over the amount distributed to the holders of the Class A Notes under clause first above and

         o the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

         o        Third, the lesser of the excess of

         o the Principal Payment Amount over the sum of the amounts distributed to the holders of the Class A Notes under clause First above and to the holders of the Class M-1 Notes under clause second above and

         o the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance Class M-2 Notes has been reduced to zero; and

         o        Fourth, the lesser of the excess of

         o the Principal Payment Amount over the sum of the amounts distributed to the holders of the Class A Notes under clause First above, to the holders of the Class M-1 Notes under clause second above and to the holders of the Class M-2 Notes under clause third above and

         o the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

         On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, principal will be payable on each class of notes in an amount equal to the Note Balance of that class on the payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities set forth in the Indenture. There can be no assurance, however, that sufficient funds will be available on any date to retire the Note Balances and pay any other amounts.

         The allocation of payments in respect of principal to the Class A Notes on each payment date prior to the Stepdown Date or on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

         The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the notes.

Credit Enhancement

         The credit enhancement provided for the benefit of the holders of the notes consists of subordination described in this section, and overcollateralization, as described under "--Overcollateralization Provisions" in the next section.

         The rights of the holders of the Subordinate Notes and the equity certificates to receive payments will be subordinated, to the extent described in this Prospectus Supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the equity certificates will be accomplished by:

         o the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the Subordinate Notes and the equity certificates, payments in respect of interest and principal, subject to Available Funds, and

         o if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the equity certificates.

         In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described in this Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations, and by the holders of all of the Subordinate Notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses, as described under "--Allocation of Losses; Subordination" in this Prospectus Supplement.

Overcollateralization Provisions

         The weighted average mortgage rate for the mortgage loans, adjusted to reflect the master servicing fee, the servicing fees and the Indenture Trustee fee payable from interest received or advanced on the mortgage loans, is expected to be higher than the weighted average of the
Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The Indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on each payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

         With respect to any payment date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

         o First, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

         o Second, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

         o Third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

         o Fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

         o Fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

         o Sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

         o Seventh, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

         o Eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

         o Ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes; and

         o Tenth, to the holders of the equity certificates as provided in the Indenture.

         As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $[ ]. This amount represents approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In the event of an occurrence of this kind, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to Available Funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances of those notes. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $[ ] level to a level equal to approximately [ ]% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on the payment date, subject to a floor of $[ ]. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on the payment date shall be distributed to the holders of the equity certificates, subject to the priorities set forth in this section. With respect to each of these payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on the payment date, which amount shall be distributed as Net Monthly Excess Cashflow according to the priorities set forth in this section. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on the payment date.

Allocation of Losses; Subordination

         Any Realized Loss on the mortgage loans will be allocated on any payment date:

         o        First, to Net Monthly Excess Cashflow,

         o        Second, to the Overcollateralized Amount,

         o        Third, to the Class M-3 Notes,

         o        Fourth, to the Class M-2 Notes, and

         o        Fifth, to the Class M-1 Notes.

         The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the these notes, under certain loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the holders of the Subordinate Notes, these Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these classes of notes, after distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

         Any allocation of a Realized Loss to a note will be made by reducing the Note Balance of that note by the amount so allocated on the payment date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this Prospectus Supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both:

         o        allocable to the notes in respect of Realized Losses and

         o payable as principal to the holder of the notes from Net Monthly Excess Cashflow.

P&I Advances

         Subject to the limitations described in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the note account that are not included in the Available Payment Amount for the payment date. The amount of each Servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the related servicing fee, that were due during the related due period on the mortgage loans serviced by that servicer and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

         P&I Advances are required to be made only to the extent they are deemed by the related servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The servicers will not be required to make any P&I Advances with respect to reductions in the amount of the Monthly Payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the related servicer from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the related servicer out of any funds in the note account prior to the payments on the notes. In the event that any servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make this advance, and in the event that the Master Servicer fails in its obligation to make this advance, the Indenture Trustee will be obligated to make the advance, in each case to the extent required in the related servicing agreement.

                                 THE ISSUER

         [ ] is a [ ] formed under the laws of the State of [ ] under [an [Owner Trust Agreement], dated as of [ ], [ ], (the "Owner Trust Agreement") between the seller and the [Owner Trustee] for the transactions described in this Prospectus Supplement. The [Owner Trust Agreement] constitutes the governing instrument under the laws of the State of [ ] relating to [ ]. After its formation, the issuer will not engage in any activity other than:

         o acquiring and holding the mortgage loans and the proceeds from the mortgage loans,

         o        issuing the notes and the equity certificates,

         o making payments on the notes and the equity certificates and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuer will consist of the mortgage loans pledged to secure the notes. The issuer's principal offices are in [ ], [ ], in care of [ ], as [Owner Trustee].

                        GS MORTGAGE SECURITIES CORP.

         GS Mortgage Securities Corp., in its capacity as mortgage loan seller, will sell the mortgage loans to the [ ] under a mortgage loan purchase agreement, dated as of [ ], [ ], between [ ] and the [ ].

                                  THE [ ]

         The [ ], a special purpose entity that is an affiliate of [ ], will convey the mortgage loans to the seller under an ownership transfer agreement, dated as of [ ], [ ], between the [ ] and the seller.

                             [THE OWNER TRUSTEE

         [ ] is the [Owner Trustee] (the "Owner Trustee") under the [Owner Trust Agreement]. The Owner Trustee is a [ ] banking corporation and its principal offices are located in [ ]].

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the [Owner Trust Agreement] under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of the representations made by the Owner Trustee in the [Owner Trust Agreement]. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the Owner Trustee under the [Owner Trust Agreement].

         The principal compensation to be paid to the Owner Trustee in respect of its obligations under the [Owner Trust Agreement] will have been paid by or on behalf of the issuer on or prior to the Closing Date. ]

                           THE INDENTURE TRUSTEE

         [ ], a [ ] banking association, will act as Indenture Trustee (the "Indenture Trustee") for the Notes under the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at [ ] and its telephone number is [( ) - ].

         The principal compensation to be paid to the Indenture Trustee in respect of its obligations under the Indenture, or the Indenture Trustee Fee, will be equal to:

         o [ ]% per annum, or the Indenture Trustee Fee Rate, on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

         o any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the related Servicer, as provided in the Indenture.

         The Indenture will provide that the Indenture Trustee may withdraw funds from the note account:

         o to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

         o to reimburse the [Owner Trustee] for all reasonable out-of pocket expenses incurred or made by the [Owner Trustee] for all services rendered by the [Owner Trustee it in the [Owner Trustee's] execution of the trust created under the [Owner Trust Agreement] and in the exercise and performance of any of the [Owner Trustee's] powers and duties under the [Owner Trust Agreement].

         Under the Indenture, the Issuer, from the assets of the Trust Estate, shall indemnify the Indenture Trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties hereunder. The Issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                          THE SERVICING AGREEMENT

         The following summary describes the basic terms of the servicing agreement, dated as of [ ], [ ], among the issuer, the Indenture Trustee and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. The seller will provide to a prospective or actual Noteholder without charge, on written request, a copy, without exhibits, of the servicing agreements. Requests should be addressed to [ ].

Servicing and Other Compensation and Payment of Expenses

         The Master Servicer may retain sub-servicers to act on its behalf. The principal compensation, or servicing fee, to be paid to the Master Servicer in respect of its servicing activities for the notes will be equal to accrued interest at the servicing fee rate of [ ]% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Master Servicer shall be responsible for the expenses of each sub-servicer. As additional servicing compensation, the Master Servicer or any sub-servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the any escrow accounts in respect of mortgage loans serviced by it.

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding Monthly Payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. The Master Servicer or any sub-servicer is obligated to pay from its own funds Compensating Interest for any Prepayment Interest Shortfall, but only to the extent of its aggregate servicing fee for the related due period. The Master Servicer or any servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred in connection with its responsibilities under the related servicing agreement and is entitled to reimbursement therefor as provided in the servicing agreement.

                 THE INDENTURE AND [OWNER TRUST AGREEMENT]

         The following summary describes basic terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the [Owner Trust Agreement] and Indenture. Whenever particular defined terms of the Indenture are referred to, these defined terms are incorporated in this Prospectus Supplement by reference. The seller will provide to a prospective or actual Noteholder without charge, on written request, a copy, without exhibits, of the Indenture and the [Owner Trust Agreement]. Requests should be addressed to the [ ]. Its telephone number is [( ) - ].

General Description of the Indenture

         The notes will be issued under the Indenture. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture and the [Owner Trust Agreement] as executed will be filed by the seller with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes.

         Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the trust estate, the terms and conditions of the Indenture and the [Owner Trust Agreement] and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in [ ].

Assignment of Mortgage Loans

         On or prior to the date the notes are issued, [ ] will convey each mortgage loan to the [ ], who in turn will convey each mortgage loan to the seller, who in turn will convey each mortgage loan to the issuer.

         At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the Indenture Trustee under the Indenture as collateral for the notes; provided, however, that [ ] will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loan on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The Indenture Trustee, concurrently with this assignment, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

         The Indenture will require the issuer to deliver to the Indenture Trustee or to a custodian with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the Indenture Trustee,

         o the original mortgage with evidence of recording indicated on the mortgage and

         o an assignment of the mortgage in recordable form to the Indenture Trustee. These assignments of mortgage loans will be recorded by or on behalf of [ ], at the expense of [ ], in the appropriate offices for real property records only to the extent required under "Description of the Mortgage Loans - Assignment of Mortgage Assets" in the Prospectus.

Events of Default

          Events of default and their consequences are described in the prospectus under the caption "Administration-- Events of Default; Rights Upon Event of Default - Indenture."

Voting Rights

         At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding Note Balances of their respective notes.

Optional Redemption

         The circumstances under which the obligations created by the Indenture will terminate in respect of the notes are described in "Administration--Termination" in the Prospectus.

         At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate Note Balance is reduced to less than [ ]% of the aggregate initial Note Balance. Any redemption of this kind will be paid in cash at a price equal to the sum of:

         o        100% of the aggregate Note Balance then outstanding,

         o the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to the payment date,

         o the aggregate of the Interest Payment Amounts on the notes for the payment date and

         o the aggregate of any Interest Carry Forward Amounts for the payment date.

         Upon any redemption of this kind, the remaining assets in the trust estate shall be released from the lien of the Indenture. In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See "Description of the Securities--Termination" in the Prospectus.

                      FEDERAL INCOME TAX CONSEQUENCES

         Prior to the sale of the certificates, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the seller, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the Indenture and [the Owner Trust Agreement], for federal income tax purposes:

         o        the notes will be characterized as indebtedness; and

         o the issuer will not be characterized as an association, or a publicly traded partnership, taxable as a corporation or taxable mortgage pool.

Each holder of an Offered Note, by the acceptance of an Offered Note, will agree to treat the Offered Notes as indebtedness for federal income tax purposes. See "Certain Material Federal Income Tax Considerations" in the Prospectus for additional information concerning the application of federal income tax laws to the Issuer and the Offered Notes.

         The Offered Notes, depending on their issue prices, may be treated as having been issued with OID. As a result, holders of the Offered Notes may be required to recognize income with respect to the Offered Notes somewhat in advance of the receipt of cash attributable to that income. The Prepayment Assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to [ ]% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.

         Prospective investors in the notes should see "Federal Income Tax Consequences" and "State Tax Consequences" in the Prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.

                           METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated [ ], [ ], the seller has agreed to sell, and Goldman, Sachs & Co., as underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this Prospectus Supplement if it purchases any.

         The notes will be purchased from the seller by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller from the sale of the notes, before deducting expenses payable by the seller, will be approximately [ ]% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the seller in the form of underwriting discounts.

         The Offered Notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made through the facilities of DTC on or about the closing date.

         The underwriting agreement provides that the seller will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                              SECONDARY MARKET

         There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the Prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding Note Balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the seller is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                               LEGAL OPINIONS

         Legal matters relating to the notes will be passed upon for the seller by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                  RATINGS

         It is a condition of the issuance of the notes that the Class A Notes be rated "AAA" by [ ] and "AAA" by [ ], that the Class M-1 Notes be rated at least "AA" by [ ] and at least "AA" by [ ], that the Class M-2 Notes be rated at least "A" by [ ] and at least "A" by [ ] and that the Class M-3 Notes be rated at least "BBB" by [ ].

         The ratings of [ ] and [ ] assigned to the notes address the likelihood of the receipt by Noteholders of all payments to which the Noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that Principal Prepayments will be made by the mortgagors or the degree to which the rate of these prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

         The seller has not requested that any rating agency rate the notes other than as stated in the first paragraph of this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in the first paragraph of this section.

                              LEGAL INVESTMENT

         The Class A Notes and the Class M-1 Notes will constitute mortgage related securities for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the Prospectus, and will be legal investments for entities to the extent provided in SMMEA subject to any state limitation on the authority of these entities to invest in mortgage related securities, provided that the restricting legislation was enacted prior to October 3, 1991. The Class M-2 Notes and the Class M-3 Notes will not constitute mortgage related securities for purposes of SMMEA.

         The seller makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.

                            ERISA CONSIDERATIONS

         A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the notes. Accordingly, among other factors, such fiduciary should consider whether the investment:

         o is for the exclusive benefit of Plan participants and their beneficiaries;

         o        satisfies the diversification requirements of ERISA;

         o is in accordance with the documents and instruments governing the Plan and

         o        is prudent, considering the nature of the investment.

         Fiduciaries of employee benefit plans and other retirement arrangements that are subject to Title I of ERISA or Section 4975 of the Code, and entities in which such plans or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the mortgage loans to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations").

         [Under the Plan Asset Regulations, if a class of notes is treated as having substantial equity features, the purchaser of a note of such class could be treated as having acquired a direct interest in the mortgage loans securing the notes. In that event, the purchase, holding, or resale of such notes could result in a transaction that is prohibited under ERISA or the Code. We believe that all classes of notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a note should not be treated as having acquired a direct interest in the assets of the trust. However, there can be no complete assurance that all classes of notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.]

         [Regardless whether the notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if we, the trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a subsequent transfer of a note is between a Plan and a party in interest or disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the notes, depending in part upon the type of Plan fiduciary making the decision to acquire notes and the circumstances under which such decision is made. Those exemptions include, but are not limited to:

         o PTCE 96-23, regarding investments determined by in-house asset managers;

         o PTCE 95-60, regarding investments by insurance company pooled accounts;

         o PTCE 91-38, regarding investments by bank collective investment funds;

         o PTCE 90-1, regarding investments by insurance company pooled separate accounts; or

         o PTCE 84-14, regarding transactions negotiated by qualified professional asset managers.

Before purchasing notes, a Plan subject to the fiduciary responsibility provisions of ERISA of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.]

         Any Plan fiduciary considering the purchase of notes should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.




                           INDEX OF DEFINED TERMS


                                                                          PAGE

Allocated Realized Loss Amount............................................S-36
Available Interest Rate...................................................S-36
Available Payment Amount..................................................S-36
Bankruptcy Loss...........................................................S-36
Class A Principal Payment Amount..........................................S-36
Class M-1 Principal Payment Amount........................................S-37
Class M-2 Principal Payment Amount........................................S-37
Class M-3 Principal Payment Amount........................................S-37
Clearstream...............................................................S-33
Clearstream Participants..................................................S-33
Closing Date,..............................................................S-5
Compensating Interest.....................................................S-38
Cooperative...............................................................S-34
Credit Enhancement Percentage.............................................S-38
Cut-Off Date...............................................................S-5
Debt Service Reduction....................................................S-38
Deficient Valuation.......................................................S-38
Depository................................................................S-33
DTC.......................................................................S-33
Due Date..................................................................S-14
ERISA.....................................................................S-57
Euroclear.................................................................S-33
Euroclear Operator........................................................S-34
Euroclear Participants....................................................S-34
global notes..............................................................S-33
Indenture Trustee....................................................S-5, S-51
Interest Accrual Period...................................................S-38
Interest Carry Forward Amount.............................................S-39
Interest Payment Amount...................................................S-39
issuer....................................................................S-29
Issuer.....................................................................S-5
Luxembourg Paying and Transfer Agent......................................S-34
master servicer...........................................................S-19
Master Servicer............................................................S-5
mortgage pool.............................................................S-12
Net Monthly Excess Cashflow...............................................S-39
Net Rate..................................................................S-13
Note Accrual Rate.........................................................S-39
Note Balance..............................................................S-39
Note Interest Rate........................................................S-39
Notes.....................................................................S-29
Offered Notes..............................................................S-5
Overcollateralization Increase Amount.....................................S-41
Overcollateralization Reduction Amount....................................S-41
Overcollateralized Amount.................................................S-40
Owner Trust Agreement.....................................................S-50
Owner Trustee.............................................................S-51
Plan......................................................................S-58
Plan Asset Regulations....................................................S-58
Plan Investors............................................................S-58
Prepayment Interest Shortfall.............................................S-41
Principal Payment Amount..................................................S-41
Realized Loss.............................................................S-41
REO properties............................................................S-19
Required Overcollateralized Amount........................................S-42
Rules.....................................................................S-32
Scheduled Principal Balance.........................................S-14, S-42
Seller.....................................................................S-5
Stepdown Date.............................................................S-42
Terms and Conditions......................................................S-34
Trigger Event.............................................................S-42
trust......................................................................S-5
Trustee's Fee.............................................................S-13
U.S. Depositaries.........................................................S-33





                             FORM OF SCHEDULE A

               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The tables below set forth estimates of certain expected characteristics (as of the Cut-off Date) of the mortgage loans. In each of the following tables, the percentages are based on the Cut-off Date Scheduled Principal Balances and have been rounded and, as a result, may not total 100.00%.

         The description herein of the mortgage loans is based upon estimates of the composition of the mortgage loans as of the cut-off date, as adjusted for all scheduled principal payments due on or before the cut-off date. Prior to the issuance of the notes, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to [ ], 200[ ], (ii) requirements of each of the rating agencies or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. The characteristics of the mortgage pool and the mortgage loans at the time the notes are issued will not, however, differ by more than 5% from the estimated information set forth herein with respect to the mortgage pool and the mortgage loans as presently constituted, although certain characteristics of the mortgage loans may vary.


               YEAR OF FIRST PAYMENT OF THE MORTGAGE LOANS(1)

Principal Balance Outstanding as of
                                                             Aggregate Principal
                                           Number of         Balance Outstanding
     Year of First Payment Date          Mortgage Loans       as of Cut-Off Date     % of Mortgage Loans

200[ ]...........................
200[ ]...........................
     Total.......................

 (1)     As of the Cut-off Date, the weighted average seasoning of the mortgage
         loans is expected to be approximately [     ] months.





                   TYPES OF MORTGAGED PROPERTIES SECURING
                               MORTGAGE LOANS

Principal Balance Outstanding as of
                                                                Aggregate Principal
                    Number of Balance Outstanding as of
           Property Type                 Mortgage Loans            Cut-Off Date           % of Mortgage Loans
Primary Residence................                                                        $
Second Home......................
Investor Property................
     Total.......................                                                        $





                     OCCUPANCY OF MORTGAGED PROPERTIES
                         SECURING MORTGAGE LOANS(1)

Principal Balance Outstanding as of
                                                                Aggregate Principal
                    Number of Balance Outstanding as of
          Occupancy Status               Mortgage Loans            Cut-Off Date           % of Mortgage Loans
                                                                                        $
Primary Residence................
Second Home......................
Investor Property
     Total.......................                                                       $

(1) Based on representations of the Mortgagor at the time of mortgage loan origination.





             GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                         SECURING MORTGAGE LOANS(1)


Principal Balance Outstanding as of
                                                               Aggregate Principal
                                           Number of         Balance Outstanding as of   % of Mortgage
               State                     Mortgage Loans           Cut-Off Date           Loans
Alabama..........................
Arizona..........................
California.......................
Colorado.........................
Connecticut......................
District of Columbia.............
Delaware.........................
Florida..........................
Georgia..........................
Hawaii...........................
Idaho............................
Illinois.........................
Indiana..........................
Kansas...........................
Massachusetts....................
Maryland.........................
Maine............................
Missouri.........................
Mississippi......................
Montana..........................
North Carolina...................
Nebraska.........................
New Hampshire....................
New Jersey.......................
New Mexico.......................
Nevada...........................
New York.........................
Oklahoma.........................
Oregon...........................
Pennsylvania.....................
Tennessee........................
Texas............................
Utah.............................
Virginia.........................
Washington.......................
West Virginia....................
     Total.......................


 (1) As of the Cut-off Date, no more than approximately [ ]% of the aggregate Outstanding Principal Balance of the mortgage loans is expected to be secured by properties located in any one zip code.





                     LOAN PURPOSE OF THE MORTGAGE LOANS

Principal Balance Outstanding as of
                                                               Aggregate Principal     % of Mortgage Loans
                                           Number of         Balance Outstanding as
            Loan Purpose                 Mortgage Loans          of Cut-Off Date

Purchase.........................
Rate and Term Refinance..........
Cash-Out Refinance...............
     Total.......................





             DISTRIBUTION OF ORIGINAL MORTGAGE LOAN AMOUNTS(1)

                                                               Aggregate Principal      % of Mortgage Loans
                                           Number of         Balance Outstanding as
   Original Mortgage Loan Amount         Mortgage Loans          of Cut-Off Date
$50,000 or less..................
$50,001 - $100,000...............
$100,001 - $150,000..............
$200,001 - $250,000..............
$250,001 - $300,000..............
$300,001 - $350,000..............
$350,001 - $400,000..............
$500,001 - $550,000..............
$550,001 - $600,000..............
$600,001 - $650,000..............
$700,001 - $750,000..............
     Total.......................

(1)      As of the Cut-off Date, the average Outstanding Principal Balance of
         the mortgage loans is expected to be approximately $[            ].





           ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)

                                                             Aggregate Principal
                                           Number of         Balance Outstanding
   Original Loan-to-Value Ratios         Mortgage Loans       as of Cut-Off Date     % of Mortgage Loans
                                     ---------------------------------------------- -----------------------
50.00% or less...................
50.01% - 55.00%..................
55.01% - 60.00%..................
60.01% - 65.00%..................
65.01% - 70.00%..................
70.01% - 75.00%..................
75.01% - 80.00%..................
80.01% - 85.00%..................
85.01% - 90.00%..................
90.01% - 95.00%..................
     Total.......................

(1)      As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the mortgage loans is expected to be approximately
         [        ]%.





                  MORTGAGE RATES OF THE MORTGAGE LOANS(1)

                                                             Aggregate Principal
                                           Number of         Balance Outstanding
           Mortgage Rate                 Mortgage Loans       as of Cut-Off Date     % of Mortgage Loans
                                     ---------------------------------------------- -----------------------

7.375%...........................
7.500%...........................
7.625%...........................
7.750%...........................
7.875%...........................
8.000%...........................
8.125%...........................
8.250%...........................
8.375%...........................
8.500%...........................
8.625%...........................
8.750%...........................
8.875%...........................
9.000%...........................
9.125%...........................
9.250%...........................
9.375%...........................
9.500%...........................
9.625%...........................
9.750%...........................
9.875%...........................
10.000%..........................
10.125%..........................
10.375%..........................
10.500%..........................
10.625%..........................
10.750%..........................
10.875%..........................
11.000%..........................
11.625%..........................
     Total.......................

 (1)     As of the Cut-off Date, the weighted average Mortgage Rate of the
         mortgage loans is expected to be approximately [     ]%
         per annum.





                   ORIGINAL TERM OF THE MORTGAGE LOANS(1)

Principal Balance Outstanding as of
                                                             Aggregate Principal
                                           Number of         Balance Outstanding
           Original Term                 Mortgage Loans       as of Cut-Off Date     % of Mortgage Loans
180 or less......................
180 to 360.......................
     Total.......................

(1)      As of the Cut-off Date, the weighted average calculated remaining term of the mortgage loans is expected to be approximately
         [     ] months.





                  DOCUMENTATION TYPE OF THE MORTGAGE LOANS

Principal Balance Outstanding as of
                                                             Aggregate Principal
                                           Number of         Balance Outstanding
         Documentation Type              Mortgage Loans       as of Cut-Off Date     % of Mortgage Loans
Full.............................
Alternative......................
Reduced/Stated Income............
No Income/No Asset...............
     Total.......................





                             TABLE OF CONTENTS

                                                                          PAGE

SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-2
RISK FACTORS...............................................................S-8
   The Subordinate Notes Will Be Particularly Sensitive
   to Losses on the Mortgage Loans.........................................S-8
   The Subordinate Notes Will Not Be Entitled to Receive
   Principal Payments Until All Principal Payments Have Been
   Made on the Class A Notes Which May Lead to Losses
   With Respect to These Notes.............................................S-8
   The Difference Between the Interest Rates on the Notes and
   the Mortgage Loans May Result in Interest Shortfalls Allocated
   to Your Notes...........................................................S-9
DESCRIPTION OF THE MORTGAGE LOANS..........................................S-9
   The Index Applicable to the Adjustable Rate Mortgage Loans.............S-12
   Underwriting Standards.................................................S-12
THE MASTER SERVICER.......................................................S-16
   General................................................................S-16
   Delinquency and Foreclosure Experience.................................S-16
YIELD AND PREPAYMENT CONSIDERATIONS.......................................S-17
   General Prepayment Considerations......................................S-17
   Special Yield Considerations...........................................S-19
   Weighted Average Lives.................................................S-20
PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE SPECIFIED
PERCENTAGES OF THE PREPAYMENT ASSUMPTION..................................S-22
   [Yield Sensitivity of the Subordinate Notes............................S-26
DESCRIPTION OF THE NOTES..................................................S-26
   General................................................................S-26
   Registration of the Notes..............................................S-28
   Definitive Notes.......................................................S-29
   Book-Entry Facilities; Book-Entry, Delivery and Form...................S-30
   Global Clearance and Settlement Procedures.............................S-32
   Glossary of Terms......................................................S-33
   Interest Payments on the Notes.........................................S-39
   Calculation of One-Month LIBOR.........................................S-40
   Principal Payments on the Notes........................................S-42
   Credit Enhancement.....................................................S-44
   Overcollateralization Provisions.......................................S-44
   Allocation of Losses; Subordination....................................S-46
   P&I Advances...........................................................S-47
THE ISSUER................................................................S-47
GS MORTGAGE SECURITIES CORP...............................................S-48
THE [             ].......................................................S-48
[THE OWNER TRUSTEE........................................................S-48
THE INDENTURE TRUSTEE.....................................................S-48
THE SERVICING AGREEMENT...................................................S-49
   Servicing and Other Compensation and Payment of Expenses...............S-49
THE INDENTURE AND [OWNER TRUST AGREEMENT].................................S-50
   General Description of the Indenture...................................S-50
   Assignment of Mortgage Loans...........................................S-50
   Events of Default......................................................S-51
   Voting Rights..........................................................S-51
   Optional Redemption....................................................S-51
FEDERAL INCOME TAX CONSEQUENCES...........................................S-51
METHOD OF DISTRIBUTION....................................................S-52
SECONDARY MARKET..........................................................S-53
LEGAL OPINIONS............................................................S-53
RATINGS...................................................................S-53
LEGAL INVESTMENT..........................................................S-53
ERISA CONSIDERATIONS......................................................S-54




The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                                 PROSPECTUS

                  SUBJECT TO COMPLETION DATED [ ], 200[ ]

                                    $[ ]

                        MORTGAGE-BACKED CERTIFICATES

                           MORTGAGE-BACKED NOTES

                            (ISSUABLE IN SERIES)

                    GS MORTGAGE SECURITIES CORP. SELLER

         [      ] may offer to sell mortgage-backed Certificates and
mortgage-backed notes in one or more series with one or more classes. The Certificates of a series will evidence the beneficial ownership of one or more trusts and the notes will evidence the debt obligations of a trust fund. Each trust will consist primarily of the following mortgage related assets:

         o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

         o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

         o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

         o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing, and

         o mortgage pass-though securities issued or guaranteed by the Government National Mortgage Association; the Federal National Mortgage Association, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE [ ] IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

         Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten Certificates will be distributed by, or sold by underwriters managed by:

                            GOLDMAN, SACHS & CO.
                    The date of this Prospectus is [ ].


                             TABLE OF CONTENTS


                                                                          PAGE

PROSPECTUS SUPPLEMENT.......................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................1
RISK FACTORS................................................................2
   You May Have Difficulty Selling The Securities...........................2
   Book-Entry Securities May Delay Receipt of
   Payment and Reports......................................................2
   Your Return on an Investment in The Securities Is Uncertain..............2
   Interest Only and Principal Only Securities Involve
   Additional Risk..........................................................3
   Subordinated Securities Involve More Risks and May Incur
   Losses...................................................................4
   Trust Fund Assets Are the Only Source of Payments on
   the Securities...........................................................4
   The Concentration of Mortgage Assets in Specific
   Geographic Areas May Increase the Risk of Loss...........................4
   Financial Instruments May Not Avoid Losses...............................4
   Environmental Conditions Affecting Mortgaged Properties
   May Result in Losses.....................................................5
   Security Interests in Manufactured Homes May Be Lost.....................5
   Residential Real Estate Values May Fluctuate and
   Adversely Affect Your Investment in the Securities.......................5
   The Securities Are Not Suitable Investments for All Investors............6
THE TRUST FUNDS.............................................................6
   The Mortgage Loans-General...............................................8
   Single Family and Cooperative Loans.....................................10
   Multifamily Loans.......................................................11
   Manufactured Housing Contracts..........................................12
   Agency Securities.......................................................12
   Private Mortgage-Backed Securities......................................18
   U.S. Government Securities..............................................20
   FASITS..................................................................21
   Substitution of Mortgage Assets.........................................21
   Pre-Funding and Capitalized Interest Accounts...........................21
USE OF PROCEEDS............................................................22
THE SELLER.................................................................22
THE MORTGAGE LOANS.........................................................22
   Underwriting Standards..................................................22
   Qualifications of Lenders...............................................24
   Representations by Lenders; Repurchases.................................24
   Optional Purchase of Defaulted Loans....................................26
DESCRIPTION OF THE SECURITIES..............................................26
   General.................................................................27
   Distributions on Securities.............................................29
   Advances................................................................31
   Reports to Securityholders..............................................31
   Book-Entry Registration.................................................32
EXCHANGEABLE SECURITIES....................................................37
   General.................................................................37
   Exchanges...............................................................38
   Procedures and Exchange Proportions.....................................41
CREDIT ENHANCEMENT.........................................................42
   General.................................................................42
   Subordination...........................................................43
   Pool Insurance Policies.................................................44
   Special Hazard Insurance Policies.......................................46
   Bankruptcy Bonds........................................................47
   FHA Insurance; VA Guarantees............................................47
   FHA Insurance on Multifamily Loans......................................52
   Reserve and Other Accounts..............................................52
   Other Insurance, Guarantees and Similar Instruments
   or Agreements...........................................................53
   Cross Support...........................................................53
YIELD AND PREPAYMENT CONSIDERATIONS........................................53
ADMINISTRATION.............................................................56
   Assignment of Mortgage Assets...........................................56
   Payments on Mortgage Loans; Deposits to Accounts........................58
   Sub-Servicing by Lenders................................................60
   Collection Procedures...................................................62
   Hazard Insurance........................................................63
   Realization Upon Defaulted Mortgage Loans...............................64
   Servicing and Other Compensation and Payment of Expenses................67
   Evidence as to Compliance...............................................67
   Certain Matters Regarding the Master Servicer and Us....................68
   Events of Default; Rights Upon Event of Default.........................69
   The Trustee.............................................................71
   Duties of the Trustee...................................................72
   Resignation of Trustee..................................................72
   Amendment...............................................................73
   Termination; Optional Termination.......................................73
LEGAL ASPECTS OF THE MORTGAGE LOANS........................................74
   General.................................................................74
   Foreclosure/Repossession................................................78
   Anti-Deficiency Legislation And Other Limitations On Lenders............83
   Due-On-Sale Clauses.....................................................85
   Prepayment Charges......................................................85
   Subordinate Financing...................................................85
   Applicability Of Usury Laws.............................................86
   Soldiers' And Sailors' Civil Relief Act.................................87
   Product Liability And Related Litigation................................87
   Environmental Considerations............................................88
   Forfeitures in Drug and RICO Proceedings................................89
   Other Legal Considerations..............................................90
FEDERAL INCOME TAX CONSEQUENCES............................................90
   General.................................................................91
   Tax Treatment of REMIC Regular Interests, FASIT Regular Interests
   and Other Debt Instruments..............................................91
   Tax Treatment of Holders of FASIT Regular Interests.....................93
   OID.....................................................................93
   Variable Rate Instruments...............................................96
   Interest Weighted Certificates and Non-VRDI Certificates................98
   Anti-Abuse Rule.........................................................98
   Market Discount.........................................................98
   Amortizable Premium....................................................100
   Consequences of Realized Losses........................................101
   Gain or Loss on Disposition............................................101
   Tax Treatment of Residual Interests....................................102
   Special Considerations for Certain Types of Investors..................107
   Disposition of Residual Certificates...................................110
   Treatment by the REMIC of OID, Market Discount and Amortizable Premium.110
   REMIC-Level Taxes......................................................111
   REMIC Qualification....................................................112
   Taxation of Certain Foreign Holders of REMIC Certificates..............112
   Backup Withholding.....................................................113
   Reporting and Tax Administration.......................................114
   FASIT Securities.......................................................115
   FASIT Qualification....................................................115
   Consequences of Disqualification Under FASIT...........................116
   Tax Consequences to Foreign Securityholders of FASIT Securities........117
   Backup Withholding of FASIT Securities.................................117
   Tax Information Reporting of FASIT Securities..........................118
   Grantor Trusts.........................................................118
   Tax Treatment of the Grantor Trust Security............................118
   Treament of Pass-Through Securities....................................119
   Treatment of Strip Securities..........................................120
   Determination of Income with Respect to Strip Securities...............122
   Purchase of Complementary Classes of Strip Securities..................123
   Possible Alternative Characterizations of Strip Securities.............123
   Limitation on Deductions With Respect to Strip Securities..............123
   Sale of a Grantor Trust Security.......................................124
   Taxation of Certain Foreign Holders of Grantor Trust Securities........124
   Backup Withholding of Grantor Trust Securities.........................125
   Report and Tax Administration of Grantor Trust Securities..............125
   Debt Securities and Partnership Trusts.................................125
   Taxation of Owners of Owner Trust Securities...........................125
   Treatment of the Owner Trust as a Partnership..........................125
   Partnership Taxation...................................................126
   Discount and Premium of Mortgage Loans.................................127
   Section 708 Termination................................................128
   Gain or Loss on Disposition of Partnership Securities..................128
   Allocations Between Transferors and Transferees........................128
   Section 731 Distributions..............................................129
   Section 754 Election...................................................129
   Administrative Matters.................................................129
   Tax Consequences to Foreign Securityholders of a Partnership Trust.....130
   Backup Withholding on Partnership Securities...........................131
STATE TAX CONSEQUENCES....................................................131
ERISA CONSIDERATIONS......................................................131
   General................................................................131
   ERISA Considerations Relating to Certificates..........................132
   Underwriter Exemption..................................................133
   ERISA Considerations Relating to Notes.................................140
LEGAL INVESTMENT..........................................................142
METHOD OF DISTRIBUTION....................................................143
LEGAL MATTERS.............................................................144
FINANCIAL INFORMATION.....................................................144
   Ratings................................................................144
WHERE YOU CAN FIND MORE INFORMATION.......................................145




                           PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

         o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

         You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                             Jay Strauss, Esq.
                        GS Mortgage Securities Corp.
                              85 Broad Street
                          New York, New York 10004
                         Telephone: (212) 902-1000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                RISK FACTORS

         An investment in the certificates or notes of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption risk factors in the applicable prospectus supplement.

You May Have Difficulty Selling The Securities

         There will be no market for the mortgage-backed notes or mortgage-backed Certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or Certificates. The Certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this Prospectus. We do not intend to list any class of notes or Certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of Certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related Prospectus Supplement. If the notes or Certificates are not listed or quoted, you may experience more difficulty selling notes or Certificates. The Prospectus Supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

Book-Entry Securities May Delay Receipt of Payment and Reports

         If the trust fund issues Certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of Certificates or notes in book-entry form may reduce the liquidity of Certificates and notes so issued in the secondary trading market since some investors may be unwilling to purchase notes and Certificates for which they cannot receive physical Certificates.

Your Return on an Investment in The Securities Is Uncertain

         Your pre-tax return on any investment in Certificates or notes of any series will depend on (1) the price that you pay for those Certificates or notes, (2) the rate at which interest accrues on the certificates or notes and (3) the rate at which you receive a return of the principal and, consequently, the length of time that your Certificates or notes are outstanding and accruing interest. The last factor is the biggest uncertainty in an investment in the notes or Certificates.

         o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of Certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of Certificates or notes that are more sensitive to prepayments. If you own either of these types of Certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of Certificates in any month or over the period of time that such Certificates or notes remain outstanding.

         o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of Certificates or notes. If the mortgage assets include properties which the related trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or Certificates. In such event, the holders of one or more classes of Certificates or notes may incur a loss.

         o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

Interest Only and Principal Only Securities Involve Additional Risk

         Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

         A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

         The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

Subordinated Securities Involve More Risks and May Incur Losses

         A series of notes or Certificates may provide that one or more classes of such notes or Certificates are subordinated in right of payment to one or more other classes of that series. Certificates or notes that are subordinated to other Certificates have a greater risk of loss because the subordinated Certificates or notes will not receive principal, interest, or both until the more Senior Certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinate securities. If the amount available for payments to holders of notes and Certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated Certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust Fund Assets Are the Only Source of Payments on the Securities

         Any trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related Prospectus Supplement. The trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your Certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

         The mortgage assets underlying a series of Certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

Financial Instruments May Not Avoid Losses

         A trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of Certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable Certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

Environmental Conditions Affecting Mortgaged Properties May Result in Losses

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or Certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

Security Interests in Manufactured Homes May Be Lost

         The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

         Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities

         We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

The Securities Are Not Suitable Investments for All Investors

          The Certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or Certificates should consider such an investment.

You May Have Income for Tax Purposes Prior to Your Receipt of Cash

         Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

         In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

         o generally, will not be subject to offset by losses from other activities,

         o for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o for a foreign holder, will not qualify for exemption from withholding tax.

         Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                              THE TRUST FUNDS

         A trust fund for a series of securities will consist primarily of mortgage assets consisting of:

         1.  a mortgage pool*comprised of:

         o Single family loans. "Single family loans" consist of mortgage loans or participations in mortgage loans secured by one-to-four-family residential properties,

         o Multifamily loans. "Multifamily loans" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,

         o Cooperative loans. "Cooperative loans" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements., and/or

         o Manufactured housing contracts. "Manufactured housing contracts" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing.

         2. mortgage pass-though securities issued or guaranteed by the Government National Mortgage Association; Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, which are referred to in this Prospectus as "agency securities"; and/or

         3   mortgage-backed securities issued by entities other than
government agencies or government-sponsored agencies, which are referred to in this Prospectus as "privately issued mortgage-backed securities," in each case, as specified in the related Prospectus Supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related Prospectus Supplement.


-------------------

* Whenever the terms "mortgage pool" and "securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the Mortgage Loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund.


         The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this Prospectus as the "mortgage loans". If the related Prospectus Supplement so specifies, certain Certificates in a series of Certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and Certificates are sometimes referred to in this Prospectus as the securities.

         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to herein as "lenders," or in the market and we will convey the mortgage assets to the related trust fund.

         As used in this Prospectus, "Agreement" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the Indenture or the master servicing agreement, as the context requires.

         The following is a brief description of the assets expected to be included in a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the Indenture, as applicable, with respect to each series will be attached to the Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related Prospectus Supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans-General

         The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this Prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be [conventional] loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority -also referred to as the "FHA" - or partially guaranteed by the Veterans Administration -commonly known as the "VA"-, as specified in the related Prospectus Supplement and described below. Primary mortgage guaranty insurance policies (each a "primary insurance policy") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related Prospectus Supplement will describe the existence, extent and duration of any such coverage.

         Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related Prospectus Supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related Prospectus Supplement may describe:

         o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related Prospectus Supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan.

         o Principal may be payable on a level debt service basis to amortize fully the mortgage loan over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include deferred interest that has been added to the principal balance of the mortgage loan.

         o Monthly Payments of principal and interest may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the Monthly Payments of principal and interest to increase for a specified period, (2) provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization. In a negatively amortizing loan the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for Monthly Payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

         o        A prepayment fee may apply to prepayments of principal.
                  Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain lock-out periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

         Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to us, with respect to the mortgage loans contained in the related mortgage pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the applicable cut-off date,

         o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),

         o        the original terms to maturity of the mortgage loans,

         o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,

         o the earliest origination date and latest maturity date of any of the mortgage loans,

         o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

         o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

         o the geographical distribution of the mortgage loans on a state-by-state basis.

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related Prospectus Supplement for the benefit of the holders of the notes or Certificates, as applicable, of the related series. One or more Master Servicers named in the related Prospectus Supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust fund. The Master Servicer or servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable Agreement, as if the Master Servicer alone were servicing such mortgage loans.

         With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of Certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related Prospectus Supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities-Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this Prospectus and the related Prospectus Supplement provides.

Single Family and Cooperative Loans

         Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership Certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be [conventional] (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related Prospectus Supplement specifies.

         The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

         Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be [conventional] loans or FHA-insured loans, as the related Prospectus Supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

         Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a Monthly Payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

         The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be [conventional], insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

         The "manufactured homes" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         For the manufactured housing contracts contained in a trust fund, the related Prospectus Supplement will specify, among other things:

         o the date of origination of the manufactured housing contracts;

         o the accrual percentage rates on the manufactured housing contracts;

         o        the manufactured housing contract Loan-to-Value Ratios;

         o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;

         o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;

         o the original maturities of the manufactured housing contracts; and

         o the last maturity date of any manufactured housing contract.

Agency Securities

         Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on Certificates, known as GNMA Certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I Certificate," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II Certificate." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

         GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled Monthly Payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' Monthly Payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If a related Prospectus Supplement so specifies, multifamily mortgage loans having the characteristics specified in such Prospectus Supplement may back the GNMA certificates.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related Prospectus Supplement will describe any such different characteristics and terms.

         Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae Certificates that a trust fund holds will consist of [conventional] mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the [conventional], level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related Prospectus Supplement so specifies, adjustable rate mortgages may back the Fannie Mae Certificates.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae Certificates.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the [25]th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae Certificates, distributions thereon will be made by check.

         The Fannie Mae Certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this Prospectus. The related Prospectus Supplement will describe any such different characteristics and terms.

         Freddie Mac. Freddie Mac is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac Certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the Prospectus Supplement for a series of Freddie Mac Certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac Certificates.

         Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac Certificates duly presented for registration of ownership on or before the last Business Day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac Certificates in accordance with such holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this Prospectus and in the related Prospectus Supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency Certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         Other Agency Securities. If the related Prospectus Supplement so specifies, a trust fund may include other mortgage pass-through
Certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related
Prospectus Supplement will describe the characteristics of any such mortgage pass-through Certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

Private Mortgage-Backed Securities

         General. Private mortgage-backed securities may consist of (a) mortgage pass-through Certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement - a "PMBS pooling and servicing agreement". The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this Prospectus refers to as the "PMBS servicer", of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee". The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related Prospectus Supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities will (1) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related Prospectus Supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related Prospectus Supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage Certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         Additional Information. The Prospectus Supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

         1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

         2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

         o        the payment features of such mortgage loans,

         o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the mortgage loans,

         o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

         o delinquency experience with respect to the mortgage loans,

         3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

         4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

         5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

         6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. Government Securities

         If the related Prospectus Supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related Prospectus Supplement.

FASITS

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences- Qualification as a FASIT" and "-FASIT Ownership Certificate - Income From Prohibited Transactions." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related Prospectus Supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related Prospectus Supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

Substitution of Mortgage Assets

         If the related Prospectus Supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the Prospectus Supplement determines that the documentation with respect to any mortgage asset is incomplete. The related Prospectus Supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

Pre-Funding and Capitalized Interest Accounts

         If the related Prospectus Supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "pre-funding accounts," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date, will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related Prospectus Supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related Prospectus Supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "capitalized interest accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related Prospectus Supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                              USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                 THE SELLER

         We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New
York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

         We do not have, nor do we expect in the future to have, any significant assets.

                             THE MORTGAGE LOANS

         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or such other underwriting criteria as are specified in the related Prospectus Supplement.

Underwriting Standards

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. The related Prospectus Supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available
(a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the Monthly Payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make Monthly Payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         Re-Underwriting. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

Qualifications of Lenders

         Each lender will satisfy the qualifications listed in this Prospectus or as otherwise described in the related Prospectus Supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

Representations by Lenders; Repurchases

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

         o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

         o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;

         o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;

         o that there were no delinquent tax or assessment liens against the mortgaged property,

         o that no required payment on a mortgage loan was more than a specified number of days delinquent; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         [The related Prospectus Supplement will provide specific representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related Prospectus Supplement.] The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related Prospectus Supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the Master Servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the Master Servicer made in its capacity as a Master Servicer.

         In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related Prospectus Supplement.

         We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the Master Servicer's representations, the Master Servicer may have a repurchase obligation as described below under "Administration-Assignment of Mortgage Assets."

         If the related Prospectus Supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

Optional Purchase of Defaulted Loans

         If the related Prospectus Supplement so specifies, the Master Servicer or another entity identified in such Prospectus Supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related Prospectus Supplement.

                       DESCRIPTION OF THE SECURITIES

          A trust fund will issue the notes of a series pursuant to an Indenture between such trust fund and the entity named in the related Prospectus Supplement as trustee with respect to such notes. The trust fund will issue Certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of pooling and servicing agreement, a form of a trust agreement and a form of Indenture are exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each such Agreement. The Prospectus Supplement for a series of Certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement or Agreements for each series of securities and the applicable Prospectus Supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:


                        GS Mortgage Securities Corp.
                              85 Broad Street
                          New York, New York 10004
                        Attention: Jay Strauss, Esq.

General

         The securities of a series will be issued in fully registered form, in the denominations specified in the related Prospectus Supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the Prospectus Supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust fund will consist of, to the extent provided in the
Agreement:

         o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained
                  Interest")),

         o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts");

         o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,

         o        U.S. Government Securities; and

         o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

         If so specified in the related Prospectus Supplement, a trust fund may include one or more of the following:

         o reinvestment income on payments received on the trust assets,

         o        a reserve fund,

         o        a mortgage pool insurance policy,

         o        a special hazard insurance policy,

         o        a bankruptcy bond,

         o        one or more letters of credit,

         o        a financial guaranty insurance policy,

         o        third party guarantees or similar instruments,

         o U.S. Government Securities designed to assure payment of the securities,

         o financial instruments such as swap agreements, caps, collars and floors, or

         o        other agreements.

         The trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related Prospectus Supplement will describe the priority of payment among classes in a series. The related Prospectus Supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related Prospectus Supplement so provides, the securityholder of a class (a "Call Class") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "Callable Class", is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related Prospectus Supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related Prospectus Supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement) in the proportions specified in the related Prospectus Supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related Prospectus Supplement. Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of securities or, if the related Prospectus Supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduit, commonly known as a "REMIC," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related Prospectus Supplement.

Distributions on Securities

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The Prospectus Supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related Prospectus Supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related Prospectus Supplement.

         Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related Prospectus Supplement and as the Agreement specifies. "Available Funds" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related Prospectus Supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related Prospectus Supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "accrual securities") will be distributable on the distribution dates specified in the related Prospectus Supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related Prospectus Supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related Prospectus Supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         Distributions of Principal. The aggregate "current principal amount" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related Prospectus Supplement, reduced by all distributions and losses allocable to principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related Prospectus Supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled Due Dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). The related Prospectus Supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         Unscheduled Distributions. If the related Prospectus Supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related Prospectus Supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

Advances

         The Master Servicer or other person designated in the Prospectus Supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the Master Servicer will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If the Master Servicer makes advances from cash held for future distribution to securityholders, the Master Servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific mortgage loans with respect to which such advances were made. Master Servicer advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent the Agreement permits. As specified in the related Prospectus Supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

Reports to Securityholders

         Prior to or on a distribution date or at such other time as is specified in the related Prospectus Supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders series of securities, among other things:

         1. the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included in the distribution amount;

         2.       the amount of such distribution allocable to interest;

         3.       the amount of any advance the Master Servicer made;

         4. the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the senior securityholders;

         5. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

         6. the senior percentage, if applicable (i.e. the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         7. the senior prepayment percentage, if applicable (i.e. the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         8. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

         9. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

         10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related Prospectus Supplement may specify; and

         11. if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related Prospectus Supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to 1. and 2. for such calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Book-Entry Registration

         If the related Prospectus Supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are Participants of any of such systems, or indirectly through organizations which are Participants. The Depository Trust Company is referred to as "DTC". Clearstream is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more Certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical Certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, Societe Anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants"). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical Certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical Certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical Certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

         o at our option, we elect to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical Certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical Certificates, and thereafter the trustee will recognize the holders of such physical Certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this Prospectus and in the Agreement. The final distribution of any security (whether physical Certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                          EXCHANGEABLE SECURITIES

General

         As the relevant Prospectus Supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "Combinations". The Combinations for the exchangeable securities in a series, if any, will be described in the Prospectus Supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related Prospectus Supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund (the "Exchangeable Securities Trust Fund") established pursuant to a trust agreement between a trustee and us. The trustee for the trust fund which issues the securities may serve as trustee of the Exchangeable Securities Trust Fund. The Exchangeable Securities Trust Fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same Combination, as specified in the related Prospectus Supplement. When an exchange is effected, the Exchangeable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same Combination. This process may be repeated again and again. Each exchangeable security issued by an Exchangeable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this Prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to exchangeable securities as well as securities.

Exchanges

          The ability of a holder to exchange exchangeable securities for other exchangeable securities within a Combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) (the "Annual Interest Amount") payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related Prospectus Supplement, which, as described below, are based at all times on the original principal amounts (or original notional principal amounts, if applicable) of such classes.

         Within any particular series, more than one type of Combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index (a "Floating Rate Class") and a class of exchangeable securities with an interest rate that varies inversely with changes in an index (an "Inverse Floating Rate Class") may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another Combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another Combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example shows a Combination in which exchangeable securities of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:


                                   Original                                          Maximum
                                   Principal       Interest                          Original
        Class Interest              Amount           Rates           Class       Principal Amount       Rate
ES-1.........................     $20,000,000         10%            ES-2          $40,000,000         5.00%
ES-P.........................     $20,000,000         0%


------------------------
*        Class ES-P is a principal only class and will receive no interest.



         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:


         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:


                                                                                Maximum
                                Original                                        Original
                                Principal        Interest                      Principal
       Class Interest            Amount            Rates            Class        Amount         Rate
------------------------      -----------        --------          -------     ------------    ------

ES-5......................    $20,000,000          10%              ES-P*      $ 20,000,000     0.00%
                                                                   ES-X**        20,000,000    10.00%
                                                                               (notional)***
-------------------
*        Class ES-P is a principal only class and will receive no interest.

** Class ES-X is an interest only class and will receive no principal.

*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a Combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a
Combination:




                                                                         Maximum
                                Original                                 Original
                                Principal        Interest               Principal
       Class Interest            Amount            Rates     Class        Amount         Rate
------------------------      -----------        --------   -------     ------------    ------
ES-6                         $20,000,000           7.00%      ES-X*       $20,000,000    7.00%
                                                              ES-7         20,000,000    6.00
                                                              ES-8         20,000,000    6.25
                                                              ES-9         20,000,000    6.50
                                                              ES-10        20,000,000    6.75
                                                              ES-11        19,310,344    7.25
                                                              ES-12        18,666,666    7.50
                                                              ES-13        18,064,516    7.75
                                                              ES-14        17,500,000    8.00
                                                              ES-P**       20,000,000    0.00
-------------------

* Class ES-X is an interest only class and will receive no principal. **
Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the Annual Interest Amount applicable to the exchangeable security to be exchanged and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the Annual Interest Amount of the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available Annual Interest Amount with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the Annual Interest Amount of the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The Annual Interest Amount applicable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the Annual Interest Amount of the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the Annual Interest Amount ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this Combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the Annual Interest Amount of the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available Annual Interest Amount with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which have principal amounts and bear interest). In certain series, a Securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a Securityholder's ability to exchange exchangeable securities for other exchangeable securities. A Securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A Securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The Securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. The Employee Retirement Income Security Act of 1974, as amended, may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions

         To effect an exchange, a Securityholder must notify the trustee or follow other procedures as described in the related Prospectus Supplement. The Securityholder must give such notice in writing or by telefax not later than five Business Days before the proposed exchange date (which date, subject to the trustee's approval, can be any Business Day other than the first or last Business Day of the month) or as otherwise specified in the related Prospectus Supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the Securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A Securityholder's notice becomes irrevocable on the second Business Day before the proposed exchange date or as otherwise specified in the related Prospectus Supplement.

         An exchanging Securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related Prospectus Supplement. In the case of ES Classes issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related Prospectus Supplement for classes of exchangeable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related Prospectus Supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from us or the trustee upon request as specified in the related Prospectus Supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from us or the trustee upon request as specified in the related Prospectus Supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related Prospectus Supplement. Such payment will be made to the Securityholder of record as of the applicable record date.

                             CREDIT ENHANCEMENT

General

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

         o the subordination of one or more classes of the securities of such series,

         o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or

         o        any combination of the foregoing.

         Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

Subordination

         If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the Prospectus Supplement, instead be payable to holders of one or more classes of senior securities. If the related Prospectus Supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter various classes of senior securities will bear such delays and losses as specified in the related Prospectus Supplement. The related Prospectus Supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The Prospectus Supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related Prospectus Supplement at the times and under the circumstances specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related Prospectus Supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

         o        in the order of their scheduled final distribution dates,

         o        in accordance with a schedule or formula,

         o        in relation to the occurrence of events, or

         o        as otherwise specified in the related Prospectus
                  Supplement.

Pool Insurance Policies

         If specified in the Prospectus Supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the Prospectus Supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool in an amount specified in the Prospectus Supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the Prospectus Supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related Prospectus Supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

Special Hazard Insurance Policies

         If the related Prospectus Supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the Prospectus Supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related Prospectus Supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related Prospectus Supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

Bankruptcy Bonds

         If the related Prospectus Supplement so specifies, an insurer named in such Prospectus Supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related Prospectus Supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the Prospectus Supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related Prospectus Supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA Insurance; VA Guarantees

FHA Loans

         Single family loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

         Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

         Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

         The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest therein, will be deemed to have agreed to the foregoing.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA Debenture Rate") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:


                            FHA DEBENTURE RATES

   Effective Rate      Effective Date       Prior to           Effective Rate      Effective Date        Prior to
     (Percent):         On or After                              (Percent):          On or After
---------------------------------------------------------    ---------------------------------------------------------

          7 3/4         July 1, 1978      Jan. 1, 1979                9             July 1, 1990       Jan. 1, 1991
          8             Jan. 1, 1979      July 1, 1979                8 3/4         Jan. 1, 1991       July 1, 1991
          8 1/4         July 1, 1979      Jan. 1, 1980                8 1/2         July 1, 1991       Jan. 1, 1992
          9 1/2         Jan. 1, 1980      July 1, 1980                8             Jan. 1, 1992       July 1, 1992
          9 7/8         July 1, 1980      Jan. 1, 1981                8             July 1, 1992       Jan. 1, 1993
         11 3/4         Jan. 1, 1981      July 1, 1981                7 3/4         Jan. 1, 1993       July 1, 1993
         12 7/8         July 1, 1981      Jan. 1, 1982                7             July 1, 1993       Jan. 1, 1994
         12 3/4         Jan. 1, 1982      Jan. 1, 1983                6 5/8         Jan. 1, 1994       July 1, 1994
         10 1/4         Jan. 1, 1983      July 1, 1983                7 3/4         July 1, 1994       Jan. 1, 1995
         10 3/8         July 1, 1983      Jan. 1, 1984                8 3/8         Jan. 1, 1995       July 1, 1995
         11 1/2         Jan. 1, 1984      July 1, 1984                7 1/4         July 1, 1995       Jan. 1, 1996
         13 3/8         July 1, 1984      Jan. 1, 1985                6 1/2         Jan. 1, 1996       July 1, 1996
         11 5/8         Jan. 1, 1985      July 1, 1985                7 1/4         July 1, 1996       Jan. 1, 1997
         11 1/8         July 1, 1985      Jan. 1, 1986                6 3/4         Jan. 1, 1997       July 1, 1997
         10 1/4         Jan. 1, 1986      July 1, 1986                7 1/8         July 1, 1997       Jan. 1, 1998
          8 1/4         July 1, 1986      Jan. 1, 1987                6 3/8         Jan. 1, 1988       July 1, 1998
          8             Jan. 1, 1987      July 1, 1987                6 1/8         July 1, 1998       Jan. 1, 1999
          9             July 1, 1987      Jan. 1, 1988                5 1/2         Jan. 1, 1999       July 1, 1999
          9 1/8         Jan. 1, 1988      July 1, 1988                6 1/8         July 1, 1999       Jan. 1, 2000
          9 3/8         July 1, 1988      Jan. 1, 1989                6 1/2         Jan. 1, 2000       July 1, 2000
          9 1/4         Jan. 1, 1989      July 1, 1989                6 1/2         July 1, 2000       Jan. 1, 2001
          9             July 1, 1989      Jan. 1, 1990                6             Jan. 1, 2001       July 1, 2001
          8 1/8         Jan. 1, 1990      July 1, 1990                5 7/8         July 1, 2001       Jan. 1, 2002


VA Loans

         The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

         Mortgage loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

         The amount payable under the guaranty will be the percentage (the "VA Entitlement Percentage") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. As of the date hereof, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 and 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $50,750 and 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the Mortgage Loans in the Mortgage Pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

FHA Insurance on Multifamily Loans

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and Other Accounts

         If the related Prospectus Supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, Certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related Prospectus Supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related Prospectus Supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies thereof, Certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("Permitted Investments"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related Prospectus Supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related
Prospectus Supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

         If the related Prospectus Supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related Prospectus Supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

Cross Support

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related Prospectus Supplement will describe the manner and conditions for applying such cross-support feature.

         If the related Prospectus Supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related Prospectus Supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                    YIELD AND PREPAYMENT CONSIDERATIONS

         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each Prospectus Supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

         [Conventional] single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. [Conventional] multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of [conventional] mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, as described under "Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act". Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related Prospectus Supplement.

         The rate of prepayments with respect to [conventional] mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this Prospectus and the related
Prospectus Supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The Prospectus Supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                               ADMINISTRATION

         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time the trust fund issues notes or Certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related Prospectus Supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any Retained Interest specified in the related Prospectus Supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the Indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled Monthly Payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

         o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

         o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

         o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

         o such other security documents as the related Prospectus Supplement may specify.

         In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or to the custodian hereinafter referred to):

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

         o        the original security agreement,

         o        the proprietary lease or occupancy agreement,

         o        the recognition agreement,

         o        an executed financing agreement and

         o the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A Prospectus Supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.

         The trustee (or a custodian for the trustee) will review such mortgage loan documents within the time period specified in the related Prospectus Supplement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related Prospectus Supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

         Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

Payments on Mortgage Loans; Deposits to Accounts

         In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "Protected Account"), which must be either

         o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

         o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

         o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or

         o an account or accounts otherwise acceptable to each rating agency.

The Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The Master Servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the Prospectus Supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

         Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

         o all payments on account of principal, including Principal Prepayments and, if the related Prospectus Supplement so specifies, any prepayment penalty, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

         o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any mortgage loan or property in respect thereof repurchased by us or lenders;

         o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

         o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

         o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a master-servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related Prospectus Supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the Business Day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related Prospectus Supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

Sub-Servicing by Lenders

         Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related Prospectus Supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

         o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

         o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

         o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

         o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

         o        attempting to cure delinquencies;

         o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

         o maintaining accounting records relating to the mortgage loans; and

         o to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related Prospectus Supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

         Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

         The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

         The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion,
(1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a [conventional] mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable thereto. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code
Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code
Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

         The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related Prospectus Supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related Prospectus Supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

         Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

         o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

         o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

         o amounts expended but not approved by the issuer of the related primary insurance policy (the "primary insurer"),

         o        claim payments the primary insurer previously made and

         o        unpaid premiums.

         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

         o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

         o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

         o        physical damage to the mortgaged property; and

         o the primary insurer not approving the related Master Servicer as a servicer.

         Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

         o        advance or discharge:

              a.  all hazard insurance policy premiums and

              b.  as necessary and approved in advance by the primary insurer:

                      1.   real estate property taxes,

                      2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

                      3.   mortgaged property sales expenses,

                      4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

                      5. foreclosure costs, including court costs and reasonable attorneys' fees;

                      6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

                      7.   tender to the primary insurer good and
                           merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         Recoveries Under FHA Insurance and VA Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

Servicing and Other Compensation and Payment of Expenses

         A Master Servicer's primary servicing compensation with respect to a series of securities will come from the Monthly Payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related Prospectus Supplement. The related Prospectus Supplement will describe the primary compensation to be paid to the Master Servicer. If the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicers generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related Prospectus Supplement, any interest or other income earned on funds held in any Accounts. Each sub-servicer generally will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

         To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

Evidence as to Compliance

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and Us

         The related Prospectus Supplement will name one or more Master Servicers under each Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related Prospectus Supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, or we as the case may be, will be entitled to be reimbursed therefor out of funds otherwise payable to securityholders.

         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

         o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

         o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and

         o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the related Prospectus Supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related Prospectus Supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Except as set forth below, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         Indenture. An event of default under the Indenture for each series of notes will include:

         o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

         o failure to perform any other covenant of the trust fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

         o any representation or warranty made by the trust fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

         o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

         o any other event of default provided with respect to notes of that series as discussed in the applicable Prospectus Supplement.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related Prospectus Supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

         o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

         o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

         o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event that the principal of the notes of a series is declared due and payable, as described above, the Securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

         The related Prospectus Supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and Certificates, a separate trustee identified in the related Prospectus Supplement will serve as trustee for the certificates and for the notes.

Duties of the Trustee

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various Certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

         o if the trustee ceases to be eligible to continue as such under the Agreement,

         o        if the trustee becomes insolvent,

         o        if the trustee becomes incapable of acting, or

         o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

Amendment

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

         o        to cure any ambiguity;

         o to correct any defective provisions or to correct or supplement any provision in the Agreement;

         o to comply with any changes in the Internal Revenue Code of 1986, as amended; or

         o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any Securityholder.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the Prospectus Supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

         1. the final payment or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage assets remaining in the trust fund and

         2. the purchase by us, the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related Prospectus Supplement, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e. real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued unpaid interest on securities of such series outstanding. The exercise of such right will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(g)(4) of the Code.

                    LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

         Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related Prospectus Supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan Prospectus Supplement.

         Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership Certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a Monthly Payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such mortgage loans, "High Cost Loans"), if such Mortgage Loans: (i) were originated on or after October 1, 1995; (ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

         Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where Certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

         Certain tax liens arising under the Internal Revenue Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Foreclosure/Repossession

     General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

         Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Home Equity Loans. The federal Truth-in-Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

Rights Of Redemption

     General

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Single Family Loans And Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

Anti-Deficiency Legislation And Other Limitations On Lenders

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each Monthly Payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-On-Sale Clauses

         Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related Prospectus Supplement.

Subordinate Financing

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability Of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this Prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

         We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Soldiers' And Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans. In general, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Product Liability And Related Litigation

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and (2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent the related Prospectus Supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

Environmental Considerations

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the issuer will recover fully on the mortgage loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA a security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the issuer in certain circumstances.

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the issuer or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the servicer, and sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your Certificates.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Seller has not made and will not make such evaluations prior to the origination of the mortgage loans. Neither the Seller, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Seller does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Seller will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either Noteholders or Certificateholders of the related Series.

         Notwithstanding anything to the contrary contained in the servicing agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the issuer. Upon completion of the inspection or review, the servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the trustee (upon written direction from the holders of the Class [ ] Certificates, so long as they are outstanding, and thereafter, the holders of the Class [ ] Certificates) shall direct the servicer, or any applicable sub-servicer, how to proceed with respect to the mortgaged property. In the event: (a) the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and (b) the trustee (as directed by the holders of the certificates as set forth above) directs the servicer, or the related sub-servicer, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the servicer, or the related sub-servicer, such servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the trustee (as directed as set forth above) directs the Master Servicer, or any related sub-servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such servicer or sub-servicer, as applicable, shall be reimbursed for all advances the servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property, if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Other Legal Considerations

         The mortgage loans are also subject to federal laws, including:
(i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                      FEDERAL INCOME TAX CONSEQUENCES

         The following summary was prepared by Skadden, Arps, Slate, Meagher & Flom LLP ("Tax Counsel"). It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this Prospectus and a related Prospectus Supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

         This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

         No currently effective regulations or other guidance has been issued concerning certain provisions of the Code that may affect investors in certain of the securities (for example, the provisions dealing with financial asset securitization investment conduits ("FASITs"), market discount, and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the OID ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinion referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

         Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

         The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered holders of the securities.

General

         Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC or FASIT. Each prospectus supplement will indicate whether a REMIC or FASIT election or elections will be made for the relevant series or a portion thereof.

         For each series in which one or more REMIC elections are to be made, Tax Counsel will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, the pool or pools of assets designated as REMICs (each, a "REMIC Pool") will qualify as one or more REMICs on the relevant issue date. For each series with respect to which a REMIC election is not to be made, Tax Counsel will deliver a separate opinion generally to the effect that the trust will be treated as (i) a FASIT under sections 860H through 860L of the Code, (ii) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("Grantor Trust Securities"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("Owner Trust Securities"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

         Each REMIC certificate will be either a REMIC regular interest, which generally is treated as debt for federal income tax purposes, or a REMIC residual interest. The prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular interests and which will be classified as residual interests.

Tax Treatment of REMIC Regular Interests, FASIT Regular Interests and Other Debt Instruments

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable [corporate] debt instruments. Except as described below for REMIC OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the master servicer (the "Tax Administrator") will be the party responsible for computing the amount of OID to be reported to the REMIC regular certificate holders each taxable year.

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

         The Code permits an individual, trust or estate to deduct miscellaneous itemized expenses -- including Section 212 expenses -- only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under
Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income.

         In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including investment expenses attributable to a REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").

         Under the Code, an election may be made with respect to each trust fund related to a series of securities to treat such trust fund or certain assets of such trust fund as a REMIC or a FASIT. The Prospectus Supplement for each series of securities will indicate whether a REMIC or a FASIT election will be made with respect to the related trust fund. To the extent provided in the Prospectus Supplement for a series, holders may also have the benefit of a reserve account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the reserve account or under the Yield Supplement Agreement if interest accrued on the mortgage loans at their specified interest rates is insufficient to pay interest on the securities of such series (a "Basis Risk Shortfall").

Tax Treatment of Holders of FASIT Regular Interests

         General. FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests, including the requirement that holders of FASIT regular securities report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. See "Federal Income Tax Consequence -- REMIC Certificates -- OID," "--Market Discount" and "--Amortizable Premium" in this Prospectus. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as a REMIC regular certificate. See "Federal Income Tax Consequence -- REMIC Certificates --Gain or Loss on Disposition" in this Prospectus.

         Taxation of Holders of High-Yield Interests. High-yield interests are FASIT regular interests that are subject to additional special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from those interests with losses. High-yield interests may be held only by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

OID

         The following discussion of OID applies generally to notes and to certificates that are REMIC regular interests or FASIT regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "Debt Instruments"). Differences in treatment of REMIC or FASIT regular interests from other Debt Instruments are noted where applicable.

         Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

         The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("Prepayable Obligations"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "Prepayment Assumption"). Although regulations exist that govern the accrual of OID in general (the "OID Regulations") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a Supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

         Prospective purchasers should be aware that neither GS Mortgage Securities Corp., the trustee, the master servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

         OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

         o        at least annually; and

         o at a single fixed rate or certain variable rates set out in the OID Regulations.

Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

         o        may be deferred, or

         o does not accrue at a single fixed rate or a "qualified floating rate," as defined in regulations.

         Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"). A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

         The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a REMIC regular certificate, the daily portions of OID with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate's original yield to maturity -- adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of OID allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such certificate.

         The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Pricing Prepayment Assumptions; and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

         In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether GS Mortgage Securities Corp. will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that GS Mortgage Securities Corp. will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

         If a Debt Instrument issued with OID is subsequently sold for a price less or greater than its adjusted issue price, the holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID will be reduced by a fraction, the numerator of which is the excess of the certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having OID may make an All OID Election with respect to the certificate.

         All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a REMIC regular certificate under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. See "Federal Income Tax Consequences -- Amortizable Premium" in this prospectus.

         It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Certificate"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Certificates"). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

Variable Rate Instruments

         A Debt Instrument may pay interest at a variable rate (a "Variable Rate Instrument"). A Variable Rate Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable Prospectus Supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

         All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Certificate") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or OID allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         Except as provided below, the amount and accrual of OID on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a "Multiple Rate VRDI Certificate") is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or OID allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

         The amount and accrual of OID on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage assets or regular interests in a second REMIC held subject to the related pooling and master servicing agreement ("Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.


Interest Weighted Certificates and Non-VRDI Certificates

         The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a "Non-VRDI Certificate") or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

         The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

Anti-Abuse Rule

         The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Market Discount

         A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount -- or, in the case of a REMIC regular certificate having OID, its adjusted issue price -- will acquire such certificate with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID remaining with respect to the certificate -- as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report OID, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the certificate -- or in the case of a REMIC regular certificate having OID, the adjusted issue price of such certificate-- multiplied by (ii) the WAM of the certificate determined as for OID remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having OID, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). The IRS has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus.

         Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC regular certificate not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC regular certificate issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. The IRS indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC regular certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

         A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- e.g., based on a constant yield to maturity.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by GS Mortgage Securities Corp. that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to OID. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

Amortizable Premium

         A purchaser of a Debt Instrument that purchases the certificate at a premium over the total of its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Pricing Prepayment Assumptions. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments,, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- e.g., based on a constant yield to maturity.

Consequences of Realized Losses

         Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless -- i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue OID income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on OID.

         The Tax Administrator will adjust the accrual of OID on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

Gain or Loss on Disposition

         If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any OID or market discount previously includable in the Certificateholder's gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Tax Treatment of Residual Interests

         Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of trust assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "Federal Income Tax Consequences -- REMIC Certificates REMIC Qualification" in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes -- i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests -- i.e., REMIC regular certificates. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates," a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and OID deductions for the REMIC. Each trust for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC's expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income -- i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

         A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

         Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC Certificates -- REMIC-Level Taxes" in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors -- Individuals and Pass-Through Entities" in this prospectus. The OID Regulations contain an aggregation rule (the "Aggregation Rule") under which two or more debt instruments issued in connection with the same transaction or related transactions -- determined based on all the facts and circumstances -- generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

         The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such Certificateholder's adjusted basis in the Residual Certificate as of the end of that quarter -- or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder's basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC's net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

         The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in "Federal Income Tax Consequences -- REMIC Certificates -- Treatment by the REMIC of OID, Market Discount, and Amortizable Premium," the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on trust assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC's assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         A portion of the REMIC's taxable income may be subject to special treatment. That portion ("excess inclusion income") generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Residual Certificateholders -- Limitations on Offset or Exemption of REMIC Income" and "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors" in this prospectus.

         Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due. Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify that safe harbor. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under the safe harbor unless, in addition to the requirements noted above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of (i) any consideration given to the transferee to acquire the interest,
(ii) the expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of that calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations indicate that the effective date for the safe harbor modifications could be as early as February 4, 2000.

         In Revenue Procedure 2001-12, pending finalization of the New Proposed Regulations, the IRS has expanded the safe harbor to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility under Revenue Procedure 2001-12 for the expanded safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. Revenue Procedure 2001-12 provides that, if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes. Revenue Procedure 2001-12 is effective from February 4, 2000 until further guidance. If a transfer of a noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the Trust REMIC.

         A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "Federal Income Tax
Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in Section 521 of the Code -- that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

         First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.

         Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         Third, the Code imposes an annual tax on any pass-through entity -- i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

Special Considerations for Certain Types of Investors

         Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates acquired on or after January 4, 1995. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

         Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Residual Certificateholders" in this prospectus.

         Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under
Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the Certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or
(iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

         Employee Benefit Plans. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.

         REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks,
(ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Residual Certificateholders" in this prospectus.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on mortgagor profits or property appreciation.

         Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

         Partnerships. Partners in a partnership (other than an "electing large partnership") that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an "electing large partnership'" see "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Residual
Certificates -- Ownership of Residual Certificates by Disqualified Organizations" in this prospectus.

         Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         Thrift Institutions, Banks, and Certain Other Financial Institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC's regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage assets that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC's life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder's adjusted basis in that Residual Certificate.

         Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences -- REMIC Certificates -- Disposition of Residual Certificates" in this prospectus.

Disposition of Residual Certificates

         A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized -- or the fair market value of any property -- received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences -- REMIC Certificates -- Special Considerations for Certain Types of Investors" in this prospectus.

         A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

Treatment by the REMIC of OID, Market Discount and Amortizable Premium

         OID. Generally, the REMIC's deductions for OID expense on its REMIC regular certificates will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus, without regard to the de minimis rule described therein.

         Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC's aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC's qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of OID, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC's qualified mortgages.

         Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC's initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under "Federal Income Tax Consequences -- REMIC Certificates - Amortizable Premium," a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the mortgagors on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-Level Taxes

         Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

         The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.


REMIC Qualification

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Certain Foreign Holders of REMIC Certificates

         REMIC Regular Certificates. Interest, including OID, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("foreign person certification") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including OID, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding up to 31%. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

         Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage assets underlying the mortgage certificates were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences -- REMIC Certificates --Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Regular Certificates" in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

         Under the REMIC Regulations, a transfer of a Residual Certificate that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

Backup Withholding

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the Certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the Certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. The backup withholding rate will not exceed 31%. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

         REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to
(i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the master servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. GS Mortgage Securities Corp., the master servicer or an affiliate of either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

FASIT Securities

         The FASIT provisions of the Code became effective on September 1, 1997. However, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT securityholders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the United States federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT regular interests, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of securities will indicate which securities of such series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

FASIT Qualification

         A trust will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning the composition of the FASITs assets (the "asset test") and the nature of the investors' interests in the FASIT (the "interests test") are met on a continuing basis, and (iii) the trust is not a RIC as described in Section 851(a) of the Code.

         The Interest Test. All interests in a FASIT must be designated as either regular interests or as the ownership interest. A FASIT can have only one ownership interest and it must be held directly at all times by an "eligible corporation" (i.e., a domestic "C" corporation that is subject to tax and that is not a RIC, a REIT, a REMIC, or a subchapter T cooperative).

         A FASIT regular interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity of no greater than 30 years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable federal rate published by the IRS for the month of issue plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for a FASIT regular interest are the same as those for REMIC regular interests (certain qualified floating rates and weighted average rates). See "Federal Income Tax Consequences -- REMIC Certificates -- REMIC Qualification -- Investors' Interests" in this prospectus.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi) above, but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as high-yield interest. A high-yield interest may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest. See "FASIT Security Holders -- Tax Treatment of FASIT Securityholders -- Taxation of Holders of High-Yield Interests" in this prospectus.

         One class of securities will be designated as the sole ownership interest in the FASIT. The ownership class may not be owned by any entity other than an eligible corporation. The ownership interest need not have any particular economic characteristics

Consequences of Disqualification Under FASIT

         If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the federal income tax treatment of the former FASIT and the related securities is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

         Taxation of Holders of FASIT Ownership Interests. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as a REMIC would. See "Federal Income Tax Consequence -- REMIC Certificates -- Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in this Prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual interests will also apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under section 475 of the Code by such holder, then section 475 of the Code generally will continue to apply to such security.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

Tax Consequences to Foreign Securityholders of FASIT Securities

         Interest or OID paid to or accrued by a FASIT regular interest holder who is a foreign person generally will be considered "portfolio interest" and will not be subject to United States federal income or withholding tax if the holder meets the same requirements that are applicable to foreign holders of REMIC regular interests. See "Federal Income Tax Consequence -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- REMIC Regular Certificates" in this Prospectus.

         The 30% withholding tax will apply, however, in certain situations where "contingent interest" is paid or the IRS determines that withholding is required in order to prevent tax evasion by United States persons. If the 30% withholding tax is applicable, interest payments made to FASIT regular interest holders who are foreign persons will be subject to withholding. In addition, a tax equal to 30% of the OID accrued with respect to a security since the last payment of interest thereon will be withheld from each interest payment made to a foreign person. The Code provides, for purposes of determining the amount of OID subject to the withholding tax on foreign persons, that OID shall accrue at a constant interest rate pursuant to the rules applicable to United States persons. Securityholders to whom withholding with respect to foreign persons applies will also be subject to a 30% tax on the portion of any accrued OID that has not previously been subject to withholding upon the payment by the issuer of principal on a security or upon the sale or exchange of a security.

         The 30% withholding tax imposed on a foreign person may be subject to reduction or elimination under applicable tax treaties and does not apply if the interest, OID or gain treated as ordinary income, as the case may be, is effectively connected with the conduct by such foreign person of a trade or business within the United States.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of FASIT securities by a foreign person will be exempt from United States income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Backup Withholding of FASIT Securities

         A holder of a FASIT regular interest will be subject to the same backup withholding rules as holders of REMIC regular certificates. See ""Federal Income Tax Consequence -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates" -- "Backup Withholding" in this supplement.

Tax Information Reporting of FASIT Securities

         The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the trustee will provide to securityholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

Grantor Trusts

         Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a grantor trust under Subpart E,
Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

         The types of Grantor Trust Securities offered in a series may include:

         o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO Securities"),

         o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO Securities"),

         o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("Ratio Securities"), and

         o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("Pass-Through Securities").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities ("Strip Securities") will be determined in part by
Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the trust assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the trust assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the trust assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the trust assets would qualify for such treatment.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

         The holder of a Pass-Through Security ("Pass-Through Securityholder") generally will be treated as owning a pro rata undivided interest in each of the trust assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") -- will be reduced by the lesser of:

         o        the excess of adjusted gross income over the Applicable
                  Amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from OID must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

         The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Variable Rate Certificates," " -- Market Discount" and " -- Amortizable Premium" in this prospectus.

         For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

         o        a single constant yield to maturity, and

         o        the Pricing Prepayment Assumptions.

As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator's position.

         It is anticipated that most or all of the trust assets securing your series will be subject to the OID, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, OID could arise from the payment of points or certain other origination charges by the obligor if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains trust assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account OID not previously accrued to the prior holder of such trust assets. Moreover, if trust assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for trust assets over their adjusted issue prices. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," "-- Market Discount" and "-- Amortizable Premium" in this prospectus.

Treatment of Strip Securities

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "Stripping Regulations"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

         o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

         o an aggregation approach similar to the Aggregation Rule may be applied, and

         o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "Federal Income Tax Consequences -- Grantor Trusts --
Determination of Income With Respect to Strip Securities" in this prospectus.

         The application of Section 1286 of the Code to the Strip
Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

         o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

         o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

         o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Variable Rate Certificates," " -- Interest Weighted Certificates and Non-VRDI Securities," " -- Anti-Abuse Rule," " -- Market Discount" and " -- Amortizable Premium" in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Certificates -- OID," holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium" in this prospectus.

Purchase of Complementary Classes of Strip Securities

         Strip Securities of certain classes of the same series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations of Strip Securities

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that

         o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

         o the Contingent Payment Regulations should not apply to the IO Securities, or

         o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Grantor Trusts -- Treatment of Pass-Through Securities" in this prospectus.

Sale of a Grantor Trust Security

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

Taxation of Certain Foreign Holders of Grantor Trust Securities

         Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

         o such interest is not effectively connected with a trade or business in the United States of the securityholder,

         o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

         o the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

         o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 31% backup withholding.

         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Grantor Trusts " in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

Backup Withholding of Grantor Trust Securities

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup
Withholding" in this prospectus.

Reporting and Tax Administration of Grantor Trust Securities

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See "Federal Income Tax Consequences - REMIC Certificates - Reporting and Tax Administration" in this prospectus.

Debt Securities and Partnership Trusts

         Classification of Instruments Issued by Certain Trusts or LLCs. With respect to each series of non-REMIC Debt Instruments issued by a trust or an LLC, Tax Counsel will deliver its opinion that for federal income tax purposes the Debt Instruments will be classified as debt. Each holder of a Debt Instrument, by acceptance thereof, will agree to treat the Debt Instruments as indebtedness for federal income tax purposes.

         If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

         Debt Instruments that are not REMIC or FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests except that (i) stated interest on such Debt Instruments generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular interest as ordinary income is inapplicable to such Debt Instruments. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates" and "-- Gain or Loss on Disposition."

Taxation of Owners of Owner Trust Securities

         In the case of any security offered pursuant to a Prospectus Supplement and issued by a non-REMIC, non-FASIT trust that is not a fixed investment trust (such trust or LLC an "Owner Trust," and such securities, "Owner Trust Securities"), and as to which the opinion set forth in the preceding paragraph is not rendered, tax counsel will render its opinion that (i) such security is either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or
(ii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law.

Treatment of the Owner Trust as a Partnership

         If so specified in the applicable prospectus supplement, the seller will agree, and the securityholders will agree by their purchase of Owner Trust Securities, to treat the Owner Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the seller), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the seller is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the seller or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

         Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "Federal Income Tax Consequences -- REMIC Certificates -- OID, " " -- Market Discount" and " -- Amortizable Premium" in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

Discount and Premium of Mortgage Loans

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and " -- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

         In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders of a Partnership Trust

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement,
(i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding on Partnership Securities

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                            ERISA CONSIDERATIONS

General

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

         o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

         o whether the investment satisfies the applicable diversification requirements;

         o whether the investment is in accordance with the documents and instruments governing the plan; and

         o whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA Considerations Relating to Certificates

         Plan Assets. In DOL Regulation ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

         [Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through Certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.]

         For the exemption to apply, PTCE 83-1 requires that:

         o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be our affiliate; and

         o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         [In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of Certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of Certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.]

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

Underwriter Exemption

         [The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 90-30, which was amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (the "Exemption") which is applicable to Certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool Certificates and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.]

         [General Conditions Of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

         First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans.").

         Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. each, a "rating agency".

         Fifth, the trustee generally cannot be an affiliate of any member of the "Restricted Group" which consists of any:

         o        underwriter as defined in the Exemption;

         o        us;

         o        the Master Servicer;

         o        each servicer;

         o        each insurer;

         o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

         o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Seventh, the following seasoning requirements must be met:

         o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

         o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and

         o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.]

         [Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the trust fund and its assets on or after [ ] eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.]

         [Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.]

         [Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the Prospectus Supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such Designated Transactions are:

         o not subordinated to the rights and interests evidenced by securities of the same trust fund;

         o such Certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

         o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

              (a) the outstanding principal balance due under the loan which is held by the trust fund and

              (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.]

         [Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.]

         [Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after [ ] and clarifies the requirements regarding Yield Supplement Agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

         o        is an "eligible Swap";

         o        is with an "eligible counterparty;"

         o        is purchased by a "qualified plan investor;"

         o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

         o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.]

         [An "eligible Swap" is one which:

         o        is denominated in U.S. dollars;

         o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

         o        has a notional amount that does not exceed either:

              (a) the principal balance of the class of Certificates to which the Swap relates, or

              (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

         o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

         o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

         o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid.]

         [An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.]

         [A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

         o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

         o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

         o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.]

         [In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:

         o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

         o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).]

         [In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.]

         ["Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

         o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

         o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

         o terminate the Swap Agreement in accordance with its terms.]

         [An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

         o        it is denominated in U.S. dollars;

         o        it pays an Allowable Interest Rate;

         o        it is not Leveraged;

         o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

         o it is entered into between the trust fund and an eligible counterparty; and

o        it has an Allowable Notional Amount.]

         [Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after [ ] provided that the following conditions are met.

         First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

         Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         Fifth, either:

         o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

         o an independent accountant retained by us must provide us with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and:

         o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments").

         Eighth, certain disclosure requirements must be met.]

         [Revolving Pool Features. The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."]

         [Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that:

         o        the Plan is not an Excluded Plan,

         o each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class,

         o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity; and

         o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.]

ERISA Considerations Relating to Notes

         [Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.]

         [The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as Certificates, provided a legal opinion is received to the effect that the Noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest which occurs on or after [ ], the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "---Limitations on Scope of the Exemption."]

         [In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.]

         [EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.]

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         [With respect to those classes of exchangeable securities which were eligible for exemptive relief under PTE 90-30 when purchased, PTE 90-30 would also cover the acquisition or disposition of such exchangeable securities when the Securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under PTE 90-30 and were issued as a Callable Class, the exercise of the Call would be covered under PTE 90-30. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under PTE 90-30 when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.]

         A governmental plan as defined in Section (32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         [FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.]

                              LEGAL INVESTMENT

         Secondary Mortgage Market Enhancement Act of 1984. The Prospectus Supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitation as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security").

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                           METHOD OF DISTRIBUTION

         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such Prospectus Supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation that we pay.

         Alternatively, the related Prospectus Supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related Prospectus Supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Goldman, Sachs & Co. may use this Prospectus and the related Prospectus Supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                               LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                           FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related Prospectus Supplement.

Ratings

         It is a condition to the issuance of the securities of each series offered by this Prospectus and by the related Prospectus Supplement that the nationally recognized statistical rating agency or agencies specified in the Prospectus Supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                    WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This Prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this Prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. The SEC maintains an Internet Web site that contains reports, proxy and information statements and other that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and Certificates referred to in this Prospectus and any supplement. This Prospectus and any supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.




                                  GLOSSARY

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act...................................................88
Acceptable Investments.....................................................138
Accounts....................................................................27
accrual period..............................................................95
accrual securities..........................................................29
Accrued Certificate Interest................................................25
additional loans...........................................................137
agency securities............................................................7
Agreement....................................................................7
Allocable Share.............................................................32
Allocated Realized Loss Amount..............................................36
Allowable Interest Rate....................................................135
Allowable Notional Amount..................................................135
AMT.........................................................................92
Amendment..................................................................133
Annual Interest Amount......................................................38
applicable amount..........................................................107
Applicable Amount...........................................................92
Assignment Program..........................................................48
Assumed Final Distribution Date.............................................40
Available Funds.........................................................22, 29
Available Interest Rate.....................................................36
Available Payment Amount....................................................36
average interest rate......................................................138
balloon payments.............................................................8
Bankruptcy Loss.........................................................34, 36
Basis Risk Shortfall........................................................92
Business Day................................................................22
buydown funds...............................................................92
Call Class..................................................................28
Callable Class..............................................................28
capitalized interest accounts...............................................22 cash flow investments.......................................................92
CERCLA......................................................................88
certificate account.........................................................56
Certificate Account Advance.................................................62
Class A Principal Payment Amount............................................36
Class Factor................................................................42
Class M-1 Principal Payment Amount..........................................37
Class M-2 Principal Payment Amount..........................................37
Class M-3 Principal Payment Amount..........................................38
Class PO Cash Shortfall.....................................................25
Class PO Deferred Amount....................................................34
Class PO Deferred Payment Writedown Amount..................................26
Class PO Principal Distribution Amount......................................31
Class Prepayment Distribution Trigger.......................................33
Clearstream.............................................................33, 34
Clearstream Participants................................................33, 34
Closing Date..............................................................2, 5
Code....................................................................64, 21
Combinations................................................................37
Compensating Interest.......................................................38
Compensating Interest Payments..............................................55
Cooperative.................................................................34
Cooperative loans............................................................6
Credit Enhancement Percentage...............................................38
Crime Control Act...........................................................90
cross-over date.............................................................24
current principal amount................................................25, 30 cut-off date.................................................................2
Cut-Off Date.................................................................5
Debt Instruments............................................................93
Debt Securities.............................................................91
Debt Service Reduction..................................................34, 39
defaulted mortgage loan.....................................................55
Deficient Valuation.....................................................34, 38
Depository..................................................................33
Designated Transactions....................................................134
Determination Date..........................................................33
discount mortgage loan......................................................27
DOL Pre-Funding Period.....................................................137
DTC.........................................................................33
Due Date................................................................15, 14
due period..................................................................29
eligible corporations......................................................111
eligible counterparty......................................................135
eligible Swap..............................................................135
eligible yield supplement agreement........................................137
ERISA...................................................................64, 57
ES Class....................................................................37
ES Pool....................................................................127
Euroclear...................................................................33
Euroclear Operator..........................................................34
Euroclear Participants......................................................34
Events of Default...........................................................60
Exchangeable Securities Trust Fund..........................................37
Exchanged ES Class.........................................................128
Excluded Plan..............................................................139
Exemption..............................................................65, 132
EYS Agreement..............................................................137
FASIT.......................................................................90
FASIT Owner................................................................114
FASIT ownership certificate................................................110
FASIT regular securities...................................................110
FASIT securities...........................................................110
FHA.........................................................................47
FHA Debenture Rate..........................................................49
Final Withholding Regulations..............................................108
Financial Intermediary......................................................33
Floating Rate Class.........................................................38
FTC.........................................................................84
Garn-St. Germain Act........................................................85
global notes................................................................33
GNMA I Certificate..........................................................13
GNMA II Certificate.........................................................13
Grantor Trust Securities....................................................91
High Cost Loans.............................................................76
High-Yield Interests..................................................110, 111
Housing Act.................................................................12
HUD.........................................................................47
Indenture Trustee........................................................5, 51
Insurance Proceeds......................................................33, 59
Interest Accrual Period.....................................................39
Interest Carry Forward Amount...............................................39
Interest Payment Amount.....................................................39
interest shortfall..........................................................26
Interest Weighted Certificate...............................................96
Inverse Floating Rate Class.................................................38
Investor-Based Exemptions..................................................140
IRS.........................................................................91
issuer......................................................................29
Issuer....................................................................2, 5
lenders......................................................................7
Liquidated Mortgage Loan................................................33, 34
Liquidation Expenses........................................................59
Liquidation Proceeds....................................................34, 59
loans......................................................................132
Loan-to-Value Ratio.........................................................10
Loss Allocation Limitation..................................................35
Lower Tier REMIC...........................................................103
Luxembourg Paying and Transfer Agent........................................34
manufactured homes..........................................................12
manufactured housing contracts...............................................7 master servicer......................................................2, 19, 19
Master Servicer..............................................................5
master servicing fee........................................................55
material defect.............................................................48
MONTHLY ADVANCES............................................................10
Monthly Payment.............................................................33
Mortgage....................................................................56
mortgage file...............................................................48
mortgage loan...............................................................14
mortgage loans...............................................................7
mortgage pool...........................................................14, 12
mortgagor...................................................................26
multifamily loans............................................................6
Multiple Rate VRDI Certificate..............................................97
multiple variable rate REMIC regular security...............................98
National Housing Act........................................................47
net interest shortfalls.................................................27, 55
Net Liquidation Proceeds....................................................34
Net Monthly Excess Cashflow.................................................39
Net Rate................................................................15, 13
non-discount mortgage loan..................................................27
Non-Electing securities....................................................116
Non-PO Percentage...........................................................27
Non-PO realized losses......................................................35
Non-SMMEA Certificates......................................................65
Note Accrual Rate...........................................................39
Note Balance................................................................39
Note Interest Rate..........................................................40
Notes.......................................................................29
objective rate..............................................................97
Offered Certificates.........................................................2
Offered Notes................................................................5
Offering Documents.........................................................138
OID.........................................................................90
OID Regulations.............................................................94
Original Subordinate Principal Balance......................................30
Other Certificates.......................................................3, 21
outstanding principal balance...............................................49
Overcollateralization Increase Amount.......................................41
Overcollateralization Reduction Amount......................................41
Overcollateralized Amount...................................................41
Owner Trust Agreement.......................................................50
Owner Trust Securities......................................................91
Owner Trustee...............................................................51
Percentage Interests........................................................69
Permitted Investments...................................................52, 53
Plan...................................................................58, 130
Plan Asset Regulations.............................................65, 58, 130
Plan Investors..............................................................58
Plan(s).....................................................................65
PMBS pooling and servicing agreement........................................18
PMBS servicer...............................................................19
PMBS trustee................................................................19
PO Percentage...............................................................27
pre-funding accounts........................................................21
Pre-Funding Limit..........................................................137
Prepayment Assumptions......................................................93
Prepayable Obligations......................................................93
Prepayment Assumption.......................................................94
Prepayment Interest Shortfall...............................................41
Prepayment Period...........................................................31
Presumed Single Qualified Floating Rate.....................................97
Presumed Single Variable Rate...............................................98
primary insurance policy.....................................................8 primary insurer.............................................................65
Principal Payment Amount....................................................41
Principal Prepayment........................................................33
Principal Prepayments.......................................................30
Protected Account.......................................................56, 58
PTCE 83-1..................................................................130
PTCE 84-14.................................................................136
PTCE 95-60.................................................................134
PTCE 96-23.................................................................136
PTE.........................................................................65
PTE 2000-58................................................................132
PTE 97-34..................................................................132
QPAM.......................................................................136
QSI.........................................................................94
qualified floating rate.....................................................97 qualified inverse floating rate.............................................98 qualified plan investor....................................................136
qualifying assets...........................................................92
Rating Agencies.............................................................12
rating agency..............................................................132
RCRA........................................................................88
realized loss...............................................................34
Realized Loss...............................................................42
Received ES Class..........................................................128
Refinance Loan..............................................................10
regular certificates........................................................63
REIT........................................................................90
REMIC.......................................................................29
REMIC qualified floating rate...............................................93
REMIC Pool..................................................................91
REMIC regular certificates..................................................63
REMIC regular securities....................................................91
REMIC Regulations...........................................................92
REMIC residual certificate..................................................63
REMIC residual securities...................................................91
REO properties..........................................................19, 19
REO Property................................................................33
repurchase price............................................................49
Repurchase Proceeds.........................................................33
Required Overcollateralized Amount..........................................42
residual certificate........................................................63
Restricted Group...........................................................132
Retained Interest...........................................................27
RICO........................................................................89
Rules...................................................................32, 33
Scheduled Principal Balance.........................................15, 14, 42
Securities Account..........................................................60
seller.......................................................................2
Seller.......................................................................5
Senior P&I Optimal Principal Amount.........................................28
Senior Percentage...........................................................28
Senior Prepayment Percentage................................................29
Senior Prepayment Percentage Stepdown Limitation............................29
servicing account...........................................................52
single family loans..........................................................6
Single Rate VRDI Certificate................................................96
single variable rate REMIC regular security.................................98
SMMEA......................................................................141
SPA.........................................................................40
Stepdown Date...............................................................42
Strip......................................................................127
stripped bond rules........................................................117
Subordinate Certificate Writedown Amount....................................26
Subordinate Optimal Principal Amount........................................32
Subordinate Percentage......................................................31
Subordinate Prepayment Percentage...........................................31
Superpremium Certificates...................................................96
Swap.......................................................................135
Swap Agreement.............................................................135
Tax Counsel.................................................................90
Tax Administrator...........................................................92
taxable mortgage pool......................................................104
Terms and Conditions........................................................34
Tiered FASITs..............................................................112
Tiered REMICs...............................................................93
Trigger Event...............................................................42
trust.....................................................................2, 5
Trustee......................................................................2
Trustee's Fee...........................................................15, 13
U.S. Depositaries...........................................................33
U.S. Government Securities..................................................20
U.S. Person.................................................................66
UCC.........................................................................76
United States Housing Act...................................................47
United States person...................................................66, 120
VA..........................................................................50
VA Entitlement Percentage...................................................51
VRDI........................................................................96
Variable Rate Debt Instrument...............................................96
Variable Rate Non-Electing securities......................................118 variable rate REMIC regular security........................................97
WAM.........................................................................94
weighted average life.......................................................40
Weighted Average Certificates...............................................97
Yield Supplement Agreement..................................................92





                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

             SEC Registration Fee..........................        $250
             Printing and Engraving Expenses...............   [            ]*
             Trustee Fees and Expenses.....................   [            ]*
             Legal Fees and Expenses.......................   [            ]*
             Blue Sky Fees and Expenses....................   [            ]*
             Accounting Fees and Expenses..................   [            ]*
             Rating Agency Fees............................   [            ]*
             Miscellaneous Fees and Expenses...............   [            ]*
                      Total Expenses.......................  $[            ]*
                                                            ==================

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be equal to $[ ] of Securities registered hereby.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 7 of the form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

         The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Pooling and Servicing Agreements, Trust Agreements and Indentures may provide that no director, officer, employee or agent or the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. Such agreements may provide further that, with the exemptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related Securities, other than such expenses relating to particular mortgage loans.


ITEM 16.  EXHIBITS

Exhibit Number    Exhibit

1.1               Form of Underwriting Agreement.*
3.1               Certificate of Incorporation of Registrant.
3.2               By-laws of Registrant.
4.1               Form of Pooling and Servicing Agreement.*
4.2               Form of Certificate (included as part of Exhibit 4.1).*
4.3               Form of Indenture.*
4.4               Form of Note (included as part of Exhibit 4.3).*
4.5               Form of Trust Agreement.*
4.6               Form of Trust Certificate (included as part of Exhibit 4.5).*
5.1               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
                  respect to legality.*
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters (contained in
                  Exhibit 5.1).*
10.1              Form of Master Servicing Agreement.*
23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).*
24.1              Power of Attorney (included as part of signature page).*
25.1              Statement of Eligibility and Qualification of Indenture
                  Trustee (Form T-1).*
 --------------
* - To be filed by amendment

 ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes that:

                  1. For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  4. For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, hat is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  5. To provide to the Underwriters at the closing specified in the Underwriting Agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                  6 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any Prospectus required by
                           Section 10(a) (3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  7. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  8. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GS Mortgage Securities Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on August 31, 2001.

                                  GS MORTGAGE SECURITIES CORP.

                                  By: /s/ Marvin J. Kabatznick
                                     -----------------------------------------
                                     Name:  Marvin J. Kabatznick
                                     Title: Director and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                                       Date


 /s/ Marvin J. Kabatznick           *       Director and                                August 31, 2001
------------------------------------
Marvin J. Kabatznick                        Chief Executive Officer


 /s/ Jeffrey F. Fastov              *       Director, Vice President and                August 31, 2001
------------------------------------
Jeffrey F. Fastov                           Principal Financial Officer


/s/ Dan H. Jester                   *       Director, Treasurer and                     August 31, 2001
------------------------------------
Dan H. Jester                               Principal Accounting Officer


/s/ Gary D. Cohn                    *       Director                                    August 31, 2001
------------------------------------
Gary D. Cohn




  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2001.

                                        REGISTRATION STATEMENT NO.  333-[     ]

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  EXHIBITS
                                     TO
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                 -----------------------------------------

                        GS MORTGAGE SECURITIES CORP.
                                (Depositor)
           (Exact name of registrant as specified in its charter)

        Delaware                                  13-6357101
(State of incorporation)                       (I.R.S. employer
                                               identification number)

                              85 BROAD STREET
                          NEW YORK, NEW YORK 10004
                               (212) 902-1000
                (Address, including zip code, and telephone
           number, including area code of registrant's principal
                             executive offices)

                 -----------------------------------------

                             JAY STRAUSS, ESQ.
                        GS MORTGAGE SECURITIES CORP.
                              85 BROAD STREET
                          NEW YORK, NEW YORK 10004
                               (212) 902-1000
   (Name, address, including zip code, and telephone number, of agent for service of process)

                                 Copies to:
                           RICHARD KADLICK, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             Four Times Square
                             New York, NY 10036
                 -----------------------------------------




                             INDEX TO EXHIBITS

Exhibit Number    Exhibit

1.1               Form of Underwriting Agreement.*
3.1               Certificate of Incorporation of Registrant.
3.2               By-laws of Registrant.
4.1               Form of Pooling and Servicing Agreement.*
4.2               Form of Certificate (included as part of Exhibit 4.1).*
4.3               Form of Indenture.*
4.4               Form of Note (included as part of Exhibit 4.3).*
4.5               Form of Trust Agreement.*
4.6               Form of Trust Certificate (included as part of Exhibit 4.5).*
5.1               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
                  respect to legality.*
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters (contained in
                  Exhibit 5.1).*
10.1              Form of Master Servicing Agreement.*
23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).*
24.1              Power of Attorney (included as part of signature page).*
25.1              Statement of Eligibility and Qualification of Indenture
                  Trustee (Form T-1).*
--------------
* - To be filed by amendment